DEVELOPMENT AND EXPLORATION AGREEMENT

Lothian Oil Inc. ("Lothian"), whose address is 500 Fifth Avenue, Suite 2600, New York, NY 10110, and **UHC New Mexico Corporation, UHC Petroleum Corporation** and **UHC Petroleum Services Corporation,** and ratified by **United Heritage Corporation** (collectively referred to in this Agreement as "**UHCP**"), whose address is 2 North Caddo, P.O. Box 1956, Cleburne, TX 76033, have entered into a definitive agreement providing for Lothian to acquire shares of the common stock of United Heritage Corporation (the "Share Transaction"). The stock purchase agreement provides that it is contingent on Lothian and UHCP entering into a Development and Exploration Agreement (this "Agreement") concerning the ownership, exploration, and development of UHCP's Oil and Gas Leases in the Cato San Andres Unit, Chavez County, New Mexico; the Tom Tom Field, Chavez County, New Mexico; the Tomahawk Field, Roosevelt County, New Mexico (collectively referred to as the "New Mexico Properties"); and the Wardlaw Field, Edwards County, Texas (the "Wardlaw Property").

For valuable consideration, the receipt and sufficiency of which is acknowledged, and the mutual benefits to be derived by Lothian and UHCP, Lothian and UHCP enter into this Agreement and agree as follows:

1. Lothian and UHCP will enter into a secured loan agreement, to be dated October 7, 2005, providing for loan advances, by Lothian to UHCP, of up to $4,000,000 for the development of the Leases in the Cato San Andres Unit. The term of the loan shall be for ten years from the date on which this Agreement is executed by the Parties hereto. Loan advances shall be used by or on behalf of UHCP to pay for one hundred percent (100%) of the capital cost of drilling and equipping new wells and establishing and improving production from existing wells in the Cato San Andres Unit. Advances under the loan shall be repayable, monthly, from 70% of UHCP's share of the oil and gas proceeds from the Cato San Andres Unit, with interest payable monthly at Citibank's prime lending rate of interest plus 1%. The loan by Lothian to UHCP shall be evidenced by a credit agreement providing for UHCP to execute a promissory note to Lothian, secured by a deed of trust and mortgage on 70% of UHCP's interests in the leases it owns in the Cato San Andres Unit. As part consideration for granting this loan, UHCP shall deliver to Lothian an assignment of 70% of UHCP's interest in the New Mexico Properties comprising the Cato San Andres Unit, which assignment shall become effective when the full amount of the loan, together with all accrued interest, has been repaid and paid in full to Lothian, as provided for in the Credit Agreement. The deed of trust and mortgage granted by UHCP shall be subordinate only to the obligation of UHCP to repay an existing loan to it from ALMAC Financial Corporation, and upon that loan being repaid, or on closing of the Share Transaction from escrow, the deed of trust and mortgage granted to Lothian shall be and become a first lien on all of UHCP's interests in the Properties it covers.

   In the event UHCP shall receive a bona fide offer to purchase its interest in the New Mexico Properties prior to the assignment to Lothian becoming effective, and UHCP elects to accept the offer, Lothian is granted and shall have the right of first refusal to purchase the New Mexico Properties on the same terms and conditions provided for in

that offer. Upon UHCP accepting the offer (either from a third party, or Lothian electing to exercise its right of first refusal), the assignment to Lothian of the 70% interest shall become immediately effective, and the outstanding balance on the loan from Lothian to UHCP shall be deemed paid in full. If the full amount of the loan has not been expended by or on behalf of UHCP for the purposes stated above, Lothian shall remain obligated to expend that amount for the original purposes of the loan, as stated above.

2. Coincidental with this Development and Exploration Agreement, Lothian and UHCP will enter into an Operating Agreement (the "OA"), naming Lothian as Operator, the form of which is attached as Exhibit "A" to this Agreement, governing the operations of all of the Leases and interests in properties included in the New Mexico Properties comprising the Cato San Andres Unit. Any conflicts between the terms of the OA and this Agreement shall be governed by the terms of this Agreement. Operator and UHCP shall agree on a budget setting out the amounts to be expended by Operator during the first ninety (90) days of operations by Operator, before any operations shall be conducted by Operator.

3. With respect to the remaining New Mexico Properties that are not in the Cato San Andres Unit, Lothian is granted the right of first refusal to fund the development of those Properties in the same manner as provided for in this Agreement. The operation of wells on those properties shall be governed by the terms of the OA, and it shall be supplemented and amended to include those Properties.

4. With respect to the Wardlaw Property, UHCP and Lothian shall enter into an agreement (in the form of a farmout agreement, term assignment, or other form of agreement agreed on by the parties) in which Lothian will agree to spend up to $ 2,500,000 to explore and develop UHCP's leasehold interests in the Wardlaw Properties. This agreement shall provide for: Lothian to be designated as the Operator of wells drilled under the terms of the agreement to be entered into by Lothian and UHCP; Lothian to pay 100% of all capital costs in this exploration and development; UHCP shall assign Lothian a 70% Working Interest in the wells drilled and an agreed on amount of acreage for each well; and UHCP will retain a 30% working interest in each well drilled, and pay 30% of the operating cost and expenses for each well, after its completion.

5. While the OA to be entered into by the parties provides for Lothian to be the designated Operator of the New Mexico Properties, UHCP agrees to continue to serve as nominal operator for purposes of reporting to all state and federal agencies concerning the leases that are subject to this Agreement. At such time as Lothian elects to be the nominal operator and assumes all reporting obligations, UHCP agrees to execute such forms and documents as may be necessary to allow Lothian to be recognized as the Operator of the properties.

6. UHCP grants to Lothian the preferential right of first refusal to acquire an interest in, on terms agreed on by the parties, or to enter into agreements for the development and exploration of any oil and gas properties and/or leases UHCP may acquire or own an interest in between the date of this Agreement and January 1, 2010.

7. If the Share Transaction providing for Lothian to acquire shares of common stock of United Heritage Corporation is not completed and finally close in the manner and within the time period provided for the definitive agreement referenced in the first paragraph of this Agreement, this Development and Exploration Agreement shall terminate and all obligations and rights of Lothian and UHCP shall terminate and cease. At that time, UHCP shall pay to Lothian, an amount equal to all advances made and sums due on the Term Note provided for in the Credit Agreement, and when those sums are paid, Lothian will release the deed of trust and mortgage on the leases in the Cato San Andres Unit.

8. This Agreement contains all agreements and understandings of the parties with respect to its terms, and supersedes all prior understandings, agreements, both written and oral, which may have been discussed and previously agreed on. This Agreement may only be amended in writing by Lothian and UHCP, if both parties agree to the terms of the amendment.

"Lothian"

Lothian Oil Inc.

By: [signature]

Name Printed: KENNETH LEVY

Its: CEO

Date: October 7, 2005

"UHCP"

UHC New Mexico Corporation

By: [signature]

Name Printed: Walter G. Mize

Its: President

Date: October 7, 2005

UHC Petroleum Corporation

By: [signature]

Name Printed: Walter G. Mize

Its: President

Date: October 7, 2005

United Heritage Corporation

By: [signature]

Name Printed: Walter G. Mize

Date: October 7, 2005

Its: President

UHC Petroleum Services Corporation

By: Walter G. Mize

Name Printed: Walter G. Mize

Its: President

Date: October 7, 2005

"Exhibit A"

OPERATING AGREEMENT

DATED

October 7, 2005

OPERATOR **LOTHIAN OIL INC.**

CONTRACT AREA **Leases and Lands in the Cato San Andres Unit, Tom Tom and Tomahawk Fields, in Chavez and Roosevelt Counties, New Mexico, and Edwards County, Texas.**

This Operating Agreement is entered into by Lothian Oil, Inc. and the Non-operators to govern the continuing operations of the properties in Chavez and Roosevelt Counties, New Mexico. A description of the lands and leases comprising the properties are deemed a part of this Agreement. It is entered into by Lothian Oil, Inc. and the named Non-operators pursuant to the terms and conditions of a Development and Exploration Agreement between those parties, which provides for Lothian to make certain capital expenditures for the development of the Cato San Andres Unit in Chaves County, New Mexico.

The parties to this Operating Agreement recognize it is on a form that contains terms accepted in the industry, applicable to oil and gas properties on which wells will be drilled and produced. Any conflicts between the terms of this Agreement and the terms of the Development and Exploration Agreement between the parties shall be controlled by the terms of the Development and Exploration Agreement.

OPERATING AGREEMENT

THIS AGREEMENT, entered into by **Lothian Oil Inc.**, designated and referred to as "Operator," and the signatory party to this Agreement, other than Operator, sometimes referred to individually as "Non-Operator." This Operating Agreement is entered into by Lothian Oil, Inc. and the Non-Operators to govern the continuing operations of the properties in Edwards County, Texas, and Chavez and Roosevelt Counties, New Mexico, identified in Exhibit "A" to the Development and Exploration Agreement the parties have entered into. The description of the lands and leases comprising the properties are deemed a part of this Agreement. It is entered into by Lothian Oil, Inc. and the named Non-Operators pursuant to the terms and conditions of a Development and Exploration Agreement between those parties, which provides for Lothian to make certain capital expenditures for the development of the Cato San Andres Unit in Chaves County, New Mexico.

The parties to this Operating Agreement recognize it is on a form that contains terms accepted in the industry, applicable to oil and gas properties on which wells will be drilled and produced. Any conflicts between the terms of this Agreement and the terms of the Development and Exploration Agreement between the parties shall be controlled by the terms of the Development and Exploration Agreement.

The parties to this Agreement are owners of oil and gas leases and/or oil and gas interests in the land identified in Exhibit "A," and have reached an agreement to explore and develop these leases and/or oil and gas interests for the production of oil and gas to the extent and as provided for in this Agreement.

ARTICLE I.
DEFINITIONS

As used in this Agreement, the following words and terms shall have the following meanings:

A. The term "Contract Area" shall mean all of the lands, oil and gas leasehold interests and oil and gas interests intended to be developed and operated for oil and gas purposes under this Agreement. These lands, oil and gas leasehold interests, and oil and gas interests are described in Exhibit "A."

B. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this Agreement.

C. The term "Drilling Unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a Drilling Unit is not fixed by any rule or

order, a Drilling Unit shall be the Drilling Unit as established by the pattern of drilling in the Contract Area or as fixed by express agreement of the Drilling Parties.

D. The term "Drillsite" shall mean the Oil and Gas Lease or interest on which a proposed well is to be located.

E. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

F. The term "Oil and Gas" shall mean oil, gas, casinghead gas, gas condensate, and all other liquid or gaseous hydrocarbons and other marketable substances produced with them, unless an intent to limit the inclusiveness of this term is specifically stated.

G. The term "Oil and Gas Interests" shall mean unleased fee and mineral interests in tracts of land lying within the Contract Area which are owned by parties to this Agreement.

H. The terms "Oil and Gas Lease," "Lease," and "Leasehold" shall mean the oil and gas leases covering tracts of land lying within the Contract Area which are owned by the parties to this Agreement.

Unless the context otherwise clearly indicates, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

ARTICLE II.
EXHIBITS

The following Exhibits, as indicated below are attached to this Agreement, and are incorporated in and made a part of it:

☒ **A. Exhibit "A," shall include the following information:**

(1) Identification of lands subject to this Agreement;

(2) Restrictions, if any, as to depths, formations, or substances;

(3) Percentages or fractional interests of parties to this Agreement;

(4) Oil and Gas Leases and/or Oil and Gas Interests subject to this Agreement; and,

(5) Addresses of parties for notice purposes.

☒ **C. Exhibit "C," Accounting Procedure.**

☒ **D. Exhibit "D," Insurance.**

If any provision of any Exhibit, is inconsistent with any provision contained in the body of this Agreement, the provisions in the body of this Agreement shall prevail.

ARTICLE III.
INTERESTS OF PARTIES

A. Interests of Parties in Costs and Production:

Unless changed by other provisions, all costs and liabilities incurred in operations under this Agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned by the parties as their interests are set our in Exhibit "A." In the same manner, the parties shall also own all production of oil and gas from the Contract Area subject to the payment of royalties to the extent of the royalty, provided for in each Lease, which shall be borne as provided below.

Regardless of which party has contributed the Lease(s) and/or Oil and Gas Interest(s) on which royalty is due and payable, each party entitled to receive a share of production of Oil and Gas from the Contract Area shall bear and shall pay or deliver, or cause to be paid or delivered, to the extent of its interest in production, the royalty amount stipulated above and shall hold the other parties free from any liability for it. No party shall ever be responsible, however, on a price basis higher than the price received by the party, to any other party's lessor or royalty owner, and if any such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected Lease shall bear the additional royalty burden attributable to the higher price.

B. Excess Royalties, Overriding Royalties and Other Payments:

Unless changed by other provisions, if the interest of any party in any Lease covered by this Agreements subject to any royalty, overriding royalty, production payment or other burden on production in excess of the amount stipulated in Article III.B., the party so burdened shall assume and alone bear all the excess obligations and shall indemnify and hold the other parties harmless from any and all claims and demands for payment asserted by owners of the excess burden.

C. Subsequently Created Interests:

If any party should later create an overriding royalty, production payment or other burden payable out of production attributable to its working interest, or if such a burden existed prior to this Agreement and is not set forth in Exhibit "A," or was not disclosed in writing to all other parties prior to the execution of this Agreement by all parties, or is not a jointly acknowledged and accepted obligation of all parties (any such interest being referred to as "subsequently created interest" irrespective of the timing of its creation, and the party out of whose working interest the subsequently created interest is derived being referred to as "burdened party"), and:

1. If the burdened party is required under this Agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable to it, the other party, or parties, shall receive the assignment and/or production free and clear of the subsequently created interest and the burdened party shall indemnify and save the other party, or parties, harmless from any and all claims and demands for payment asserted by owners of the subsequently created interest; and,

2. If the burdened party fails to pay, when due, its share of expenses chargeable under this Agreement, all provisions of Article VII.B. shall be enforceable against the subsequently created interest in the same manner as they are enforceable against the working interest of the burdened party.

ARTICLE IV.
TITLES

A. Title Examination:

Title examination shall be made on the Drillsite of any proposed well prior to commencement of drilling operations or, if the Drilling Parties so request, title examination shall be made on the leases and/or oil and gas interests included, or planned to be included, in the Drilling Unit around a well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable leases. At the time a well is proposed, each party contributing leases and/or oil and gas interests to the Drillsite, or to be included in the Drilling Unit, shall furnish Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each party. The cost incurred by Operator in this title program shall be borne as follows:

☒ **<u>Option No. 1</u>:** Costs incurred by Operator in procuring abstracts and title examination (including preliminary, supplemental, shut-in gas royalty opinions and division order title opinions) shall be a part of the administrative overhead as provided in Exhibit "C," and shall not be a direct charge, whether performed by Operator's staff attorneys or by outside attorneys.

Each party shall be responsible for securing curative matter and pooling amendments or agreements required in connection with Leases or Oil and Gas Interests contributed by the party. Operator shall be responsible for the preparation and recording of pooling designations or declarations as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders. This shall not prevent any party from appearing on its own behalf at any hearing.

No well shall be drilled on the Contract Area until after (1) the title to the Drillsite or Drilling Unit has been examined as provided above, and (2) the title has been approved by the examining attorney or title has been accepted by all of the parties who are to participate in the drilling of the well.

B. Loss of Title:

1. Failure of Title: Should any Oil and Gas Interest or Lease, or interest in a Lease, be lost through failure of title, which loss results in a reduction of interest from that shown on Exhibit "A," the party contributing the affected Lease or interest shall have ninety (90) days from final determination of title failure to acquire a new Lease or other instrument curing the entirety of the title failure, which acquisition will not be subject to Article VIII.B., and failing to do so, this Agreement, nevertheless, shall continue in force as to all remaining Oil and Gas Leases and interests; and,

(a) The party whose Oil and Gas Lease or interest is affected by the title failure shall alone bear the entire loss and it shall not be entitled to recover from Operator or other parties any development or operating costs which it may have previously paid or incurred, but there shall be no additional liability on its part to the other parties by reason of the title failure;

(b) There shall be no retroactive adjustment of expenses incurred or revenues received from the operation of the interest which has been lost, but the interests of the parties shall be revised on an acreage basis, as of the time it is finally determined that title failure has occurred, so that the interest of the party whose Lease or Interest is affected by the title failure will then be reduced in the Contract Area by the amount of the interest lost;

(c) If the proportionate interest of the other parties in any producing well drilled on the Contract Area is increased by reason of the title failure, the party whose title has failed shall receive the proceeds attributable to the increase in that interest (less costs and burdens attributable to it) until it has been reimbursed for unrecovered costs paid by it in connection with the well;

(d) Should any person not a party to this Agreement, who is determined to be the owner of any interest in the title which has failed, pay in any manner any part of the cost of operation, development, or equipment, that amount shall be paid to the party or parties who bore the costs which are refunded;

(e) Any liability to account to a third party for prior production of Oil and Gas which arises by reason of title failure shall be borne by the party or parties whose title failed in the same proportions in which they shared in the prior production; and,

(f) No charge shall be made to the joint account for legal expenses, fees, or salaries in connection with the defense of the interest claimed by any party, it being the intention of the parties that each shall defend title to its interest and bear all expenses in connection with its interest.

2. **Loss by Non-Payment or Erroneous Payment of Amount Due:** If, through mistake or oversight, any rental, shut-in well payment, minimum royalty, or royalty payment is not paid, or is erroneously paid, and as a result a Lease or interest terminates, there shall be no monetary liability against the party who failed to make the payment. Unless the party who failed to make the required payment secures a new lease covering the same interest within ninety (90) days from the discovery of the failure to make proper payment, which acquisition will not be subject to Article VIII.B., the interests of the parties shall be revised on an acreage basis, effective as of the date of termination of the Lease involved, and the party who failed to make proper payment will no longer be credited with an interest in the Contract Area on account of ownership of the Lease or interest which has terminated. In the event the party who failed to make the required payment shall not have been fully reimbursed, at the time of the loss, from the proceeds of the sale of Oil and Gas attributable to the lost interest, calculated on an acreage basis, for the development and operating costs that were paid on account of the interest, it shall be reimbursed for unrecovered actual costs that were paid by it (but not for its share of the cost of any dry hole previously drilled or wells previously abandoned) from so much of the following as is necessary to effect reimbursement:

(a) Proceeds of Oil and Gas, less operating expenses, that accrued to the credit of the lost interest, on an acreage basis, up to the amount of unrecovered costs;

(b) Proceeds, less operating expenses, accruing attributable to the lost interest on an acreage basis, of that portion of Oil and Gas later produced and marketed (excluding production from any wells later drilled) which, in the absence of the Lease termination, would be attributable to the lost interest on an acreage basis, up to the amount of unrecovered costs, the proceeds of that portion of the Oil and Gas to be contributed by the other parties in proportion to their respective interests; and,

(c) Any monies, up to the amount of unrecovered costs, that may be paid by any party who is, or becomes, the owner of the interest lost, for the privilege of participating in the Contract Area or becoming a party to this Agreement.

3. **Other Losses:** All losses incurred, other than those set forth in Articles IV.B.1. and IV.B.2. above, shall be joint losses and shall be borne by all parties in proportion to their interests. There shall be no readjustment of interests in the remaining portion of the Contract Area.

ARTICLE V.
OPERATOR

A. Designation and Responsibilities of Operator:

Lothian Oil Inc. shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this Agreement. It shall conduct all operations in a good and workmanlike

manner, but it shall have no liability as Operator to the other parties for losses sustained or liabilities incurred, except as may result from gross negligence or willful misconduct.

B. Resignation or Removal of Operator and Selection of Successor:

1. **Resignation or Removal of Operator:** Operator may resign at any time by giving written notice to Non-Operators. If Operator terminates its legal existence, no longer owns an interest in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed if it fails or refuses to carry out its duties under this Agreement, or becomes insolvent, bankrupt, or is placed in receivership, by the affirmative vote of two (2) or more Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator. The resignation or removal shall not become effective until 7:00 a.m. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after the effective date of resignation or removal, shall be bound by the terms of this Agreement as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent, or successor corporation shall not be the basis for removal of Operator.

2. **Selection of Successor Operator:** On the resignation or removal of Operator, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time the successor Operator is selected. The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on the ownership as shown on Exhibit "A"; provided, however, if an Operator which has been removed fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed.

C. Employees:

The number of employees used by Operator in conducting operations, their selection, and the hours of labor and the compensation for services performed shall be determined by Operator, and all employees shall be the employees of Operator.

D. Drilling Contracts:

All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges shall not exceed the prevailing rates in the area and the rate of charges shall be agreed on by the parties in writing before drilling operations are commenced, and the work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature.

ARTICLE VI.
DRILLING AND DEVELOPMENT

A. Initial Operations:

The Initial Operations conducted shall be those provided for in the Development and Exploration Agreement.

B. Subsequent Operations:

1. Proposed Operations: Should any party desire to drill any well on the Contract Area other than the well provided for in Article VI.A., or to rework, deepen or plug back a dry hole drilled at the joint expense of all parties or a well jointly owned by all the parties and not then producing in paying quantities, the party desiring to drill, rework, deepen, or plug back a well shall give the other parties written notice of the proposed operation, specifying the work to be performed, the location, proposed depth, objective formation and the estimated cost of the operation. The parties receiving such a notice shall have thirty (30) days after receipt of the notice within which to notify the party wishing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to rework, plug back or drill deeper may be given by telephone and the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday, and legal holidays. Failure of a party receiving notice to reply within the specified period shall constitute an election by that party not to participate in the cost of the proposed operation. Any notice or response given by telephone shall be promptly confirmed in writing.

If all parties elect to participate in such a proposed operation, Operator shall, within ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as possible after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and complete it with due diligence at the risk and expense of all parties; provided, however, the commencement date may be extended on written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, the additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. Notwithstanding the force majeure provisions of Article XI, if the actual operation has not been commenced within the time provided (including any extension as specifically permitted) and if any party still desires to conduct the operation, written notice proposing it must be resubmitted to the other parties in accordance with the provisions above as if no prior proposal had been made.

2. Operations by Less than All Parties: Subject to the terms of the Development and Exploration Agreement, if any party receiving a notice as provided in Article VI.B.1. or VII.D.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and the other parties electing to participate in the operation shall, within ninety (90) days after the expiration of the

notice period of thirty (30) days (or as promptly as possible after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (a) request Operator to perform the work required by the proposed operation for the account of the Consenting Parties, or (b) designate one (1) of the Consenting Parties as Operator to perform the work. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this Agreement.

If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise the Consenting Parties of the total interest of the parties approving the operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours (exclusive of Saturday, Sunday, and legal holidays) after receipt of the notice, shall advise the proposing party of its desire to (a) limit participation to the party's interest as shown on Exhibit "A" or (b) carry its proportionate part of the Non-Consenting Parties' interests, and failure to advise the proposing party shall be deemed an election under (a). In the event a drilling rig is on location, the time permitted for such a response shall not exceed a total of forty-eight (48) hours (inclusive of Saturday, Sunday, and legal holidays). The proposing party, at its election, may withdraw the proposal if there is insufficient participation and shall promptly notify all parties of that decision.

The entire cost and risk of conducting the operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in the operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If an operation results in a dry hole, the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk, and expense. If any well drilled, reworked, deepened or plugged back under the provisions of this Article results in a producer of Oil and/or Gas in paying quantities, the Consenting Parties shall complete and equip the well to produce at their sole cost and risk, and the well shall then be turned over to Operator and shall be operated by it at the expense and for the account of the Consenting Parties. On commencement of operations for the drilling, reworking, deepening, or plugging back of any well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of the Non-Consenting Party's interest in the well and share of production from it until the proceeds of the sale of that share, calculated at the well, or market value of it if the share is not sold, (after deducting production taxes, excise taxes, royalty, overriding royalty, and other interests not excepted by Article III.D. payable out of or measured by the production from the well accruing with respect to the interest until it reverts) shall equal the total of the following:

(a) 100% of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including, but not limited to, stock tanks, separators, treaters, pumping, equipment and piping) plus 100% of each

Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party's share of the costs and equipment will be that interest which would have been chargeable to the Non-Consenting Party had it participated in the well from the beginning of the operations; and,

(b) 300% of that portion of the costs and expenses of drilling, reworking, deepening, plugging back, testing, and completing, after deducting any cash contributions received under Article VIII.C., and 300% of that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to the Non-Consenting Party if it had participated.

An election not to participate in the drilling or the deepening of a well shall be deemed an election not to participate in any reworking or plugging back operation proposed in a well, or portion of it, to which the initial Non-Consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment account. Any reworking or plugging back operation conducted during the recoupment period shall be deemed part of the cost of operation of the well and there shall be added to the sums to be recouped by the Consenting Parties one hundred percent (100%) of that portion of the costs of the reworking or plugging back operation which would have been chargeable to the Non-Consenting Party had it participated. If a reworking or plugging back operation is proposed during the recoupment period, the provisions of this Article VI.B. shall be applicable as between the Consenting Parties in the well.

During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds from that share, Consenting Parties shall be responsible for the payment of all production, severance, excise, gathering, and other taxes, and all royalty, overriding royalty, and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.D.

In the case of any reworking, plugging back, or deeper drilling operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing, and other equipment in the well, but the ownership of all that equipment shall remain unchanged; and on abandonment of a well after the reworking, plugging back or deeper drilling, the Consenting Parties shall account for all the equipment to the owners of it, with each party receiving its proportionate part in kind or in value, less cost of salvage.

Within sixty (60) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, deepening, plugging back, testing, completing, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed, as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an

itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of Oil and Gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding month. In determining the quantity of Oil and Gas produced during any month, Consenting Parties shall use industry accepted methods such as, but not limited to, metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any operation which would have been owned by a Non-Consenting Party had it participated in the operation shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of the Non-Consenting Party shall revert to it as provided above; and, if there is a credit balance, it shall be paid to the Non-Consenting Party.

If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of the Non-Consenting Party shall automatically revert to it, and, from and after that reversion, the Non-Consenting Party shall own the same interest in the well, the material and equipment in or pertaining to it, and the production from it as the Non-Consenting Party would have been entitled to had it participated in the drilling, reworking, deepening or plugging back of the well. After that time, the Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of the well in accordance with the terms of this Agreement and the Accounting Procedure attached to this Agreement.

Notwithstanding the provisions of this Article VI.B.2., it is agreed that without the mutual consent of all parties, no wells shall be completed in or produced from a source of supply from which a well located elsewhere on the Contract Area is producing, unless the well conforms to the then-existing well spacing pattern for the source of supply.

The provisions of this Article shall have no application whatsoever to the drilling of the initial well described in Article VI.A. except (a) as to Article VII.D.1. (Option No. 2), if selected, or (b) as to the reworking, deepening and plugging back of the initial well after it has been drilled to the depth specified in Article VI.A. if it shall later prove to be a dry hole or, if initially completed for production, ceases to produce in paying quantities.

3. <u>Stand-By Time</u>: When a well which has been drilled or deepened and has reached its authorized depth and all tests have been completed, and the results furnished to the parties, stand-by costs incurred pending response to a party's notice proposing a reworking, deepening, plugging back, or completing operation in that well shall be charged and borne as part of the drilling or deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of Article VI.B.2, shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, the stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.

4. **Sidetracking:** Except as later provided in this Agreement, the provisions of this Agreement applicable to a "deepening" operation shall also be applicable to any proposal to directionally control and intentionally deviate a well from vertical so as to change the bottom hole location (called "sidetracking"), unless done to straighten the hole or to drill around junk in the hole or because of other mechanical difficulties. Any party having the right to participate in a proposed sidetracking operation that does not own an interest in the affected well bore at the time of the notice shall, on electing to participate, tender to the well bore owners its proportionate share (equal to its interest in the sidetracking operation) of the value of that portion of the existing well bore to be utilized as follows:

(a) If the proposal is for sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the sidetracking operation is initiated.

(b) If the proposal is for sidetracking a well which has previously produced, reimbursement shall be on the basis of the well's salvable materials and equipment down to the depth at which the sidetracking operation is initiated, determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning.

In the event that notice for a sidetracking operation is given while the drilling rig to be utilized is on location, the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday, and legal holidays; provided, however, any party may request and receive up to eight (8) additional days after expiration of the forty-eight (48) hours in which to respond by paying for all stand-by time incurred during the extended response period. If more than one party elects to take additional time to respond to the notice, stand-by costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest, as shown on Exhibit "A," bears to the total interest, as shown on Exhibit "A," of all the electing parties. In all other instances the response period to a proposal for sidetracking shall be limited to thirty (30) days.

C. Taking Production in Kind:

Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by that party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of the part of Operator's surface facilities which it uses.

Each party shall execute division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser for its share of all production.

In the event any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase that oil or sell it to others at any time and from time to time, for the account of the non-taking party at the best price obtainable in the area for the production. Any purchase or sale by Operator shall be subject always to the right of the owner of the production to exercise at any time its right to take in kind, or separately dispose of, its share of all Oil not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of Oil shall be only for reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

In the event one or more parties' separate disposition of its share of the Gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party's respective proportionate share of total Gas sales to be allocated to it, the balancing or accounting between the respective accounts of the parties shall be in accordance with any gas balancing agreement between the parties, whether such an agreement is attached as Exhibit "E," or is a separate agreement.

D. Access to Contract Area and Information:

Each party shall have access to the Contract Area at all reasonable times, at its sole cost and risk to inspect or observe operations, and shall have access at reasonable times to information pertaining to the development or operations, including Operator's related books and records. Operator, on request, shall furnish each of the other parties with copies of all forms or reports filed with governmental agencies, daily drilling reports, well logs, tank tables, daily gauge, and run tickets, and reports of stock on hand at the first of each month, and shall make available samples of any cores or cuttings taken from any well drilled on the Contract Area. The cost of gathering and furnishing information to Non-Operator, other than that specified above, shall be charged to the Non-Operator that requests the information.

E. Abandonment of Wells:

1. <u>Abandonment of Dry Holes</u>: Subject to the terms of the Development and Exploration Agreement, except for any well drilled or deepened pursuant to Article VI.B.2., any well which has been drilled or deepened under the terms of this Agreement and is proposed to be completed as a dry hole shall not be plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday, and legal holidays) after receipt of notice of the proposal to plug and abandon a well, the party shall be deemed to have consented to the proposed abandonment. All wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk, and expense of the parties who participated in the cost of drilling or deepening the well. Any party who objects to plugging and abandoning a well shall have the right to take over the well and conduct further operations in search of Oil and/or Gas subject to the provisions of Article VI.B.

2. Abandonment of Wells that have Produced: Except for any well in which a Non-Consent operation has been conducted under this Agreement, for which the Consenting Parties have not been fully reimbursed as provided for by the terms of this Agreement, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to an abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk, and expense of all the parties. If, within thirty (30) days after receipt of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of the well, those wishing to continue its operation from the interval(s) of the formation(s) then open to production shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning. Each abandoning party shall assign the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the well and related equipment, together with its interest in the leasehold estate as to, but only as to, the interval or intervals of the formation or formations then open to production. If the interest of the abandoning party is or includes an Oil and Gas Interest, such party shall execute and deliver to the non-abandoning party or parties an Oil and Gas Lease, limited to the interval or intervals of the formation or formations then open to production, for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the interval or intervals of the formation or formations covered, the lease to be on the form attached as Exhibit "B." The assignments or leases so limited shall encompass the "Drilling Unit" on which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portion of the Contract Area.

Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the interval or intervals then open other than the royalties retained in any lease made under the terms of this Article. On request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this Agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. On proposed abandonment of the producing interval(s) assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations subject to the provisions of this Agreement.

3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from those Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations on the well have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.

ARTICLE VII.
EXPENDITURES AND LIABILITY OF PARTIES

A. Liability of Parties:

The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally. It is not the intention of the parties to create, nor shall this Agreement be construed as creating, a mining or other partnership or association, or to render the parties liable as partners.

B. Liens and Payment Defaults:

Each Non-Operator grants to Operator a lien on its Oil and Gas rights in the Contract Area, and a security interest in its share of oil and/or gas when extracted and its interest in all equipment, to secure payment of its share of expense, together with interest at the rate provided in Exhibit "C." To the extent that Operator has a security interest under the Uniform Commercial Code of the state, Operator shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by Operator for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment. In addition, on default by any Non-Operator in the payment of its share of expense, Operator shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of the Non-Operator's share of Oil and/or Gas until the amount owed by the Non-Operator, plus interest, has been paid. Each purchaser shall be entitled to rely on Operator's written statement concerning the amount of any default. Operator grants a like lien and security interest to the Non-Operators to secure payment of Operator's proportionate share of expense.

If any party fails or is unable to pay its share of expense within sixty (60) days after rendition of a statement of expense, by Operator, the non-defaulting parties, including Operator, shall, on request by Operator, pay the unpaid amount in the proportion that the interest of each party bears to the interest of all parties. Each party paying its share of the unpaid amount shall, to obtain reimbursement, be subrogated to the security rights described in the foregoing paragraph.

C. Payments and Accounting:

Except as otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this Agreement and shall charge each of the parties with their respective proportionate shares on the expense basis provided in Exhibit "C." Operator shall keep an accurate record of the joint account, showing expenses incurred and charges and credits made and received.

Operator, at its election, shall have the right from time to time to demand and receive from the other parties payment in advance of their respective shares of the estimated amount of

the expense to be incurred in operations under this Agreement during the next succeeding month, which right may be exercised only by submission to each party of an itemized statement of the estimated expense, together with an invoice for its share of those expenses. Each statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of the estimate within fifteen (15) days after the estimate and invoice is received. If any party fails to pay its share of the estimate within the time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D. Limitation of Expenditures:

1. **Drill or Deepen:** Without the consent of all parties, no well shall be drilled or deepened, except any well drilled or deepened pursuant to the provisions of Article VI.B.2. of this Agreement. Consent to the drilling or deepening shall include:

☒ **Option No. 1:** All necessary expenditures for the drilling or deepening, testing, completing and equipping of the well, including necessary tankage and/or surface facilities.

2. **Rework or Plug Back:** Without the consent of all parties, no well shall be reworked or plugged back except a well reworked or plugged back pursuant to the provisions of Article VI.B.2. of this Agreement. Consent to the reworking or plugging back of a well shall include all necessary expenditures in conducting those operations and completing and equipping of the well, including necessary tankage and/or surface facilities.

3. **Other Operations:** Subject to the terms of the Development and Exploration Agreement, without the consent of all parties, Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of Fifty Thousand Dollars ($50,000.00) except in connection with a well, the drilling, reworking, deepening, completing, recompleting, or plugging back of which has been previously authorized by or pursuant to this Agreement; provided, however, that, in case of explosion, fire, flood, or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur the expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an authority for expenditure (AFE) for its own use, Operator shall furnish any Non-Operator so requesting an information copy for any single project costing in excess of Fifty Thousand Dollars ($50,000.00) but less than the specified above in this paragraph.

E. Rentals, Shut-in Well Payments and Minimum Royalties:

Rentals, shut-in well payments, and minimum royalties which may be required under the terms of any Lease shall be paid by the party or parties who subjected the Lease to this Agreement at its or their expense. In the event two or more parties own and have contributed interests in the same Lease to this Agreement, those parties may designate one of the parties to make those payments for and on behalf of all the parties. Any party may request, and shall be

entitled to receive, proper evidence of all those payments. In the event of failure to make proper payment of any rental, shut-in well payment, or minimum royalty through mistake or oversight where payment is required to continue the Lease in force, any loss which results from the non-payment shall be borne in accordance with the provisions of Article IV.B.2.

Operator shall notify Non-Operator of the anticipated completion of a shut-in Gas well, or the shutting in or return to production of a producing Gas well, at least five (5) days (excluding Saturday, Sunday, and legal holidays), or at the earliest opportunity permitted by circumstances, prior to taking that action, but assumes no liability for failure to do so. In the event of failure by Operator to notify Non-Operator, the loss of any Lease contributed by Non-Operator for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties under the provisions of Article IV.B.3.

F. Taxes:

Beginning with the first calendar year after the effective date of this Agreement, Operator shall render for ad valorem taxation all property subject to this Agreement which by law should be rendered for the taxes, and it shall pay all those taxes assessed before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties, and production payments) on Leases and Oil and Gas Interests contributed by the Non-Operator. If the assessed valuation of any leasehold estate is reduced by reason of its being subject to outstanding excess royalties, overriding royalties, or production payments, the resulting reduction in ad valorem taxes shall inure to the benefit of the owner or owners of the leasehold estate, and Operator shall adjust the charge to the owner or owners so as to reflect the benefit of that reduction. If the ad valorem taxes are based in whole or in part on separate valuations of each party's working interest, then notwithstanding anything to the contrary, charges to the joint account shall be made and paid by the parties in accordance with the tax value generated by each party's working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C."

If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manners prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C."

Each party shall pay or cause to be paid all production, severance, excise, gathering, and other taxes imposed upon or with respect to the production or handling of such party's share of oil and/or gas produced under the terms of this agreement.

G. Insurance

At all times while operations are conducted, Operator shall comply with the workmen's compensation law of the state where the operations are being conducted; provided, however, Operator may be a self-insurer for liability under those compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C." Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D." Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workmen's compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

In the event automobile public liability insurance is specified in Exhibit "D," or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for the insurance for Operator'' automotive equipment.

ARTICLE VIII.
ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A. Surrender of Leases:

The Leases covered by this Agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent to the abandonment.

However, should any party desire to surrender its interest in any Lease or in any portion of a Lease, and the other parties do not agree or consent to it, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in the Lease, or portion of it, and any well, material, and equipment which may be located and any rights in production later secured, to the parties not consenting to the surrender. If the interest of the assigning party is or includes an Oil and Gas Interest, the assigning party shall execute and deliver to the party or parties not consenting to the surrender an Oil and Gas Lease covering the Oil and Gas Interest for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the land covered by it. On the assignment or Lease, the assigning party shall be relieved from all obligations later accruing, but not previously accrued, with respect to the interest assigned or Leased and the operation of any well attributable the Lease or interest, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any Lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter's interest in any wells and equipment attributable to the assigned or leased acreage. The value of all material shall be determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning. If the assignment or Lease is in favor of more than one party, the interest shall be shared by the parties in the proportions that the interest of each bears to the total interest of all parties.

Any assignment, Lease or surrender made under this provision shall not reduce or change the assignor's, lessor's, or surrendering party's interest as it was immediately before the

assignment, Lease or surrender in the balance of the Contract Area; and the acreage assigned, leased, or surrendered, and subsequent operations on them, shall not later be subject to the terms and provisions of this Agreement.

B. Renewal or Extension of Leases:

If any party secures a renewal of any Oil and Gas Lease subject to this Agreement, all other parties shall be notified promptly, and shall have the right for a period of thirty (30) days following receipt of the notice in which to elect to participate in the ownership of the renewal Lease, insofar as the Lease affects lands within the Contract Area, by paying to the party who acquired it their several proper proportionate shares of the acquisition cost allocated to that part of the Lease within the Contract Area, which shall be in proportion to the interests held at that time by the parties in the Contract Area.

If some, but less than all, of the parties elect to participate in the purchase of a renewal Lease, it shall be owned by the parties who elect to participate in the purchase, in a ratio based on the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of the renewal Lease. Any renewal Lease in which less than all parties elect to participate shall not be subject to this Agreement.

Each party who participates in the purchase of a renewal Lease shall be given an assignment of its proportionate interests in that Lease by the acquiring party.

The provisions of this Article shall apply to renewal Leases whether they are for the entire interest covered by the expiring Lease or cover only a portion of its area or an interest in it. Any renewal Lease taken before the expiration of its predecessor Lease, or taken or contracted for within six (6) months after the expiration of the existing Lease shall be subject to this provision; but any lease taken or contracted for more than six (6) months after the expiration of an existing lease shall not be deemed a renewal lease and shall not be subject to the provisions of this Agreement.

The provisions in this Article shall also be applicable to extensions of Oil and Gas Leases.

C. Acreage or Cash Contributions:

Subject to the terms of the Development and Exploration Agreement, while this Agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, the contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of the drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions the Drilling Parties shared the cost of drilling the well. That acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this Agreement. Each party shall promptly notify all other

parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of a well drilled inside the Contract Area.

If any party contracts for any consideration relating to disposition of the party's share of substances produced under this Agreement, the consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D. Maintenance of Uniform Interest:

For the purpose of maintaining uniformity of ownership in the Oil and Gas Leasehold interests covered by this Agreement, no party shall sell, encumber, transfer, or make other disposition of its interest in the Leases embraced within the Contract Area and in wells, equipment, and production unless the disposition covers either:

1. the entire interest of the party in all Leases and equipment and production; or,

2. an equal undivided interest in all Leases and equipment and production in the Contract Area.

Every sale, encumbrance, transfer, or other disposition made by any party shall be made expressly subject to this Agreement and shall be made without prejudice to the right of the other parties.

If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require those co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay the party's share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of the party's interest within the scope of the operations embraced in this Agreement; however, all the co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the Oil and Gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds of the Oil and Gas produced.

E. Waiver of Rights to Partition:

If permitted by the laws of the state or states in which the property covered by this Agreement is located, each party owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest in the property.

F. Preferential Right to Purchase:

Should any party desire to sell all or any part of its interests under this Agreement, or its rights and interests in the Contract Area, it shall promptly give written notice to the other parties,

with full information concerning its proposed sale, which shall include the name and address of the prospective purchaser (who must be ready, willing, and able to purchase), the purchase price, and all other terms of the offer. The other parties shall then have an optional prior right, for a period of ten (10) days after receipt of the notice to purchase, on the same terms and conditions, the interest which the other party proposes to sell; and, if this optional right is exercised, the purchasing parties shall share the purchased interest in the proportions that the interest of each bears to the total interest of all purchasing parties. However, there shall be no preferential right to purchase in those cases where any party wishes to mortgage its interests, or to dispose of its interests by merger, reorganization, consolidation, or sale of all or substantially all of its assets to a subsidiary or parent company or to a subsidiary of a parent company, or to any company in which any one party owns a majority of the stock.

ARTICLE IX.
INTERNAL REVENUE CODE ELECTION

This Agreement is not intended to create, and shall not be construed to create, a relationship of partnership or an association for profit between or among the parties to this Agreement. Notwithstanding any provision of this Agreement that the rights and liabilities are several and not joint or collective, or that this Agreement and operations shall not constitute a partnership, if, for federal income tax purposes, this Agreement and the operations under it are regarded as a partnership, each party affected elects to be excluded from the application of all of the provisions of Subchapter "K," Chapter 1, Subtitle "A," of the Internal Revenue Code of 1954, as permitted and authorized by Section 761 of the Code and the regulations promulgated under it. Operator is authorized and directed to execute on behalf of each affected party, evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Federal Regulations §1.761. Should there be any requirement that each affected party give further evidence of this election, each party shall execute documents and furnish any other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No party shall give any notices or take any other action consistent with the election made in this Article. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter "K," Chapter 1, Subtitle "A," of the Internal Revenue Code of 1986, under which an election similar to that provided by Section 761 of the Code is permitted, each affected party shall make an election as may be permitted or required by those laws. In making the foregoing election, each party states that the income derived by the party from operations under this Agreement can be adequately determined without the computation of partnership taxable income.

ARTICLE X.
CLAIMS AND LAWSUITS

Operator may settle any single uninsured third party damage claim or suit arising from operations if the expenditure does not exceed Fifty Thousand Dollars ($50,000.00) and if the

payment is in complete settlement of the claim or suit. If the amount required for settlement exceeds the above amount, the parties shall assume and take over the further handling of the claim or suit, unless that authority is delegated to Operator. All costs and expenses of handling, settling, or otherwise discharging the claim or suit shall be at the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations under this Agreement over which the individual has no control because of the rights given Operator by this Agreement, the party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations under this Agreement.

ARTICLE XI.
FORCE MAJEURE

If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to make money payments, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; then, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than the continuance of the force majeure. The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable.

The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all the difficulties shall be handled shall be entirely within the discretion of the party concerned.

The term "force majeure," as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

ARTICLE XII.
NOTICES

All notices authorized or required between the parties and required by any of the provisions of this Agreement, unless otherwise specifically provided, shall be given in writing by mail, postage or charges prepaid, or by facsimile, and addressed to the parties to whom the notice is given at the addresses listed on Exhibit "A." The originating notice given under any provision of this Agreement shall be deemed given only when received by the party to whom the notice is directed, and the time for the party to give any notice in response shall run from the date the originating notice is received. The second or any responsive notice shall be deemed given when deposited in the mail, with postage or charges prepaid, or sent by facsimile. Each party shall

have the right to change its address at any time, and from time to time, by giving written notice of the change to all other parties.

ARTICLE XIII.
TERM OF AGREEMENT

This Agreement shall remain in full force and effect as to the Oil and Gas Leases and/or Oil and Gas Interests subject to this Agreement for the period of time selected below; provided, however, no party shall ever be construed as having any right, title, or interest in or to any Lease or Oil and Gas Interest contributed by any other party beyond the term of this Agreement.

☒ **Option No. 1.** So long as any of the Oil and Gas Leases subject to this Agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal, or otherwise.

It is agreed that the termination of this Agreement shall not relieve any party from any liability which has accrued or attached prior to the date of the termination.

ARTICLE XIV.
COMPLIANCE WITH LAWS AND REGULATIONS

A. Laws, Regulations and Orders:

This Agreement shall be subject to the conservation laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of that state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations, and orders.

B. Governing Law:

This Agreement and all matters pertaining to it, including, but not limited to, matters of performance, nonperformance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located. If the Contract Area is in two or more states, the law of the state of Texas shall govern.

C. Regulatory Agencies:

Nothing contained in this Agreement shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations, or orders promulgated under those laws in reference to oil, gas, and mineral operations, including the location, operation, or production of wells, or tracts offsetting or adjacent to the Contract Area.

With respect to operations under this Agreement, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims, and causes of action arising out of, incident to, or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations, or orders of the Department of Energy or predecessor or successor agencies to the extent the interpretation or application was made in good faith. Each Non-Operator further agrees to reimburse Operator for any amounts applicable to the Non-Operator's share of production that Operator may be required to refund, rebate, or pay as a result of an incorrect interpretation or application, together with interest and penalties owing by Operator as a result of an incorrect interpretation or application.

ARTICLE XV.
OTHER PROVISIONS

In the event of any conflict between the terms of the Provisions in this Article XV. and the provisions by any of the other Articles in and the Exhibits to this Agreement, the terms of the provisions in this Article XV. shall control.

1. All wells drilled and equipment purchased shall be charged to the joint account on an actual cost basis.

2. Operator and Non-Operators shall agree on a budget setting out the amounts to be expended by Operator during the first ninety (90) days of operations by Operator, before any operations shall be conducted by Operator.

3. On the budget, provided for in 2. above being approved, and Operator expending funds for the exploration, development, and production of oil and/or gas from the Contract Area, Operator shall be deemed an equitable owner of any interest in the leases included in the Contract Area, and an "Owner" for purposes of this Agreement.

4. In the event the transaction in which Lothian Oil Inc. is to acquire common stock of United Heritage Corporation is not completed and closed in the manner and time provided for in the agreement between those parties, on Non-Operators' payment to Operator of all sums, as provided for in the Development and Exploration Agreement, described in 6. below, this Agreement shall terminate and Operator shall have no further rights under this Agreement.

5. If an affiliate of Operator is utilized in rendering any services under the terms of this Agreement, the services shall be rendered at commercial rates prevailing in the area consistent with the same standard of quality provided by independent vendors. The rates charged by the affiliates shall be subject to audit as described in the attached Accounting Procedures.

6. This Operating Agreement governs the operations of the lands and leases it covers pursuant to the terms of a Development and Exploration Agreement between Operator and Non-Operators. In the event any terms of this Operating Agreement are in conflict with the terms of that Development and Exploration Agreement, the terms of the Development and Exploration Agreement shall control.

7. While this Operating Agreement provides for the named Operator to be responsible for all operations of the properties, nominally, the Non-Operators may continue to serve as Operator for purposes of reporting to all state and federal agencies requiring reports on the properties. Non-Operators will continue to serve as nominal Non-Operators until such time as Operator, in this Agreement, elects to make a change and be recognized as Operator of the properties for reporting purposes.

ARTICLE XVI.
MISCELLANEOUS

This Agreement shall be binding on and inure to the benefit of the parties to this Agreement, and to their respective heirs, devisees, legal representatives, successors, and assigns.

This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

This Agreement shall be effective as of October 7, 2005.

OPERATOR

Lothian Oil Company

[signature] CEO

NON-OPERATORS

United Heritage Corporation

[signature]
Walter G. Mize, President

UHC New Mexico Corporation

[signature]
Walter G. Mize, President

EXHIBIT "A"

CATO SAN ANDRES UNIT, CHAVES COUNTY, NEW MEXICO

LESSOR	LESSEE	DATE	RECORDED BOOK	PAGE	DESCRIPTION OF PROPERTY
United States of America (NM-022636)	Emmett P. White	9/01/57	Unrecorded		SW/4 Sec 22; S/2 Sec 23; S/2 Sec 24; All Sec 27 and N/2 Sec 34 T8S, R30E, N.M.P.M.
United States of America (NM-024136-A)	Vincent Cuccia and George E. Conley	5/01/58	Unrecorded		NE/4 SE/4 Sec 28 T8S, R30E, N.M.P.M.
United States of America (NM-025525-B)	Blanche V. White	9/01/56	Unrecorded		Lots 1, 2, 3, 4, S/2 N/2, S/2 Sec 3 T9S, R30E, N.M.P.M.
United States of America (NM-071955)	Southwestern Petroleum Corp.	3/01/60	Unrecorded		NW/4 NW/4 Sec 13 T8S, R30E, N.M.P.M.
United States of America (NM-073394-B)	E. Howard and K. E. Corder	6/01/60	91	397	SW/4 Sec 4; Lots 1, 2, S/2 NE/4 Sec 5; NW/4 Sec 9 T9S, R30E, N.M.P.M.
United States of America (NM-0142233)	Robert Baxter	6/01/61	Unrecorded		SE/4, S/2 NE/2 Sec 8; SW/4, NW/4 Sec 17 T8S, R30E, N.M.P.M.
United States of America (NM-0155254-B)	James E. Caldwell	7/01/61	92	37	W/2 NE/4, NW/4, S/2 Sec 33 T8S, R30E; Lots 1,2,3,4, S/2 N/2 Sec 4 T9S, R30E, N.M.P.M.
United States of America (NM-0155494)	Battyiee E. Winkler	7/01/65	Unrecorded		SE/4 Sec 9; S/2 NW/4 Sec 22 T8S, R30E, N.M.P.M.
United States of America (NM-0155494-A)	Battyiee E. Winkler	7/01/65	Unrecorded		SW/4, W/2 SE/4 Sec 20; E/2 W/2, NW/4 NE/4, SE/4 Sec 29; SW/4 NE/4, SE/4 NW/4 Sec 32 T8S, R30E, N.M.P.M.

LESSOR	LESSEE	DATE	RECORDED BOOK PAGE	DESCRIPTION OF PROPERTY
United States of America (NM-0177517)	H. W. Coll	8/01/61	Unrecorded	W/2 NW/4 Sec 13; SW/4 Sec 14; SW/4 Sec 15; SW/4 Sec 21; NW/4 Sec 23 T18S, R30E, N.M.P.M.
United States of America (NM-0254700)	Robert E. Fischer	5/01/62	Unrecorded	W/2 Sec 12; SE/4 SE/4 Sec 30; SE/4 NE/4 Sec 32 T18S, R30E, N.M.P.M.
United States of America (NM-0276225)	Don O. Bomer	7/01/62	Unrecorded	SE/4 Sec 12; All Sec 26 T18S, R30E, N.M.P.M.
United States of America (NM-0368362)	C. B. Woodman, Jr.	2/01/63	Unrecorded	NW/4 Sec 28; E/2 NE/4, SW/4 NE/4 Sec 29 T18S, R30E, N.M.P.M.
United States of America (NM-0354427-A)	Ruth H. Packer	3/01/63	104 776	W/2 SE/4 Sec 9; S/2 NW/4 Sec 22; NE/4 Sec 23; E/2 NW/4 Sec 24 T18S, R30E, N.M.P.M.
United States of America (NM-0403706)	Abko, Inc.	8/01/63	Unrecorded	SE/4 Sec 10 T18S, R30E, N.M.P.M.
United States of America (NM-0444628)	Barbara J. Peterson	10/01/63	Unrecorded	SE/4 Sec 14 T18S, R30E, N.M.P.M.
United States of America (NM-9407-A)	Barbara J. Peterson	7/01/69	Unrecorded	W/2 SE/4 Sec 6 T19S, R30E, N.M.P.M.
United States of America (NM-25478)	James D. McLean	7/01/75	155 425	SE/4 NW/4, NE/4 SW/4, E/2 SE/4 Sec 6 T19S, R30E, N.M.P.M.
United States of America (NM-83589)	Kelt New Mexico, Inc.	4/01/90	Unrecorded	SE/4 SE/4, NE/4 Sec 28 T18S, R30E, N.M.P.M.
United States of America (NM-69642)	Robert C. Anderson	6/01/73	Unrecorded	S/2 NE/4 Sec 7; E/2 Sec 10; SW/4, W/2 NE/4, SE/4 NE/4 Sec 11; N/2 S/2, SW/4 SE/4, S/2 SW/4 Sec 14; NE/4 Sec 15; NW/4 Sec 17; W/2 SW/4 Sec 21 T19S, R30E, N.M.P.M.
State of New Mexico (K-3259)	Sun Oil Company	5/21/63	86 93	All Sec 16 T18S, R30E, N.M.P.M.
State of New Mexico (K-3754)	R. Ken Williams	12/17/63	Unrecorded	Lot 4, SW/4, SW/4 NW/4, S/2 SE/4, NW/4 SE/4 Sec 2 T18S, R30E, N.M.P.M.

LESSOR	LESSEE	DATE	RECORDED BOOK	PAGE	DESCRIPTION OF PROPERTY
R. A. Barhyte, et ux Vera Barhyte	Pan American Petroleum Corp.	3/26/65	104	990	SW/4 Sec 4 T8S, R30E, N.M.P.M.
United States Smelting, Refining and Mining Company	Pan American Petroleum Corp.	7/01/66	108	139	SW/4 Sec 4 T8S, R30E, N.M.P.M.
Marshall and Winston, Inc.	Pan American Petroleum Corp.	1/20/66	102	755	SW/4 Sec 4 T8S, R30E, N.M.P.M.
Donald Winston, Trustee	Pan American Petroleum Corp.	1/20/66	104	763	SW/4 Sec 4 T8S, R30E, N.M.P.M.
Douglas O. McKinnon	Pan American Petroleum Corp.	1/20/66	102	761	SW/4 Sec 4 T8S, R30E, N.M.P.M.
Daphne Cato Baskett, T. H. Cato, Lorene Cato, Callie Cato Wesley and Jane Cato Berry	Harry LeMaire, Jr.	1/07/65	94	235	SE/4 Sec 10; W/2 Sec 11; NE/4 Sec 15 T8S, R30E, N.M.P.M.
Daphne Cato Baskett and Callie Cato Wesley	Harry LeMaire, Jr.	1/07/65	95	168	E/2 Sec 11 T8S, R30E, N.M.P.M.
Jane Cato Berry	Harry LeMaire, Jr.	1/07/65	95	160	E/2 Sec 11 T8S, R30E, N.M.P.M.
Thelma Crosby	Harry LeMaire, Jr.	12/5/64	95	50	SE/4, SE/4 NW/4, E/2 NE/4 Sec 3; E/2 SE/4, W/2 Sec 9; SW/4 Sec 10; NW/4 Sec 15; E/2 Sec 17; NW/4 Sec 21 T8S, R30E, N.M.P.M.
Virginia C. Marshall and Frankie Crosby Patterson	Harry LeMaire, Jr.	12/5/64	95	56	SE/4, SE/4 NW/4, E/2 NE/4 Sec 3; E/2 SE/4, W/2 Sec 9; SW/4 Sec 10; NW/4 Sec 15; E/2 Sec 17; NW/4 Sec 21 T8S, R30E, N.M.P.M.
Effie Jane Crosby McDowell	Harry LeMaire, Jr.	12/5/64	95	60	SE/4, SE/4 NW/4, E/2 NE/4 Sec 3; E/2 SE/4, W/2 Sec 9; SW/4 Sec 10; NW/4 Sec 15; E/2 Sec 17; NW/4 Sec 21 T8S, R30E, N.M.P.M.
Virginia Crosby McCarthy	Harry LeMaire, Jr.	12/5/64	95	58	SE/4, SE/4 NW/4, E/2 NE/4 Sec 3; E/2 SE/4, W/2 Sec 9; SW/4 Sec 10; NW/4 Sec 15; E/2 Sec 17; NW/4 Sec 21 T8S, R30E, N.M.P.M.

LESSOR	LESSEE	DATE	RECORDED BOOK	RECORDED PAGE	DESCRIPTION OF PROPERTY
Jennie C. Mooney	Barry LeMaire, Jr.	12/5/64	95	54	SE/4, SE/4 NW/4, E/2 NE/4 Sec 3; E/2 SE/4, W/2 Sec 9; SW/4 Sec 10; NW/4 Sec 15; E/2 Sec 17; NW/4 Sec 21 T8S, R30E, N.M.P.M.
Helen O. Crosby Norville	Barry LeMaire, Jr.	12/5/64	95	62	SE/4, SE/4 NW/4, E/2 NE/4 Sec 3; E/2 SE/4, W/2 Sec 9; SW/4 Sec 10; NW/4 Sec 15; E/2 Sec 17; NW/4 Sec 21 T8S, R30E, N.M.P.M.
John H. Powell	Barry LeMaire, Jr.	12/5/64	95	68	SE/4, SE/4 NW/4, E/2 NE/4 Sec 3; E/2 SE/4, W/2 Sec 9; SW/4 Sec 10; NW/4 Sec 15; E/2 Sec 17; NW/4 Sec 21 T8S, R30E, N.M.P.M.
Lota Perryman and Dorothy Miller	Barry LeMaire, Jr.	12/5/64	95	64	SE/4, SE/4 NW/4, E/2 NE/4 Sec 3; E/2 SE/4, W/2 Sec 9; SW/4 Sec 10; NW/4 Sec 15; E/2 Sec 17; NW/4 Sec 21 T8S, R30E, N.M.P.M.
Phillips Investment Corp.	Barry LeMaire, Jr.	12/5/64	95	66	SE/4, SE/4 NW/4, E/2 NE/4 Sec 3; E/2 SE/4, W/2 Sec 9; SW/4 Sec 10; NW/4 Sec 15; E/2 Sec 17; NW/4 Sec 21 T8S, R30E, N.M.P.M.
Diantha Anne Dunn, John Carter Davis and Reveille Davis Phillips	Barry LeMaire, Jr.	12/5/64	95	52	SE/4, SE/4 NW/4, E/2 NE/4 Sec 3; E/2 SE/4, W/2 Sec 9; SW/4 Sec 10; NW/4 Sec 15; E/2 Sec 17; NW/4 Sec 21 T8S, R30E, N.M.P.M.
Thelma Crosby	Shell Oil Company	10/24/63	88	43	SE/4 Sec 4; Lots 3, 4, S/2 NW/4, SE/4 Sec 9; [illegible]/4 Sec [illegible] T9S, R30E, [illegible]
Frankie Crosby Patterson, Effie Jane Crosby McDowell, Virginia Crosby McCarthy, Virginia Crosby Marshall, Jeanie C. Mooney, Helen O. Crosby Norville and John H. Powell	Shell Oil Company	10/24/63	89	212	Lots 3, [illegible] S/2 NW/4 Sec 5; NE/4 Sec 8 T9S, R30E, N.M.P.M.

LESSOR	LESSEE	DATE	RECORDED BOOK	RECORDED PAGE	DESCRIPTION OF PROPERTY
Lela Perryman and Dorothy Miller	Shell Oil Company	10/24/43	89	218	Lots 3, 4, S/2 NW/4 Sec 5; NE/4 Sec 8 T9S, R30E, N.M.P.M.
Phillips Investment Corp.	Shell Oil Company	10/23/43	89	122	Lots 3, 4, S/2 NW/4 Sec 5; NE/4 Sec 8 T9S, R30E, N.M.P.M.
Revella Phillips, Diantha Ann Dunn and John C. Davis	Shell Oil Company	1/31/44	90	391	Lots 3, 4, S/2 NW/4 Sec 5; NE/4 Sec 8 T9S, R30E, N.M.P.M.
Mary E. McCormick and David P. McCormick	Petroleum Reserve Corp.	7/09/74	150	136	NE/4 NW/4 Sec 8 T9S, R30E, N.M.P.M.
Maxine Martin and Charles W. Martin	Petroleum Reserve Corp.	7/15/74	150	138	NE/4 NW/4 Sec 8 T9S, R30E, N.M.P.M.
Spear Brothers Sheep & Cattle Company	Petroleum Reserve Corp.	10/15/74	151	411	NE/4 NW/4 Sec 8 T9S, R30E, N.M.P.M.
B. H. Horan and Brenda Anne Horan, E. C. Beveridge and Coral Beveridge	Petroleum Reserve Corp.	3/22/76	158	562	NE/4 NW/4 Sec 8 T9S, R30E, N.M.P.M.
Western Reserves Oil Company	Petroleum Reserve Corp.	11/13/74	153	312	NE/4 NW/4 Sec 8 T9S, R30E, N.M.P.M.
Russell Fowler and Elizabeth B. Fowler	Petroleum Reserve Corp.	8/16/74	150	640	NE/4 NW/4 Sec 8 T9S, R30E, N.M.P.M.
Fred Fowler and Helen B. Fowler	Petroleum Reserve Corp.	8/16/74	150	823	NE/4 NW/4 Sec 8 T9S, R30E, N.M.P.M.
Beulah Swift	Petroleum Reserve Corp.	8/16/74	150	825	NE/4 NW/4 Sec 8 T9S, R30E, N.M.P.M.
Bill J. Fowler and Virginia L. Fowler	Petroleum Reserve Corp.	8/16/74	150	967	NE/4 NW/4 Sec 8 T9S, R30E, N.M.P.M.
Paul W. Fowler and Alice Fowler	Petroleum Reserve Corp.	8/16/74	150	969	NE/4 NW/4 Sec 8 T9S, R30E, N.M.P.M.
Lawrence C. Harris	Sinclair Oil & Gas Company	1/21/66	102	589	SE/4 Sec 15; NE/4 Sec, 22 T8S, R30E N.M.P.M.
S. W. Lodewick, et ux	Sinclair Oil & Gas Company	1/21/66	102	591	SE/4 Sec 15; NE/4 Sec 22 T8S, R30E N.M.P.M.
Ternaco Oil Company	Apollo Energy, Inc.	9/14/87	8	94	SE/4 Sec 15; NE/4 Sec 22 T8S, R30E N.M.P.M.

LESSOR	LESSEE	DATE	RECORDED BOOK	PAGE	DESCRIPTION OF PROPERTY
Roberta Crosby Burkstaller	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	12/09/75	157	288	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Thelma Crosby	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	12/09/75	157	290	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Robert A. Crosby, Jr.	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	12/09/75	157	292	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Effie Jane McDowell	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	12/10/75	157	294	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Virginia C. McCarthy	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	12/10/75	157	296	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Virginia Crosby Marshall	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	12/10/75	157	298	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Frankie Crosby Patterson	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	12/11/75	157	300	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Richard S. Norvills	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	12/15/75	157	302	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
John Henry Powell	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	12/31/75	157	304	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
John C. Davis	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	1/05/76	157	306	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Lets Perryman	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	1/06/76	157	308	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Donald M. Phillips	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	12/30/75	157	389	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Dlantha Ann Dunn	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	12/30/75	157	391	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.

LESSOR	LESSEE	DATE	RECORDED BOOK	PAGE	DESCRIPTION OF PROPERTY
Revelle Davis Phillips	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	12/30/75	157	393	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Carlie Mooney Kranzthor	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	12/16/75	157	823	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Loyd E. Mooney	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	2/25/76	158	322	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Richard P. Mooney	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	1/15/76	158	320	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Sam Wolfson, et al	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	1/15/76	158	602	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
M. B. McGrall	Shell Oil Company	12/05/63	89	208	SW/4 S[illegible] 19 [illegible] R30E, N.M.P.M.
Thelma Noble Williams	Shell Oil Company	12/05/63	89	226	SW/4 S[illegible] T9S [illegible] R30E, N.M.P.M.
Mobil Oil Producing	Apollo Energy, Inc.	10/01/87	12	251	SW/4 S[illegible] T9S [illegible] 30[illegible], N.M.P.M.
Robert N. Ernst	Kelt Ohio, Inc.	12/22/93	191	406	S/2 NW [illegible] Sec [illegible], R30E, N.M.P.M.
Marietta B. Marr	Kelt Ohio, Inc.	12/22/93	191	408	S/2 NW [illegible] Sec [illegible], R30E, N.M.P.M.
Mary D. Blake	Kelt Ohio, Inc.	12/22/93	191	410	S/2 NW [illegible] Sec [illegible], R30E, N.M.P.M.
Carol E. Cooter	Kelt Ohio, Inc.	12/22/93	191	412	S/2 NW [illegible] Sec [illegible], R30E, N.M.P.M.
Violet B. Fledger Queen, et vir, Clarence W. Queen and John W. Lee	Pan American Petroleum Corp.	3/12/65	95	188	NW/4 S[illegible] 10 [illegible], R[illegible], N.M.P.M.
Southwest Baptist Theological Seminary	Petroleum Reserve Corp.	8/12/74	150	821	NW/4 [illegible] Sec [illegible] T9S, R30E, N.M.P.M.
Ora Belle Shelton	Petroleum Reserve Corp.	8/05/74	150	965	NW/4 [illegible] Sec [illegible] T9S, R30E, N.M.P.M.
Daphne Cato Baskett and Jane Cato Gerry	Kelt New Mexico, Inc.	9/1[illegible]/89	66	397	S/2 S[illegible] 4 T[illegible] [illegible], N.M.P.M.

Copy

TERM NOTE

US $4,000,000.00 **October 7, 2005**

FOR VALUE RECEIVED, the undersigned, **UHC NEW MEXICO CORPORATION** and **UNITED HERITAGE CORPORATION** (collectively the "Borrower"), HEREBY PROMISES TO PAY in accordance with the Credit Agreement referred to below, to the order of **LOTHIAN OIL INC.** (the "Lender"), the principal sum of **FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00)**, or so much thereof as may be advanced from time to time in immediately available funds, together with interest on the unpaid principal balance of this Term Note (this "Note") from time to time outstanding at the rate per annum and the manner set forth in the Credit Agreement (herein defined); provided that in no event shall interest on this Note ever be charged, paid, taken, or received at a rate greater than the highest lawful rate. Interest on the principal balance outstanding from time to time under this Note shall be calculated in accordance with the Credit Agreement and shall be due and payable as set forth in the Credit Agreement. Additionally, in the event of prepayment of the principal balance of this Note in whole or in part, accrued interest on the principal portion prepaid shall also be due and payable at the time of prepayment. Accrued interest on any principal balance outstanding hereunder post-maturity (whether brought about by acceleration or otherwise) shall be due and payable on demand. The final maturity of this Note, unless demanded or accelerated earlier, shall be as set forth in the Credit Agreement, at which time all principal and accrued interest then unpaid shall be due and payable in full.

This Note is a Term Note as referred to in, and is subject to and is entitled to the benefits of that certain Credit Agreement dated October 7, 2005, by and between the Borrower, and the Lender (as amended, supplemented, or modified from time to time, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the meanings given thereto in the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain events. If this Note shall be collected by legal proceedings or through a bankruptcy court, or shall be placed in the hands of an attorney for collection after default or maturity (regardless of how maturity is brought about), the Borrower agrees to pay all costs of collection, including reasonable attorneys' fees.

It is the intention of the Borrower and the Lender to comply with applicable New Mexico and Federal usury laws now or hereafter enacted. Accordingly, and notwithstanding any provision to the contrary herein or in any Security Document or in any other document related thereto, in no event shall this Note, any Security Document or any other document related thereto require payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If, for any reason whatsoever, the interest paid or received on this Note during its full term produces a rate which exceeds the highest lawful rate applicable to the holder, the holder of this Note shall refund to the Borrower or, at the holder's option, credit against the principal of this Note such portion of said interest as shall be necessary to cause the interest paid on this Note to produce a rate equal to the highest lawful rate. All sums paid or agreed to be paid to the holder of this Note for the use, forbearance, or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and

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Initials

spread in equal parts throughout the full term of this Note, so that the interest rate is uniform throughout the full term of this Note.

Interest shall be calculated on the unpaid principal balance of this Note from time to time outstanding from the date of each Advance of principal to the date of repayment in full of such Advance pursuant to the terms of the Credit Agreement.

The Borrower hereby authorizes the Lender to enter into Lender's records the date and principal amount of each Advance, and the rate of interest payable thereon, which shall be binding on the Borrower absent manifest error; provided that the failure of the Lender to make any such record entry shall not affect the obligation of the Borrower to repay each Advance and to pay interest accrued thereon and other sums payable hereunder.

The Borrower waives notice (including, but not limited to, notice of protest, notice of dishonor, notice of intent to accelerate, and notice of acceleration) of presentment for payment and protest and any other notice of any kind except as specifically required by the Credit Agreement. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights. The Borrower agrees that its liability on or with respect to this Note shall not be affected by any release of or change in any security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

THE OBLIGATIONS OF BORROWER UNDER THIS NOTE ARE TO BE PERFORMED IN THE STATE OF TEXAS AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

BORROWER:

UHC NEW MEXICO CORPORATION

By: /s/ W G M

Name Printed: ________________

Its: President

UNITED HERITAGE CORPORATION

By: /s/ W G M

Name Printed: ________________

Its: President

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Initials

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT

from
UHC NEW MEXICO CORPORATION
(Federal Income Tax Identification No. 75-2824868)
(Grantor and Debtor)

to

______________________________, TRUSTEE
for the benefit of
LOTHIAN OIL INC.
(Federal Income Tax Identification No. 26-0113270)
(Lender/Mortgagee and Secured Party)

A PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT. FOR PURPOSES OF FILING THIS INSTRUMENT AS A FINANCING STATEMENT, THE ADDRESS OF THE GRANTOR AND DEBTOR IS 2 NORTH CADDO, P.O. BOX 1956, CLEBURNE, TEXAS 76033, AND THE ADDRESS OF THE LENDER AND SECURED PARTY IS 500 FIFTH AVENUE, SUITE 2600, NEW YORK, NEW YORK 10110.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES.

THIS INSTRUMENT COVERS PROCEEDS OF COLLATERAL.

THIS INSTRUMENT COVERS PRODUCTS OF COLLATERAL.

THIS INSTRUMENT COVERS FIXTURES.

THIS INSTRUMENT CONSTITUTES A LIEN OF CREDIT MORTGAGE PURSUANT TO SECTION 48-7-4 NMSA 1978, AS AMENDED FROM TIME TO TIME.

THIS INSTRUMENT COVERS MINERALS, AS-EXTRACTED COLLATERAL AND OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING, WITHOUT LIMITATION, OIL AND GAS). THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OF THE COUNTY RECORDERS OF THE COUNTIES LISTED ON EXHIBIT A HERETO. THE GRANTOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE CONCERNED, WHICH INTEREST IS DESCRIBED IN EXHIBIT A ATTACHED HERETO.

THIS INSTRUMENT WAS PREPARED BY AND WHEN RECORDED OR FILED SHOULD BE RETURNED TO:

MICHAEL H. ATNIPP
214 W. Texas Ave., Suite 100
Midland, TX 79701

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT

UHC NEW MEXICO CORPORATION (hereinafter referred to as "Grantor"), for and in consideration of the sum of TEN DOLLARS ($10.00) to Grantor in hand paid by ____, whose address is ____ ("Trustee"), and LOTHIAN OIL INC. ("Lender"), to extend credit to Grantor, as evidenced by that certain $4,000,000.00 Secured Loan, dated as of the date hereof, to Grantor (as "Borrower"), from Lender, and by the promissory note hereinafter described, and of the loan as hereinafter recited, and in order to secure the payment of the indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements and undertakings of Grantor hereinafter described, does hereby GRANT, BARGAIN, SELL, CONVEY, MORTGAGE, PLEDGE, TRANSFER, ASSIGN and SET OVER to the Trustee and Lender for each of them, with power of sale, the following property:

(a) 70% of Grantor's rights, titles, interests and estates whether now owned or hereafter acquired, in and to the oil, gas, Hydrocarbons (defined in paragraph (c) below) and/or other mineral leases which are described on Exhibit A attached hereto (all references herein to such Exhibit A shall include the introductory and explanatory comments thereto contained in the preamble to Exhibit A), including, without limitation, overriding royalty interests, production payments, net profits interests or other interests irrespective of whether such interests are cost bearing and of whatsoever nature or kind and however characterized, together with any and all mineral interests, royalty interests, fee interests or other interests derived from a landowner or landowners of the lands described on the attached Exhibit A or in the documents described on Exhibit A, all of which such rights, titles, interests and estates of Grantor and howsoever characterized being hereinafter collectively called the "Leases";

(b) 70% of all rights, titles, interests and estates now owned or hereafter acquired by Grantor in and to (i) the properties now or hereafter pooled or unitized with any of the Leases; (ii) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Federal, State or other governmental body or agency having jurisdiction and so called "working interest units" created under operating agreements or otherwise) which may affect all or any portion of the Leases including, without limitation, those units which may be described on Exhibit A (iii) all operating agreements, contracts, farmout agreements, farmin agreements, area of mutual interest agreements, equipment leases and other agreements which relate to any of the Leases or interests in the Leases described or referred to herein on Exhibit A or to the production, sale, purchase, exchange, processing, transporting or marketing of the Hydrocarbons (hereinafter defined) from or attributable to such Leases or interests; and (iv) the Leases described on Exhibit A and covered by this Mortgage (hereinafter defined) even though Grantor's interest therein be incorrectly described or a description of a part or all of such Leases or Grantor's interest therein be omitted; it being intended by Grantor, the Lender and the Noteholder (hereinafter defined) herein to cover and affect hereby all interests which Grantor may now own or may hereafter acquire in and to the Leases and lands described on Exhibit A notwithstanding that the interests

as specified on Exhibit A be limited to particular lands, specified depths or particular types of property interests;

(c) 70% of all rights, titles, interests and estates now owned or hereafter acquired by Grantor in and to all oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals (collectively called the "Hydrocarbons") in and under which may be produced and saved from or attributable to the Leases, the lands covered thereby and Grantor's interests therein, including all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Leases, the lands covered thereby, and Grantor's interests therein which are subjected or required to be subjected to the liens and security interests of this Mortgage; and further including any and all liens and security interests in the Hydrocarbons and the proceeds therefrom securing payment of proceeds from the sale of Hydrocarbons including but not limited to those liens and security interests provided for in the Oil and Gas Products Lien Act, Section 48-9-1 et seq., NMSA 1978, as amended from time to time;

(d) All tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Leases, properties, rights, titles, interests and estates described or referred to in subparagraphs (a) and (b) above, which are now owned or which may hereafter be acquired by Grantor, including, without limitation, any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working or development of any of such Leases or properties (excluding drilling rigs, trucks, automotive equipment or other personal property which may be taken to the premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, field separators, liquid extraction plants, plant compressors, pumps, pumping units, wellhead valves, field gathering systems, pipelines, salt water disposal facilities, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, power, telephone and telegraph lines, surface leases, rights-of-way, easements, servitudes, licenses and other surface rights together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties;

(e) Any property that may from time to time hereafter, by writing of any kind, be subjected to the lien and security interest hereof by Grantor or by anyone on Grantor's behalf; and the Trustee, for itself and the Lender, is hereby authorized to receive the same at any time as additional security hereunder;

(f) 70% of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by Grantor in and to the Leases, as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Encumbrances (hereinafter defined) to which any Leases, properties, rights, titles, interests or estates are subject, or otherwise; together with any and all renewals and extensions of any of the Leases, properties, rights, titles, interests or estates; all contracts and agreements supplemental to or amendatory of or in substitution for the contracts and agreements described or mentioned above; and any and all additional interests of any kind hereafter acquired by Grantor in and to the Leases, properties, rights, titles, interests or estates;

(g) 70% of all accounts, goods that are or are to become fixtures, equipment, as-extracted collateral, inventory and contract rights and other general intangibles as such terms are defined in Article 9 of the Uniform Commercial Code from time to time in effect in the State of New Mexico (including, without limitation, all seismic data, geological data, geophysical data and interpretations of any of the foregoing to the extent a security interest therein may be granted) constituting a part of, relating to, or arising out of the property and collateral described or mentioned in paragraphs (a) through (f) above, and all proceeds and products of the property and collateral described or mentioned in this and said preceding paragraphs; and

(h) 70% of all of Grantor's rights, now owned or hereafter acquired, in and to all lease records, well records and production records which relate to any of the foregoing property; *provided, however*, the foregoing is made subject to the unit declarations, operating agreements, contracts, encumbrances, agreements, exceptions, limitations and other matters, if any, described or referred to in Exhibit A (all of the properties, interests and rights, subject as aforesaid, being hereinafter sometimes referred to as the "Mortgaged Properties").

Any fractions or percentages specified on Exhibit A referring to Grantor's interest (whether working interest, net revenue interest or otherwise) are contained thereon solely for the purpose of the warranties made by Grantor under Article II hereof and shall not limit the quantum of interest granted hereunder with respect to any unit or well. If any Lease or unit described on Exhibit A respecting any well mentioned herein is incorrectly described, nevertheless this Mortgage shall cover all Grantor's interest in the Leases allocable to and the unit for such well. If any of the lands covered by the Lease or other instrument mentioned on Exhibit A are incorrectly described, then nevertheless this Mortgage shall cover all Grantor's interest in such Lease or other instrument as to all of the lands covered thereby, unless limited by express words to the contrary on Exhibit A.

TO HAVE AND TO HOLD the Mortgaged Properties, together with all and singular the rights, estates, hereditaments, powers and privileges appurtenant or incident thereto, unto the Trustee and his successors or substitutes in this trust and to his or their successors and assigns, for itself and the ratable benefit of the Lender, forever.

BUT IN TRUST, NEVERTHELESS, for the benefit and security of the holder of the indebtedness secured hereby and upon the trusts and subject to the terms and provisions herein set forth. Grantor expressly agrees to subject the Mortgaged Property to the terms and provisions of the New Mexico Deed of Trust Act, Section 48-10-1 et seq. NMSA 1978.

ARTICLE I
Secured Indebtedness

1.1 This Mortgage is made to secure and enforce the payment of the following:

(a) the Credit Agreement and other Loan Documents, including that certain Note in the principal amount of $4,000,000.00 executed by Borrower and payable to the order of the Lender on or before a date which is ten (10) years from the date hereof and all other notes given in substitution for the foregoing promissory note, or in modification, renewal, or extension thereof, in whole or in part (the promissory note, as from time to time supplemented, amended or

modified and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part, being hereafter collectively called the "Notes"). The Credit Agreement, Note, and this Deed of Trust are executed by Borrower pursuant to and subject to the terms of a Development and Exploration Agreement between Borrower and Lender. The priority and duration of the lien created by this Deed of Trust is governed by the terms of that Agreement.

(b) any sums which may be advanced or paid by the Lender under the terms hereof or of the Credit Agreement or other Loan Documents on account of the failure of the Grantor to comply with the covenants of the Grantor contained herein, or the failure of Borrower to comply with the covenants of Borrower or any other obligor contained in the Credit Agreement; and all indebtedness of the Grantor arising pursuant to the provisions of this Mortgage, including penalties, indemnities, legal and other fees, charges and expenses, and amounts advanced by and expenses incurred in order to preserve any collateral or security interest, whether due after acceleration or otherwise;

(c) all interest (including, without limitation, interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) in respect of all of the obligations described in this Section 1.1 and all costs of collection and attorneys' fees, all as provided herein and therein;

(d) any additional loans or advances made by the Lender to or for the benefit of Borrower pursuant to the Credit Agreement or any other Loan Document (it being contemplated that the Lender may lend additional sums to Borrower pursuant to the Credit Agreement from time to time, but shall not be obligated to do so, and the Grantor agrees that the payment of any such additional loans shall be secured by this Mortgage); and

(e) punctual performance when due of all obligations of Borrower under any Loan Document to the Lender; and

(f) all renewals, extensions, amendments and changes of, or substitutions or replacements for, all or any part of the Secured Indebtedness described in clauses (a) through (e).

1.2 The indebtedness referred to in clauses (a) through (e) of Section 1.1 and all renewals, extensions and rearrangements thereof are hereinafter sometimes referred to as the "Secured Indebtedness".

1.3 This Mortgage is executed and granted for the benefit and security of the Lender, any Person secured hereby and any and all future holders of an interest in the Secured Indebtedness and the interest thereon for so long as same remains unpaid and thereafter for so long as the Lender or any Person secured hereby (or any Affiliate) has any obligations under the Credit Agreement to lend money, or until the Liens hereby created are released by the Lender or such Person; it being understood and agreed that possession of any Note at any time by the Grantor shall not in any manner extinguish the Secured Indebtedness, such Notes or this Mortgage securing payment thereof, and the Grantor shall have the right to issue and reissue any

of the Notes from time to time as its interest or as convenience may require, without in any manner extinguishing or affecting the Secured Indebtedness, the obligations under any of the Notes, or the security of this Mortgage.

1.4 Each capitalized term used in this Mortgage and not defined in this Mortgage shall have the meaning assigned such term in the Credit Agreement, and if not therein defined, such capitalized term shall have the meaning assigned such term in the Uniform Commercial Code. Uncapitalized terms used herein that are defined in the Uniform Commercial Code shall have the same meaning in this Mortgage. As used herein, "Uniform Commercial Code" means the Uniform Commercial Code presently in effect in the State of New Mexico as the same may be amended from time to time, and any successor statute thereto, except to the extent that the Uniform Commercial Code of some other jurisdiction applies mandatorily.

1.5 New Mexico Aggregate Unpaid Principal Amount. AS TO MORTGAGED PROPERTY SITUATED IN THE STATE OF NEW MEXICO, THE AGGREGATE UNPAID PRINCIPAL AMOUNT OF THE INDEBTEDNESS OUTSTANDING AT ANY PARTICULAR TIME (AFTER HAVING GIVEN EFFECT TO ALL ADVANCES AND ALL PAYMENTS OR PRE-PAYMENTS MADE PRIOR TO SUCH TIME) WHICH IS SECURED BY PROPERTY LOCATED IN THE STATE OF NEW MEXICO SHALL NOT AGGREGATE AN UNPAID PRINCIPAL AMOUNT IN EXCESS OF $4,000,000.00 (FOUR MILLION DOLLARS).

ARTICLE II
Representations, Warranties and Covenants

2.1 Grantor represents, warrants and covenants to and with the Trustee, Lender and the Noteholder that Grantor is the lawful owner of the Mortgaged Properties and has good right and authority to grant, bargain, sell, transfer, assign and mortgage the same; that Grantor's interests in each identified Mortgaged Property is no less than that Net Revenue Interest and no greater than the Working Interest set forth on Exhibit A that all oil, gas and/or mineral lease and leasehold estates, gas purchase and sales contracts, pipeline easements and rights-of-way, processing contracts, franchises, licenses and other agreements comprising or relating to the Mortgaged Properties or any portion thereof are valid and subsisting and are in full force and effect; that such leases are subject to no overriding royalties or other burdens or charges created after January 1, 2005, and that all rents, royalties and other payments due and payable by Grantor under each of the Mortgaged Properties have been properly and timely paid and all ad valorem, property, oil and gas production, excise and severance taxes payable by Grantor have been duly paid; that the Mortgaged Properties are free and clear from all liens and encumbrances except the lien evidenced by this Mortgage and except for the Permitted Encumbrances described herein or shown in Exhibit A that all producing wells located on the Mortgaged Properties or properties unitized therewith have been legally drilled and are not deviated from the vertical more than the maximum permitted by applicable laws, rules and regulations, and that such wells are in fact bottomed under and are producing from lands described in said Exhibit A or lands unitized therewith; and Grantor does hereby bind itself, its heirs, legal representatives, successors and assigns to forever warrant and defend the title to the Mortgaged Properties unto the said Trustee, his successors and assigns, against the claims of all persons whomsoever claiming or to claim the same or any part thereof. Any additional rights, title, or interest which Grantor may hereafter

acquire or become entitled to in the properties aforesaid or in the oil, gas or other minerals in and under or produced therefrom shall inure to the benefit of this trust, the same as if expressly described and conveyed herein.

2.2 So long as the Secured Indebtedness or any part thereof remains unpaid, Grantor covenants and agrees with the Noteholder as follows:

(a) That Grantor will continuously maintain Grantor's existence as a corporation, with full power to own and operate the Mortgaged Properties and, if required by law, Grantor's right to do business in each State where any part of the Mortgaged Properties is situated, and that Grantor will promptly pay, if applicable, all income, franchise and other taxes owing by Grantor and any stamp, documentary, or recording taxes which may be required to be paid with respect to this Mortgage or any other instrument evidencing or securing any of the Secured Indebtedness.

(b) That Grantor will cause its interests in the oil, gas, Hydrocarbons and/or mineral leases included in or relating to the Mortgaged Properties (herein called "Subject Leases") to be maintained and operated for the production of Hydrocarbons in a good and workmanlike manner and in accordance with sound field practices and all applicable federal, state and local laws, rules and regulations and will not allow any of Subject Leases to be surrendered, abandoned, or terminated or impaired in any manner,

(c) That Grantor will cause all debts and liabilities of any character incurred in the operation, maintenance or development of the Mortgaged Properties (including, without limitation, all costs of the administration and development of each Subject Lease, and all leasehold costs attributable thereto, including, but not by way of limitation, all costs of completing, processing, storing, transporting and marketing Hydrocarbons which are allocated as leasehold expenses by customary industry account) to be paid punctually when due.

(d) That Grantor will cause the Mortgaged Properties and all related machinery, pipelines, equipment, improvements and personal property of any kind now or hereafter used or obtained in connection with the operation thereof to be kept in safe, good and effective operating condition and all necessary repairs, replacements, additions and improvements thereto to be made.

(e) That Grantor will observe and comply with all of the terms and provisions, express or implied, of the Subject Leases and assignments constituting a part of the Mortgaged Properties in order to keep the same in full force and effect. Grantor will also protect the Subject Leases against drainage of Hydrocarbons thereunder by reason of production on other properties.

(f) That Grantor will observe and comply with all of the terms and provisions of all easements, licenses, franchises, permits and contracts (both existing and future) which are part of the Mortgaged Properties or which are incident to the operation of any of the Mortgaged Properties. Without limiting the foregoing, Grantor agrees to fully comply with all covenants and make timely payments of all amounts payable under Hydrocarbons purchase and processing contracts held by Grantor and also to fully perform all obligations and covenants of the seller under all Hydrocarbons sales and processing contracts held by Grantor.

(g) That if the validity or priority of this Mortgage or of any right, titles, liens, or interests created or evidenced hereby with respect to the Mortgaged Properties or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly, or if any legal proceedings are instituted against Grantor with respect thereto, Grantor will give written notice thereof to the Noteholder promptly and, at Grantor's own cost and expense, Grantor will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, including, but not limited to, the employment of counsel agreeable to the Noteholder, the prosecution or defense of litigation and the release or discharge of all adverse claims. If Grantor fails or refuses to take such action, the Trustee and the Noteholder, or any of them (whether or not named as parties to legal proceedings with respect thereto), are hereby authorized and empowered to take such additional steps as in their judgment and discretion may be necessary or proper for the defense of any such legal proceedings, including, but not limited to, the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of any adverse claims made with respect to the Mortgaged Properties, and all expenses so incurred of every kind and character shall be a demand obligation owing by Grantor and shall bear interest at the Contract Rate (as defined in the Credit Agreement) from the date of expenditure until paid and shall be secured by the lien evidenced by this Mortgage and the party incurring such expenses shall be subrogated to all rights of the person receiving such payment.

(h) That Grantor will not, without the prior written consent of the Noteholder, suffer or permit any lien other than Permitted Encumbrances (as defined herein or described in Exhibit A hereto) to be hereafter claimed or created on any of the Mortgaged Properties, and should a lien other than Permitted Encumbrances become attached hereafter in any manner to any part of the Mortgaged Properties without the prior written consent of the Noteholder, Grantor will cause such lien to be promptly discharged.

(i) That Grantor will pay all taxes and assessments of every kind and character charged, levied or assessed against the Mortgaged Properties, or any part thereof, and all franchise taxes, production, severance or other similar taxes or charges, before any such taxes and assessments shall become delinquent; but Grantor shall have the right to contest any such tax in good faith, and while any such contest is pending shall not be in default hereunder; and, in the event Grantor should fail or refuse to pay or discharge the same, the holder of said indebtedness hereunder shall have the right, but shall not be obligated, to pay off said charges against said property and shall be subrogated to the rights, liens and equities thereof, and the amount so paid, together with interest at the same rate as is provided in the Note for interest on past due principal from the date of payment, shall be added to said indebtedness and shall be part of the Secured Indebtedness.

(j) That none of the buildings, improvements and personal property constituting portions of the Mortgaged Properties will be removed or destroyed if to do so would have an adverse effect on the condition or operation of the Mortgaged Properties or on the business or financial condition of Grantor.

(k) That Grantor will keep accurate books and records in accordance with generally accepted accounting principles in which full, true and correct entries shall be promptly made as to all operations on the Mortgaged Properties, and all such books and records shall at all

times during reasonable business hours be subject to inspection by the Noteholder and its duly accredited representatives, and if, and as often as, reasonably requested by the Noteholder, Grantor shall make reports of such income in such form as the Noteholder prescribes setting out full data as to production and revenues from the Mortgaged Properties.

(l) That Grantor will, on request of the Noteholder, promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage, the Note, or other documents executed in connection herewith or in the execution or acknowledgment of any thereof, and will execute and deliver any and all additional instruments as may be requested by the Noteholder to correct such defect, error or omission or to identify any additional properties which are or become subject to this Mortgage and will execute, acknowledge and deliver such further assurances and instruments as shall be, in the opinion of the Noteholder, necessary or proper to convey and assign to the Trustee all of the Mortgaged Properties herein conveyed or assigned, or intended so to be.

(m) That Grantor will indemnify and hold harmless the Trustee and the Noteholder from and against all claims, demands, liabilities and causes of action on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Mortgaged Properties or with this Mortgage or any of the Secured Indebtedness, save and except for the gross negligence, willful misconduct or breach by Lender or Noteholder of the Security Documents or any document or instruments executed in connection with the Security Documents.

(n) That Grantor will proceed with reasonable diligence to correct any material defect in title to the Mortgaged Properties which, in the opinion of Lender or Noteholder, constitutes a material defect that is found to exist after the execution and delivery of this instrument; and in this connection, should it be found after the execution and delivery of this instrument that there exists upon the Mortgaged Properties any lien or encumbrance, equal or superior in rank to the lien created by this instrument, or should any such hereafter arise, Grantor will promptly discharge and remove any such lien or encumbrance from said property.

(o) That Grantor will keep such part of the Mortgaged Properties as is of an insurable nature and of a character usually insured by persons operating similar properties insured with companies of recognized responsibility satisfactory to the Noteholder against loss or damage by fire and against other hazards customarily insured against and in such amounts as provided in and as otherwise required under the Credit Agreement.

(p) That Grantor will promptly pay its share of all costs and expenses incurred under any joint operating agreement affecting the Mortgaged Properties or any portion thereof and will furnish the Noteholder as and when requested full information as to the status of any joint account maintained with others under any such operating agreement.

(q) That Grantor will, to the full extent of its own rights to do so, permit the Noteholder and its accredited agents, representatives and employees at all times to go upon, examine, inspect and remain on the Mortgaged Properties, and to go upon the derrick floor of any well at any time drilled or being drilled thereon, provided that such examination or inspection shall be at the risk of the Noteholder and its agents, representatives and employees

and shall not unreasonably interfere with the business of Grantor or any operator or the operations on the Mortgaged Properties, and will furnish to the Noteholder on request all pertinent information in regard to the development and operation of the Mortgaged Properties or any part thereof.

(r) That the Noteholder at all times shall have the right to release any part of the property now or hereafter subject to the lien hereof or any part of the proceeds of production or other income herein or hereafter assigned or pledged or any other security it now has or may hereafter have securing said indebtedness, without releasing any other part of said property, proceeds or income, and without affecting the lien hereof as to the part or parts thereof not so released, or the right to receive future proceeds and income.

(s) That, promptly upon receipt of any written request from the Noteholder, Grantor will furnish and deliver, pursuant to such request, all title materials in the possession of Grantor or to which Grantor has access, including all title opinions and abstracts of title prepared by competent abstractors and covering title to the real property hereby mortgaged. Should Grantor fail to furnish such title opinions and abstracts upon such request, the Noteholder may proceed to obtain such title materials, and any and all costs so incurred shall be added to and included in the indebtedness secured hereby and shall be payable by Grantor upon demand, the obligation for such payment being secured by all liens and remedies granted in this Mortgage. Any abstracts furnished by Grantor or so acquired by the Noteholder shall be and constitute a part of the Mortgaged Properties, as above defined.

(t) That Grantor will, if requested by the Noteholder, furnish the Noteholder any information or data possessed by Grantor with respect to the Mortgaged Properties, and in the case of the Subject Leases full information, including independent engineering reports and seismic data and interpretation, subject to any and all restrictions upon the use, transfer or dissemination thereof, shall be furnished with regard to the wells drilled or reworked or drilling or reworking operations being conducted thereon, including, without limitation, electrical logs, core analyses and well pressure reports; provided, that Grantor shall not be obligated to disclose information subject to a valid and binding confidentiality agreement with a third party without first obtaining the consent of such third party, and Grantor, to the extent requested by the Noteholder, will use its reasonable efforts to obtain such consent.

(u) That Grantor shall make available to the Noteholder, or its engineers, attorneys or representatives, at any time requested, its complete files and contracts on the properties included in this instrument and the wells, pipelines and other property located thereon, or regarding the operations of (or the production from) the Mortgaged Properties, and in the event the Noteholder or the Trustee should take possession of the Mortgaged Properties under this Mortgage, the Noteholder shall be entitled to possession of all such files and contracts including seismic data and interpretation, subject to any and all restrictions upon the use, transfer or dissemination thereof. Should this Mortgage be foreclosed (howsoever such foreclosure may be effected), the purchaser at the foreclosure sale shall be entitled to all such files, subject to any and all restrictions upon the use, transfer or dissemination thereof.

(v) That Grantor will not enter into any new operating agreement or any material amendment of any existing operating agreement affecting the Mortgaged Properties without the prior written consent of the Noteholder.

(w) That Grantor will continuously maintain in good condition and operate, or cause to be maintained and operated, in a good and workmanlike manner any pipelines and pipeline systems owned by Grantor and included in the Mortgaged Properties in accordance with the valid rules and regulations of duly constituted authorities.

2.3 Grantor agrees to take all such reasonable action and to exercise all rights and remedies as are reasonably available to Grantor to cause the owner or owners of the working interest in the Mortgaged Properties to comply with the covenants and agreements contained herein. With respect to those Subject Leases which are being operated by operators other than Grantor, Grantor shall not be obligated itself to perform any undertakings contemplated by the covenants and agreements contained herein which are performable only by such operators and are beyond the control of Grantor; however, Grantor agrees to promptly take all reasonable actions available to Grantor under any operating agreement or otherwise to bring about the performance of any such undertakings required to be performed by such operators.

2.4 Grantor agrees that, if Grantor fails to perform any act or to take any action hereunder which Grantor is required to perform or take or to pay any money which hereunder Grantor is required to pay, the Noteholder, in Grantor's name or its own name, may (but shall not he obligated to) perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by the Noteholder and any money so paid by the Noteholder shall be a part of the Obligations under the Credit Agreement owing by Borrower and shall bear interest from the date of making such payment until paid at the Contract Rate (as defined in the Credit Agreement) and shall be a part of the Secured Indebtedness and shall be secured by the lien evidenced by this Mortgage and by any other instrument securing the Secured Indebtedness, and the Noteholder, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment.

ARTICLE III
Assignment of Production. Accounts,Contract Rights and Proceeds

3.1 To facilitate the discharge of all such indebtedness and as cumulative of any and all rights and remedies herein provided for, Grantor hereby BARGAINS, SELLS, TRANSFERS, ASSIGNS, SETS OVER and DELIVERS to the Noteholder, its successors and assigns, all of the following which shall be applied by Noteholder as provided herein and in the Credit Agreement:

(a) 70% of all Hydrocarbons, and the proceeds therefrom, produced and to be produced from the interests of Grantor in the Subject Leases, properties, processing plants and interests now or hereafter constituting a part of the Mortgaged Properties from and after the Effective Date (as hereafter defined), and Grantor hereby authorizes and empowers said Noteholder to demand, collect and receive said Hydrocarbons, and the proceeds therefrom, produced and to be produced from the interests of Grantor in said Mortgaged Properties, and to execute any release, receipt, division order, transfer order and relinquishment or other instrument that may be required or necessary to collect and receive such production or the proceeds

therefrom and Grantor hereby authorizes and directs all pipeline companies, gathering companies and others purchasing Hydrocarbon production from said properties or having in their possession any production from said properties or the proceeds therefrom, to pay and deliver to the Noteholder all such production or proceeds therefrom accruing. Grantor agrees that all division orders, transfer orders, receipts and other instruments which the Noteholder may from time to time execute and deliver for the purpose of collecting or receipting for such production or the proceeds therefrom may be relied upon in all respects, and that the same shall be binding upon Grantor, and Grantor's successors and assigns. Grantor agrees to execute and deliver all necessary and appropriate instruments, including transfer and division orders, which may be required by the Noteholder in connection with the receipt by the Noteholder of such production or the proceeds therefrom and to indemnify and keep and hold the Noteholder free and harmless from all parties whomsoever having or claiming an adverse interest in said leases, properties and interests and the production and proceeds therefrom, and in this respect agrees to pay all expenses, costs, charges and reasonable attorneys' fees that may be incurred by the Noteholder as to any of said matters.

(b) 70% of all amounts or proceeds hereafter payable to or to become payable to Grantor or to which Grantor is entitled under all Hydrocarbon sales contracts, all Hydrocarbon transportation contracts, and all Hydrocarbon treating and processing contracts relating to or now or hereafter to become a part of the Mortgaged Properties.

(c) 70% of all amounts, sums, revenues and income which become payable to Grantor from any of the Mortgaged Properties (including after-acquired properties) or under any contract, present or future, relating to any Hydrocarbon pipeline system and processing plant or unit now or hereafter constituting a part of the Mortgaged Properties.

Grantor hereby authorizes and directs that all such pipeline companies, purchasers, transporters and other parties owing monies to Grantor under contracts herein assigned, pay such amounts direct to the Noteholder as follows:

If by wire transfer:

If by check:

and such authorization shall continue until this Mortgage is released. The Noteholder is authorized to collect, receive and receipt for all such amounts and no party making payment shall have any responsibility to see to the application of any funds paid to the Noteholder, but shall be fully protected in making such payment to the Noteholder under the assignments herein

contained. Should the Noteholder bring suit against any third party for collection of any amounts or sums included within this assignment (and the Noteholder shall have the right to bring any such suit) it may sue either in its own name or in the name of Grantor.

The office where the records of Grantor with respect to the accounts and contract rights concerning the Mortgaged Properties are kept is located at the address shown opposite the signature of Grantor to this Mortgage, and Grantor agrees that the place at which such records are kept will not be changed without the prior written consent of the Noteholder.

3.2 Independent of the foregoing provisions and authorities herein granted, Grantor agrees to execute and deliver any and all transfer orders, payment orders, division orders and other instruments that may be requested by the Noteholder or that may be required by any purchaser of the production from any of the Mortgaged Properties for the purpose of effectuating payment to the Noteholder of the proceeds of Hydrocarbon sales to the Noteholder. If under any existing sales agreements, other than division orders or transfer orders, any proceeds of Hydrocarbon sales are required to be paid by the purchaser to Grantor so that under such existing agreement payment of such proceeds of Hydrocarbon sales cannot be made to the Noteholder, Grantor's interest in all proceeds of Hydrocarbon sales under such sales agreements and in all other proceeds of Hydrocarbon sales which for any reason may be paid to Grantor shall, when received by Grantor, constitute trust funds in Grantor's hands and shall be immediately paid over to the Noteholder.

3.3 Grantor authorizes and empowers the Noteholder to receive, hold and collect all sums of money paid to the Noteholder in accordance with this assignment and to apply the same as is hereinafter provided, all without any liability or responsibility on the part of the Noteholder, save as to good faith in so receiving and applying said sums. All payments provided for in this assignment shall be paid promptly to the Noteholder, and applied pursuant to the terms of the Credit Agreement. It is understood and agreed that should said payments provided for by this assignment be less than the sum or sums then due on said indebtedness, such sum or sums then due shall nevertheless be payable by Grantor in accordance with the provisions of the note or notes or other instrument or instruments evidencing said indebtedness and neither this assignment nor any provision herein contained shall in any manner be construed to affect the terms and provisions of said note or notes or other instrument or instruments. Likewise, neither this assignment nor any provision herein contained shall in any manner be construed to affect the lien, rights and remedies herein granted securing said indebtedness, nor Grantor's liability therefor. The rights under this assignment are cumulative of the other rights, remedies and powers granted under this Mortgage and are cumulative of any other security which the Noteholder now holds or may hereafter hold to secure the payment of said indebtedness.

3.4 If a default under Section 6.1 has occurred and is continuing, should any person now or hereafter purchasing or taking Hydrocarbons attributed to the Mortgaged Properties fail to make payment promptly to the Noteholder of the hereby assigned proceeds of Hydrocarbon sales, the Noteholder shall have the right to make, or to require Grantor to make, a change of connection and the right to designate or approve the purchaser with whose facilities a new connection shall be made, without liability or responsibility in connection therewith, so long as ordinary care is used in making such designation; *provided, however*, Noteholder shall only

require the change of purchaser if such change would not cause a breach of Grantor's obligation to an existing purchaser.

3.5 The Lender and Noteholder and their successors and assigns are hereby absolved from all liability for failure to enforce collection of the proceeds of Hydrocarbon sales and from all other responsibility in connection therewith, except the responsibility to account to Grantor for funds actually received. Grantor agrees to indemnify and hold harmless the Lender, Noteholder and the Trustee against any and all liabilities, actions, claims, judgments, costs, charges and attorneys' fees by reason of the assertion that Trustee, Lender or Noteholder received with respect to the Mortgaged Properties or for Grantor's account either before or after payment in full of the Secured Indebtedness funds from the production of Hydrocarbons claimed by third persons, and if Grantor fails to do so, the Lender, Noteholder and the Trustee shall each have the right to defend against any such claims or actions, employing attorneys of their own selection, and if not furnished with indemnity satisfactory to them, they shall have the right to compromise and adjust any such claims, actions and judgments, and in addition to the rights to be indemnified as herein provided, all amounts paid by the Lender, Noteholder or the Trustee in compromise, satisfaction or discharge of any such claim, action or judgment, and all court costs, attorneys' fees and other expenses of every character incurred by the Trustee, Lender or the Noteholder pursuant to the provisions of this section shall be part of the Obligations under the Credit Agreement owing by Borrower, shall bear interest from date of expenditure until paid at the Contract Rate (as defined in the Credit Agreement), and shall be a part of the Secured indebtedness. Notwithstanding the foregoing, nothing contained herein shall be deemed to require Grantor to indemnify Lender or Noteholder for its willful misconduct or gross negligence or material breach by Lender or Noteholder of the provisions of the Security Documents or any documents or instruments executed in connection with the Security Documents.

3.6 Nothing herein contained shall detract from or limit the absolute obligation of Borrower to make prompt payment of the Note, of all amounts owing thereon, and of all amounts owing hereunder at the time and in the manner provided in the Note, the Credit Agreement or provided herein, regardless of whether the proceeds herein assigned are sufficient to pay the same, and the rights under this assignment shall be cumulative of all other security of any and every character now or hereafter existing to secure the payment of the Note and all other Secured indebtedness.

ARTICLE IV
Waiver and Partial Release

4.1 The Noteholder may at any time and from time to time in writing:

(a) Waive compliance by Grantor with any covenant herein made by Grantor to the extent and in the manner specified in such writing;

(b) Consent to Grantor's doing any act which hereunder Grantor is prohibited from doing, or to Grantor's failing to do any act which hereunder Grantor is required to do, to the extent and in the manner specified in writing; or

(c) Release any part of the Mortgaged Properties, or any interest therein, or any proceeds of Hydrocarbon sales from the lien of this Mortgage, without the joinder of the Trustee.

No such act by Noteholder shall in any way impair the rights of the Noteholder hereunder except to the extent specifically agreed to by the Noteholder in such writing.

4.2 The lien and other security rights of the Noteholder hereunder shall not be impaired by any indulgence, including but not limited to:

(a) Any forbearance, renewal, extension or modification (whether one or more) which the Noteholder may grant with respect to any Secured Indebtedness; or

(b) Any surrender, compromise, release, renewal, extension, exchange or substitution which the Noteholder may grant in respect of any item of the Mortgaged Properties or any part thereof or any interest therein, or any of the proceeds of Hydrocarbon sales; or

(c) Any release or indulgence granted to any endorser, guarantor or surety of any Secured Indebtedness.

ARTICLE V
Possession Until Default; Defeasance

5.1 Unless a default specified in Section 6.1 hereof shall occur and be continuing, Grantor shall retain full right to the Mortgaged Properties (except the proceeds of Hydrocarbon sales assigned under Section 3.1 hereof), subject, however, to all of the terms and provisions of this Mortgage.

5.2 If all of the Secured Indebtedness be paid as the same becomes due and payable and if the covenants, warranties, undertakings and agreements made in this Mortgage are kept and performed, then and in that event only all rights under this Mortgage shall terminate and the properties hereby conveyed shall become wholly clear of the liens, conveyances and assignments evidenced hereby, and such liens shall be released by the Noteholder in due form at Grantor's cost.

ARTICLE VI
Remedies in Event of Default

6.1 The term "default" as used in this Mortgage shall mean the occurrence of an Event of Default under the Credit Agreement which shall remain unremedied for any applicable period of grace specified therein.

6.2 Following and during the continuation of a default by Grantor under this Mortgage, the provisions of this Section 6.2 (and no other provision of this Mortgage) shall specify the effects of any such default, the remedies available to Noteholder following any such default and any limitations on the exercise of such remedies.

(a) Upon the occurrence of a default, all Secured Indebtedness in its entirety shall, at the option of the Noteholder and following two (2) business days prior written notice by Noteholder (except in the event of bankruptcy, insolvency of Grantor, appointment of a receiver for Grantor, and similar defaults in which event no prior written notice by Noteholder is required), become immediately due and payable without notice, presentation or demand of any kind including, without limitation, notice of intent to accelerate and notice of acceleration, all of which are hereby waived, and the liens evidenced hereby shall be subject to foreclosure in any manner provided for herein or provided for by law as the Noteholder may elect.

(b) Upon the occurrence of a default and following notice required under subsection 6.2(a) hereof, if any such notice is required with respect to such default, the Trustee, his successor or substitute, upon the written request of the Noteholder, shall be authorized and empowered and it shall be his special duty to sell the Mortgaged Properties or any part thereof. Such sale may be at one or more sales, as an entirety or in parcels, as the Trustee may elect, at such place or places and otherwise in such manner and upon such notice as may be required by law, or, in the absence of any such requirement as the Trustee may deem appropriate.

Upon the occurrence of a default and following notice required under subsection 6.2(a) hereof, if any such notice is required with respect to such default, the Trustee, his successor or substitute, shall have the right and power to proceed by suit or suits in equity or at law, whether for the specific performance of any covenant or agreement of Grantor herein contained or in aid of the execution of any power herein granted, or for foreclosure or the sale of the Mortgaged Properties or any part thereof under the judgment or decree of any court of competent jurisdiction, or for the enforcement of any other appropriate legal or equitable remedy. In the event the Noteholder shall request the Trustee to sell the Mortgaged Properties or to proceed by suit as in this section provided, the Noteholder shall have the right to direct the time, method and place of conducting and proceeding for any remedy available to the Trustee or of exercising any trust or power conferred upon him; provided, however, that the Trustee shall have the power to decline to follow any such direction if the Trustee shall be advised by counsel that the action or proceeding so directed may not lawfully be taken. If and to the extent permitted by applicable law:

(i) Any foreclosure sale hereunder may be as an entirety or in such parcels as the Noteholder may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law.

(ii) Any and all statements of fact or other recitals made by the Noteholder or by the Trustee or any substitute appointed hereunder as to nonpayment of the Secured Indebtedness or as to the occurrence of any default, or as to all of said indebtedness having become due and payable, or as to the refusal, failure or inability to act of the Trustee or any substitute or successor trustee, or as to any other act or thing having been duly done by Noteholder or by such Trustee, substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited.

(iii) The Trustee, his successor or substitute, may appoint or delegate to any one or more persons as agent to perform any act or acts necessary or incident to any

foreclosure proceeding instituted by the Trustee, but in the name and on behalf of the Trustee, his successor or substitute.

(iv) It shall not be necessary for the Trustee or any public officer acting under execution or order of the court to have physically present or constructively in his possession any of the Mortgaged Properties.

(v) Any sale or sales of the Mortgaged Properties pursuant to judicial proceedings shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Grantor of, in and to the premises and property sold, and shall be a perpetual bar, both at law and in equity, against Grantor, its successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Grantor, its successors or assigns; nevertheless, Grantor, if requested by the Trustee or the Noteholder so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

(vi) Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee, or of the officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase price, or be in anywise answerable for any loss, misapplication or nonapplication thereof.

(vii) The purchaser at any such sale shall not, nor shall his or its heirs, legal representatives, successors or assigns be deemed to have, by reason of the acquisition of property or rights mortgaged hereunder, assumed any liability or obligation of any lessee or operator of the Mortgaged Properties, or any part thereof, arising by reason of any occurrence taking place prior to such sale.

(viii) After each sale, the Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the property so sold to the purchaser or purchasers in fee simple with special warranty of title, and shall receive the proceeds of said sale or sales and apply the same as herein provided, and Grantor binds itself, its successors and assigns, to warrant and forever defend such title.

(ix) The power of sale granted herein shall not be exhausted by any sale held hereunder by the Trustee or his substitute or successor, and such power of sale shall exist and may be exercised in any manner provided by law or herein from time to time and as many times as the Noteholder may deem necessary until all of the Mortgaged Properties have been duly sold and all Secured Indebtedness has been fully paid.

(c) Upon the occurrence of a default and following notice as required under subsection 6.2(a) hereof if any notice is required with respect to such default, the Trustee, his

successors or substitute, is authorized and empowered, and it shall be his special duty at the request of the Noteholder, to enforce this trust and to sell the Mortgaged Properties located in the State of New Mexico as an entirety or in parcels, as the acting Trustee may designate, at the courthouse of any county in the State of New Mexico in which a part of said Mortgaged Properties being sold may be situated at public auction to the highest bidder for cash, in the manner required by, and after having given notice of such sale in accordance with, the laws of the State of New Mexico governing sales of real estate under powers of sale conferred by deed of trust. Any sale made by the Trustee hereunder may be as an entirety or in such parcels as the Noteholder may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. After each sale, the Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the property so sold to the purchaser or purchasers in fee simple with special warranty of title binding upon Grantor, its successors and assigns, and shall receive the proceeds of said sale or sales and apply the same as herein provided. The power of sale granted herein shall not be exhausted by any sale held hereunder by the Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as the Noteholder may deem necessary until all of the Mortgaged Properties have been duly sold and all Secured Indebtedness has been duly paid. Any such sale shall be a perpetual bar against Grantor, and Grantor's heirs, legal representatives or successors in interest, as the case may be, as to the property sold.

(d) This instrument shall be effective as a mortgage as well as a deed of trust and may be foreclosed as to any of the properties covered hereby (including non-judicial foreclosure) in any manner permitted by the laws of any state in which any part of the Mortgaged Properties is situated, and any foreclosure suit may be brought by the Trustee or by the Noteholder with respect to property located in jurisdictions where a mortgage is utilized to grant liens in real property. In addition to all other remedies herein provided for, Grantor agrees that after a default has occurred the Trustee or the Noteholder shall as a matter of right be entitled to the appointment of a receiver or receivers to be designated by the Noteholder for all or any part of the Mortgaged Properties, whether such receivership be incident to a proposed sale of such property or otherwise, and Grantor does hereby consent to the appointment of such receiver or receivers, agrees not to oppose any application therefor by the Trustee or the Noteholder, and agrees that such appointment shall in no manner affect the rights of the Noteholder under Article N hereof.

(e) The proceeds of any sale held by the Trustee or any receiver or public officer in foreclosure of the liens evidenced hereby shall be applied:

FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale (including reasonable attorneys' fees), including but not limited to expenses of advertising, sale and conveyance and all court costs and charges of every character in the event foreclosed by it, and a reasonable fee to the Trustee acting under the provisions of this Section 6.2 if foreclosed by power of sale as provided in said section, not exceeding the lesser of (i) the actual fees of the Trustee and (ii) five percent (5%), to be estimated upon the amount realized at such sale.

SECOND, to the payment of the Secured Indebtedness in such order as the Noteholder may elect, which shall be cumulative of the trustee's fee hereinabove provided for and shall be due and payable whether the lien of this Mortgage be foreclosed by sale or by judicial process; and

THIRD, the remainder, if any there shall be, shall be paid to Grantor or to Grantor's representative, successors or assigns.

(f) The Noteholder shall have the right to become the purchaser at any sale held by any Trustee or substitute or successor or by any receiver or public officer, and any Noteholder purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Secured Indebtedness owing to such Noteholder, or if such Noteholder holds less than all of such indebtedness the pro rata part thereof owing to such Noteholder, accounting to all such Noteholders not joining in such bid in cash for the portion of such bid or bids apportionable to such nonbidding Noteholder or Noteholders.

(g) All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity, and the Trustee and the Noteholder shall, in addition to the remedies herein provided, be entitled to avail themselves of all such other remedies as may now or hereafter exist at law or in equity for the collection of said indebtedness and the enforcement of the covenants herein and the foreclosure of the liens evidenced hereby, and the resort to any remedy provided for hereunder or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

(h) The Noteholder may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of the Secured Indebtedness, in whole or in part, and in such portions and in such order as may seem best to the Noteholder in its sole and uncontrolled discretion, and any action shall not in anywise be considered as a waiver of any of the rights, benefits or liens evidenced by this instrument.

(i) To the full extent that Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Grantor, for Grantor, Grantor's successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Properties, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the Secured Indebtedness and marshaling in the event of foreclosure of the liens hereby created. If any law referred to in this section and now in force, of which Grantor or Grantor's successors might take advantage despite this section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this section.

(j) Grantor hereby grants unto the Trustee or the Noteholder the powers of attorney to act for and on behalf of Grantor in all transactions of Grantor with any federal or state agency relating to any of the Mortgaged Properties. Without limiting the foregoing, this power of attorney specifically authorizes Lender to execute any documents required by the Minerals

Management Service (MMS) in connection with the foreclosure and subsequent transfer to the Lender of the Mortgaged Properties. The foregoing power of attorney shall only be exercised upon the occurrence of a default.

(k) Upon the occurrence of a default, the Trustee and the Noteholder, or either of them, are authorized prior or subsequent to the institution of any foreclosure proceedings to enter upon the Mortgaged Properties, or any part thereof, and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession and operation of the Mortgaged Properties. All costs, expenses and liabilities of every character (including costs of unsuccessful workover operations or additional wells or dry holes) incurred by the Trustee or the Noteholder in managing, operating and maintaining such Mortgaged Properties, including, without limitation, costs of additional drilling and reworking, whether successful or unsuccessful, shall constitute a demand obligation owing by Borrower and shall draw interest at the Contract Rate (as defined in the Credit Agreement), all of which shall constitute a portion of the Secured Indebtedness.

(l) Upon the occurrence of a default, if Grantor should fail to comply with any of the covenants or obligations of Borrower hereunder, then the Noteholder or said Trustee may perform the same for the account and at the expense of Borrower but shall not be obligated so to do, and any and all expenses incurred or paid in so doing shall be payable by Borrower to the Noteholder with interest at the Contract Rate (as defined in the Credit Agreement), and the amount thereof shall be payable on demand, and shall be secured by and under this Mortgage, and the amount and nature of such expense and the time when paid shall be fully established by the affidavit of the Noteholder or any officer or agent thereof, or by the affidavit of any trustee acting hereunder; provided, however, that the exercise of the privileges granted in this paragraph shall in no wise be considered or constitute a waiver of the right of the Noteholder upon the happening of a default hereunder to declare the Secured Indebtedness to be at once due and payable but is cumulative of such right and all other rights herein given.

6.3 Sale of Mortgaged Property Located in New Mexico. PURSUANT TO SECTION 39-5-19, NMSA 1978, THE PARTIES HERETO AGREE THAT THE REDEMPTION PERIOD FOLLOWING ANY SALE OF ALL OR ANY PART OF THE COLLATERAL LOCATED IN NEW MEXICO SHALL BE ONE MONTH INSTEAD OF NINE MONTHS.

ARTICLE VII
Security Agreement

7.1 Without limiting any of the provisions of this instrument, Grantor (referred to in this Article as "Debtor", whether one or more), expressly GRANTS unto the Noteholder (referred to in this Article as "Secured Party", whether one or more), a security interest in all the Mortgaged Properties hereinabove described (including both those now and those hereafter existing) to the full extent that such properties may be subject to the Uniform Commercial Code of the state or states where such properties are situated. The security interest granted hereby also covers and includes all contract rights, equipment, inventory, general intangibles and accounts with respect to said properties and all products and proceeds of said properties (said properties, contract rights, equipment, inventory, general intangibles, accounts, products and proceeds

thereof being hereinafter collectively referred to as the "Collateral" for the purposes of this paragraph). Debtor covenants and with Secured Party that:

(a) In addition to and cumulative of any other remedies granted in this instrument to Secured Party or the Trustee, Secured Party may, in event of default, proceed under said Uniform Commercial Code as to all or any part of the Collateral and shall have and may exercise with respect to the Collateral all the rights, remedies and powers of a secured party after default under said Uniform Commercial Code, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, lease or utilize the Collateral and any part or parts thereof in any manner authorized or permitted under said Uniform Commercial Code after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and legal expenses thereby incurred by Secured Party, and toward payment of the Secured Indebtedness in such order or manner as Secured Party may elect.

(b) Upon a default, Secured Party shall have the right (without limitation) to take possession of the Collateral and to enter upon any premises where same may be situated for such purpose without being deemed guilty of trespass or otherwise incurring any liability for its entry upon those premises and to take any action deemed necessary or appropriate or desirable by Secured Party, at its option and in its discretion, to repair, refurbish or otherwise prepare the Collateral for sale, lease or other use or disposition as herein authorized.

(c) To the extent permitted by law, Debtor expressly waives any notice of sale or other disposition of the Collateral and any other right or remedies of a debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default hereunder; and to the extent any such notice is required and cannot be waived, Debtor agrees that if such notice is mailed, postage prepaid, to Debtor at the address shown with debtor's signature hereinbelow at least ten days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice.

(d) Secured Party is expressly granted the right, at its option, to transfer at any time to itself or to its nominee the Collateral, or any part thereof, and to receive the monies, income, proceeds or benefits attributable or accruing thereto and to hold the same as security for the Secured Indebtedness or to apply it on the principal and interest or other amounts owing on any of the Secured Indebtedness, whether or not then due, in such order or manner as Secured Party may elect. All rights to marshaling of assets of Debtor, including any such right with respect to the Collateral, are hereby waived.

(e) All recitals in any instrument of assignment or any other instrument executed by Secured Party incident to sale, transfer, assignment, lease or other disposition or utilization of the Collateral or any part thereof hereunder shall be prima facie evidence of the matter stated therein,, no other proof shall be required to establish full legal propriety of the sale or other action or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action and of any fact, condition or thing incident thereto shall be presumed to have been performed or to have occurred.

(f) Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties. All expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise using or disposing of the Collateral and the like which are incurred or paid by Secured Party as authorized or permitted hereunder, including also all attorneys' fees, legal expenses and costs, shall be added to the indebtedness secured by this instrument, and Debtor shall be liable therefor.

(g) Should Secured Party elect to exercise its right under said Uniform Commercial Code as to part of the personal property and fixtures described herein, this election shall not preclude Secured Party or the Trustee from exercising the rights and remedies granted by the preceding paragraphs of this instrument as to the remaining personal property and fixtures.

(h) Any copy of this instrument may also serve as a financing statement under said Uniform Commercial Code between the Debtor, whose address is designated with its signature, and the **SECURED PARTY, WHOSE ADDRESS IS 500 FIFTH AVENUE, SUITE 2600, NEW YORK, NY 10110.**

(i) So long as any amount remains unpaid on the Secured Indebtedness, Debtor will not authorize for filing in any public office any financing statement or statements affecting the Collateral other than financing statements in favor of Secured Party hereunder, unless the prior written specific consent and approval of Secured Party shall have first been obtained.

(j) Secured Party is authorized to file, in any jurisdiction where Secured Party deems it necessary, one or more financing statements pursuant to the Uniform Commercial Code in form satisfactory to Secured Party, and Debtor will pay the cost of filing or recording those financing statements or this instrument as a financing statement in all public offices at any time and from time to time whenever filing or recording of any financing statement or of this instrument is deemed by Secured Party to be necessary or desirable.

(k) The office where the records of Debtor with respect to the Collateral and the Mortgaged Properties are kept is located at the address shown opposite the signature of Debtor to this Mortgage, and Debtor agrees that the place at which such records are kept will not be changed without the prior written consent of the Noteholder.

Debtor further warrants and represents to Secured Party that, except for the security interest granted hereby in the Collateral and other claims previously disclosed in writing to Secured Party, Debtor is the owner and holder of the Collateral, free of any adverse claim, security interest or encumbrance, and Debtor agrees to defend the Collateral against all claims and demands of any person at any time claiming the same or any interest therein. Debtor further warrants and represents that it has not heretofore signed any financing statement and no financing statement signed by Debtor is now on file in any public office except those statements true and correct copies of which have been delivered to Secured Party.

ARTICLE VIII
Concerning the Trustee

8.1 The Trustee may resign by an instrument in writing addressed to the Noteholder. The Trustee or any successor or substitute Trustee may be removed at any time with or without cause by an instrument in writing executed by the Noteholder and such power of removal may be exercised as frequently and at such times as the Noteholder may elect. In case of the absence, death, resignation or removal of the Trustee, or the inability, failure, or refusal of the Trustee to act, a successor or substitute Trustee may be appointed by the Noteholder by instrument complying with any applicable requirements of law, and in the absence of any such requirement, without other formality than appointment and designation in writing executed by the Noteholder. Such right to appoint a substitute Trustee shall exist and may be exercised as often and whenever the Noteholder may elect. Such appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein required, and upon the making of any such appointment and designation, all of the estate and title of the Trustee in the Mortgaged Properties shall vest in the named successor Trustee and he shall thereupon succeed to, hold, possess and exercise all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee. All references herein to the Trustee shall be deemed to refer to the Trustee (including any successor appointed and designated as herein provided) from time to time acting hereunder.

If no successor Trustee shall have been appointed as contemplated by the foregoing provisions in this Section, or if appointed shall not have accepted the appointment, within thirty (30) days after the occurrence of a vacancy in the office of the Trustee, the Noteholder or such retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee or Trustees.

8.2 Any Trustee from time to time serving hereunder shall have the absolute right, acting independently, to take any action and to exercise any right, remedy, power or privilege conferred upon the Trustee, and any action taken by any Trustee from time to time serving hereunder shall be binding upon all other Trustees and no person dealing with any Trustee from time to time serving hereunder shall be obligated to confirm the power and authority of such trustee to act without the concurrence of the other Trustees.

8.3 The Trustee shall not be required to take any action for the enforcement of this instrument or the exercise of any rights or remedies hereunder or to appear in or defend any action, suit or other proceeding in connection therewith, where, in the opinion of the Trustee, such action will be likely to involve him in expense or liability, unless the Trustee be tendered security and indemnity satisfactory to him, against cost, expense or liability in connection therewith.

8.4 It shall be no part of the duty of the Trustee to see to any recording, filing or registration of this instrument or any other instrument supplemental hereto, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge which may be levied or assessed on the Mortgaged Properties or against Grantor or to see to the performance or observance by Grantor of any of the covenants or agreements herein contained. The Trustee shall not be responsible for the execution, acknowledgment or validity of

this instrument or of any instrument supplemental hereto or of the Note, or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of the holder of the Note. The Trustee shall have the right to consult with counsel upon any matters arising hereunder, and shall be fully protected in relying as to legal matters on the advice of the counsel. The Trustee shall not incur any personal liability hereunder except for his own gross negligence or willful misconduct; and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.

ARTICLE IX
Miscellaneous

9.1 This instrument is a deed of trust and mortgage of both real and personal property, a security agreement, a financing statement and an assignment, and also covers proceeds and fixtures.

9.2 All options and rights of election herein provided for the benefit of the Noteholder are continuing, and the failure to exercise any such option or right of election upon a particular default or breach or upon any subsequent default or breach shall not be construed as waiving the right to exercise such option or election at any later date. By the acceptance of payment of any indebtedness secured hereby after its due date, the Noteholder does not waive the right either to require prompt payment when due of all other sums so secured or to regard as a default failure to pay any other sums due which are secured hereby. No exercise of the rights and powers herein granted and no delay or omission in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

9.3 No release of any part of the Mortgaged Properties shall in any way alter, vary or diminish the force, effect or lien of this instrument on the balance of Mortgaged Properties.

9.4 Any provision contained herein or in the Note or in any other instrument evidencing or relating to any Secured Indebtedness to the contrary notwithstanding, neither Lender nor any Noteholder nor the holder of any other Secured Indebtedness shall be entitled to receive or collect, nor shall Grantor be obligated to pay, interest on any of the Secured Indebtedness in excess of the maximum rate of interest permitted by applicable law, and if any provision of the Note or of any other such instrument shall ever be construed or held to permit the collection or to require the payment of any amount of interest in excess of that permitted by applicable law, the provisions of this section shall control and shall override any contrary or inconsistent provision of the Note or other instrument.

9.5 Any notice, request, demand or other instrument which may be required or permitted to be given or furnished to or served upon Grantor shall be addressed to it at its address set forth below, or such other address as Grantor may furnish to the Trustee or the Noteholder in writing. Notices to the Trustee and the Noteholder shall be deemed to have been properly given if delivered in like fashion to them at 500 Fifth Avenue, Suite 2600, New York, NY 10110, or at such other address as the Trustee or the Noteholder may furnish to Grantor in writing.

9.6 Renewals and extensions of the Secured Indebtedness may be given at any time and amendments may be made to this Mortgage and other agreements relating to any of the Secured Indebtedness or the Mortgaged Properties and/or such properties may at any time be released or partially released and/or the Noteholder may take or hold other security for the Secured Indebtedness without notice to or joinder or consent of any persons hereafter acquiring any interest in the Mortgaged Properties. The Trustee or the Noteholder may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this instrument, which shall continue as a first lien upon all of the Mortgaged Properties not expressly released until the Secured Indebtedness is fully paid.

9.7 If any provision hereof or of the Credit Agreement or the Note is invalid or unenforceable in any jurisdiction, the other provisions hereof or of the Note shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of the Trustee, Lender and the Noteholder in order to effectuate the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

9.8 All of the terms, provisions, covenants and conditions hereof shall be binding upon Grantor, and the successors and assigns of Grantor arid the Noteholder and successors and assigns of Noteholder, and shall inure to the benefit of the Trustee and the Noteholder and their respective successors and assigns and Grantor's covenants shall constitute covenants running with the lands covered by the Mortgaged Properties, but this provision shall not be construed to authorize any sale or other disposition of the Mortgaged Properties contrary to any other provisions hereof.

9.9 The Mortgage may be executed in multiple counterparts, each of which is deemed to be an original for all purposes although all such executed copies shall evidence and constitute one and the same Mortgage; provided that it shall never be necessary for Noteholder or Trustee to produce more than one fully executed counterpart with all divisions to prove the existence of all such counterparts. The counterpart recorded in a particular jurisdiction may have attached to it only the division or subdivisions of the exhibit that contain descriptions of Mortgaged Properties located in such jurisdiction. Whenever a recorded counterpart of the Mortgage contains less than all of the divisions, the descriptions contained in the omitted divisions are hereby incorporated into said recorded counterpart by reference.

9.10 The term "Grantor" herein used shall mean and include the corporation executing this instrument, and its successor in interest in the Mortgaged Properties. The number and gender of pronouns used in referring to Grantor shall be construed to mean and correspond with the number and gender of the individuals and/or entities executing this instrument as Grantor, and, further, the term "Grantor" herein used shall mean and include both all of the parties executing this instrument as Grantor as well as any single one or more of them.

9.11 The "Effective Date" of this instrument is 7:00 a.m. local time on October 7, 2005, at the location of the Mortgaged Properties, respectively.

9.12 This Mortgage shall be governed by and construed and interpreted under the laws of the State of New Mexico (without giving effect to conflicts of laws principles), except to the extent that the laws of the State where the Mortgaged Properties are located shall be mandatorily applicable.

9.13 TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, EACH OF THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE REVOLVING NOTE OR BRIDGE NOTE, THIS AGREEMENT OR THE OTHER SECURITY DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED THEREBY, BEFORE OR AFTER MATURITY.

THIS WRITTEN AGREEMENT AND THE OTHER SECURITY DOCUMENTS DESCRIBED IN THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

9.14 (a) Grantor and Lender (singularly, the "Party", and collectively, the "Parties") will attempt in good faith to resolve any controversy or dispute arising out of or relating to this Agreement promptly by negotiations between themselves. The negotiation process may be started by the giving of written notice by any Party to the other Parties in accordance with the terms of Section 9.5 hereof, and the Parties agree to negotiate in good faith, and select an independent mediator to facilitate the negotiations and conduct up to eight (8) consecutive hours of mediated negotiations in Houston, Texas within 30 days after the notice is first sent. If, within 10 days after the initial notice, the Parties are not able to agree upon a mediator, the Party originally giving the notice shall promptly notify American Arbitration Association ("AAA"), 140 West 51st Street, New York, New York, 10020-1203 (telephone (212) 484-3266; fax (212) 307-4887). AAA will promptly designate a mediator who is independent and impartial, and AAA's decision about the identity of the mediator will be final and binding.

(b) No arbitration may be commenced by any Party unless and until a negotiation complying with the foregoing paragraph has been completed, and no litigation or other proceeding may ever be instituted at any time in any court for the purpose of adjudicating, interpreting or, except as set forth in Section 9.13(h) hereof, enforcing any rights or obligations of the Parties hereto or any rights or obligations relating to the subject matter hereof, whether or not covered by the express terms of this Mortgage, or for the purpose of adjudicating a breach or determination of the validity of this Mortgage, or for the purpose of appealing any decision of an arbitrator, except a proceeding instituted for the sole purpose of having the award or judgment of an arbitrator entered and enforced.

(c) If a controversy or dispute is not resolved after completion of the negotiation process described above, then, upon notice by any Party to the other Parties (an "Arbitration Notice") and to AAA, the controversy or dispute shall be submitted to a sole arbitrator who is independent and impartial, for binding arbitration in Houston, Texas, in

accordance with AAA's Commercial Arbitration Rules (the "Rules"). The Parties agree that they will faithfully observe this Mortgage and the Rules and that they will abide by and perform any award rendered by the arbitrator. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1-16 (or by the same principles enunciated by such Act in the event it may not be technically applicable). The award or judgment of the arbitrator shall be final and binding on all Parties and judgment upon the award or judgment of the arbitrator may be entered and enforced by any court having jurisdiction. If any Party becomes the subject of a bankruptcy, receivership or other similar proceeding under the laws of the United States of America, any state or commonwealth or any other nation or political subdivision thereof, then, to the extent permitted or not prohibited by applicable law, any factual or substantive legal issues arising in or during the pendency of any such proceeding shall be subject to all of the foregoing mandatory mediation and arbitration provisions and shall be resolved in accordance therewith. The agreements contained herein have been given for valuable consideration, are coupled with an interest and are not intended to be executory contracts. The fees and expenses of the arbitrator will be shared by all Parties engaged in the dispute or controversy on a basis determined to be fair and equitable by the arbitrator, taking into account the relative fault of each Party, the relative credibility and merit of all claims and defenses made by each Party and the cooperation, speed and efficiency of each Party in conducting the arbitration proceedings and complying with the Rules and with orders and requests of the arbitrator.

(d) Promptly after the Arbitration Notice is given, AAA will select three possible arbitrators with experience in the subject matter of the controversy, to whom AAA will give the identities of the Parties and the general nature of the controversy. If any of those arbitrators disqualifies himself or declines to serve, AAA shall continue to designate potential arbitrators until the Parties have three to select from. After the panel of three potential arbitrators has been completed, a two-page summary of the background of each of the potential arbitrators will be given to each of the Parties, and the Parties will have a period often (10) days after receiving the summaries in which to attempt to agree upon the arbitrator to conduct the arbitration. If the Parties are unable to agree upon an arbitrator, then one of the Parties shall notify AAA, and AAA shall select the arbitrator from one of the three, or less, if one or more has been found to be disqualified or removes himself from consideration (if all three are disqualified or remove themselves, then AAA shall start the arbitration-selection process over again). The decision of AAA with respect to the selection of the arbitrator will be final and binding in such case.

(e) Within 10 days after the selection of the arbitrator, the Parties and their counsel will appear before the arbitrator at a place and time in Houston, Texas, as may be designated by the arbitrator for the purpose of each Party making a one hour or less presentation and summary of the case. Thereafter, the arbitrator will set dates and times for additional bearings until the proceeding is concluded. The desire and goal of the Parties is, and the arbitrator will be advised that his goal should be, to conduct and conclude the arbitration proceeding as expeditiously as possible. If any Party or its counsel fails to appear at any hearing, the arbitrator shall be entitled to reach a decision based on the evidence which has been presented to him by the Parties who did appear. Any arbitral award may be confirmed by a New York state court.

(f) Any arbitral award may be enforced in the courts of the state of New York or of the United States of America for the Southern District of Texas, and, by execution and delivery of this Mortgage, the Parties hereby accept for themselves and in respect of their property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts for said purpose and the Parties hereby irrevocably waive to the fullest extent permitted by law any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(g) The arbitrator will have no authority to award punitive or other damages not measured by the prevailing Party's actual damages and may not, in any event, make any ruling, finding, or award that does not conform to the terms and conditions of the Credit Agreement and other Security Documents, including this Mortgage.

(h) The provisions of this Section 9.13 relating to arbitration of disputes shall not apply to the enforcement of any rights or obligations hereunder.

9.15 With respect to the Mortgaged Properties located in the State of New Mexico, this instrument shall constitute a Mortgage as defined in Section 47-1-39 NMSA 1978, as hereinafter amended from time to time, and shall be construed, interpreted and enforced in accordance with the laws of the State of New Mexico including, without limitation, Section 47-1-39 NMSA 1978 and Section 48-7-1 et. seq. NMSA 1978. As such, and in addition to and not in limitation of the foregoing provisions, this Mortgage is executed with mortgage covenants and upon the statutory mortgage condition. Insofar as this instrument is a security agreement and financing statement, same shall be so construed, interpreted and enforced pursuant to Article 9 of the Uniform Commercial Code as adopted in the State of New Mexico. If any provision of this Mortgage is invalid or unenforceable under the laws of the State of New Mexico, then, to the extent permitted by law (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Beneficiary in order to carry out the intentions of the Parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of such provision in the State of New Mexico shall not affect the validity or enforceability of the other provisions hereof. If the rights and liens created by this Mortgage shall be invalid or unenforceable as to any part of the Secured Indebtedness, the unsecured portion of the Secured Indebtedness shall be completely paid prior to the payment of the remaining and secured portion thereof, and all payments made on the Secured Indebtedness shall be considered to have been paid on and applied first to the complete payment of the unsecured portion thereof.

9.16 This instrument constitutes a lien of credit mortgage pursuant to Section 48-7-4 NMSA 1978, as amended from time to time.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed by their duly authorized undersigned officers effective as of October 7, 2005.

"GRANTOR"

ADDRESS OF GRANTOR:
2 North Caddo
P.O. Box 1956
Cleburne, TX 76033

UHC NEW MEXICO CORPORATION

By: Walter G. Mize

Name Printed: Walter G. Mize

Title: President

UNITED HERITAGE CORPORATION

By: Walter G. Mize

Name Printed: Walter G. Mize

Title: President

State of Texas
County of JOHNSON

This instrument was acknowledged before me on OCTOBER 7, 2005, by WALTER G. MIZE, the PRESIDENT of **UHC NEW MEXICO CORPORATION,** a NEW MEXICO corporation, on behalf of the corporation.

BARBARA L. BROADUS
Notary Public
STATE OF TEXAS
My Comm. Exp. 04/28/2007

Barbara L. Broadus
Notary Public – Signature

State of Texas
County of JOHNSON

This instrument was acknowledged before me on OCTOBER 7, 2005, by WALTER G. MIZE, the PRESIDENT of **UNITED HERITAGE CORPORATION,** a UTAH corporation, on behalf of the corporation.

BARBARA L. BROADUS
Notary Public
STATE OF TEXAS
My Comm. Exp. 04/28/2007

Barbara L. Broadus
Notary Public – Signature

EXHIBIT A

ATTACHED TO AND FORMING A PART OF THE
DEED OF TRUST, MORTGAGE, ASSIGNMENT OF PRODUCTION,
SECURITY AGREEMENT AND FINANCING STATEMENT
DATED AS OF OCTOBER 7, 2005

FROM

UHC NEW MEXICO CORPORATION
AND UNITED HERITAGE CORPORATION
TO

____

TRUSTEE FOR THE BENEFIT OF

LOTHIAN OIL INC.

PREAMBLE

This Exhibit A contains this Preamble and the specific description of the "Leases" comprising a portion of the "Mortgaged Properties", as those terms are defined in the Deed of Trust, Mortgage, Assignment of Production,. Security Agreement and Financing Statement (the 'Mortgage") to which this Exhibit A is attached.

Divisions. This Exhibit A may be composed of several divisions and subdivisions--at least one for each state and county in each state in which any part of the Mortgaged Properties is located in more than one county, the division hereof containing the description of such Hydrocarbon (as defined in the Mortgage) lease will generally include the relevant portion of each of the counties in which any part of such oil, gas and mineral lease is located. Counties containing portions of such multi-county leases may therefore be covered by more than one division of this Exhibit A. Each subdivision is in turn composed of further subdivisions—each one covering one or more of the oil, gas and mineral leases included among the Mortgaged Properties.

Counterparts. The Mortgage may be executed in multiple counterparts, each of which is deemed to be an original for all purposes although all such executed copies shall evidence and constitute one and the same Mortgage; provided that it shall never be necessary for Noteholder or Trustee to produce more than one fully executed counterpart with all divisions to prove the existence of all such counterparts. The counterpart recorded in a particular county may have attached to it only the division or subdivisions of this exhibit that contain descriptions of Mortgaged Properties located in such county or parish. Whenever a recorded counterpart of the Mortgage contains less than all of the divisions, the descriptions contained in the omitted divisions are hereby incorporated into said recorded counterpart by reference.

Definitions. For all purposes of this Exhibit A, the following terms shall have indicated meanings:

"Block" means several leases within an immediate vicinity.

"Net Revenue Interest" means with respect to any Property, the decimal or percentage share of production from or allocable to such property, after deduction of all overriding royalties and other burdens (including lessor royalties), that an owner of a Working Interest is entitled to receive

"Working Interest" means the property interest which entitles the owner thereof to explore and develop certain land for Hydrocarbon production purposes, whether under an oil and gas lease or unit, a compulsory pooling order or otherwise.

"Overriding Royalty Interest" means (i) with respect to a Unit for which an Overriding Royalty Interest is stated, that interest in the applicable Hydrocarbons produced, saved, and sold from such unitized area which is afforded to Grantor by virtue of its ownership of such expense-free interest in the Leases included in whole or in part in such area after deducting landowner royalties and any other burdens to which such interest may be subject, and (ii) with respect to a Well for which an Overriding Royalty Interest is stated, an expense-free interest in the applicable Hydrocarbons produced, saved and sold from a Well or Subject Lease which is afforded to Grantor by virtue of its ownership of such expense-free interest in the Lease (hereinafter defined) on which such Well is located after deducting landowner royalties and any other burdens to which such interest may be subject.

"Well" means any existing oil or gas well, salt water disposal well, injection well, water supply well or any other well located on or related to the Properties or any well which may hereafter be drilled and/or completed on the Properties, or any facility or equipment in addition to or replacement of any well, including a well producing or capable of producing oil and/or gas that is described or referred to in this Exhibit A.

"Unit" means a unit, pool, or communitized area described or referred to in this Exhibit A.

"Permitted Encumbrances" shall mean (*i*) minor irregularities in title which do not (a) materially interfere with the occupation, use and enjoyment by Grantor of any of the Mortgaged Properties in the normal course of business as presently conducted, or (b) materially impair the value thereof for such Mortgaged Properties, (*ii*) all interests in the Mortgaged Properties securing obligations owed to, or claimed by, any Person other than Noteholder, whether such interest is based on the common law, statute or contract, and whether such interest includes liens or security interests arising by virtue of mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or lease, consignment or bailment for security purposes, so long as each said interest has been expressly consented to by Noteholder in writing, (*iii*) Liens of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law, and of operators arising by contract, in the ordinary course of business for sums not yet due or

being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor; (*iv*) the specific exceptions and encumbrances affecting each of the Mortgaged Properties as described in this Exhibit, (*v*) any liens which are subordinate to the liens created hereby pursuant to a Subordination Agreement approved by Lender; and (*vi*) the agreements and matters set forth in Exhibit B INSOFAR ONLY as the foregoing exceptions, encumbrances and agreements are valid and subsisting and are enforceable against the particular Lease(s) which are made subject to said exceptions, encumbrances or agreements.

Scope and Format of Description. The Subject Interests are expressly limited to the Subject Leases insofar and only insofar as they cover lands and depth intervals in which Grantor owns an undivided interest and do not include lands and depth intervals in which Grantor owns no undivided interest even though such lands or depth intervals are covered by the Subject Leases; provided, however, that this provisions shall not impair Lender's/Mortgagee's rights under the warranty of title contained in the Mortgage. The format of the description is as follows:

With respect to each Lease, the description includes the Lease, the date, the Lessor, the Lessee, the recording information, the governmental or state serial number assigned to the lease (if applicable), and a description of the lands covered by the Lease. If the recorded instrument is a short form of memorandum of a Lease, the term "Lease" shall be deemed to include all of the terms and provisions of the Lease referred to in such short form or memorandum. Certain property descriptions are in abbreviated to Sections, Townships, and Ranges. In such descriptions, the following terms may be abbreviated as follows:

Northwest Quarter	NW, NW/4, or NW/4;
Southwest Quarter	SW, SW/4, or SW/4;
Southeast Quarter	SE, SE/4, or SE/4;
Northeast Quarter	NE, NE/4, or NE/4;
North Half	N/2 or N/2;
South Half	S/2 or S/2;
East Half	E/2 or E/2;
West Half	W/2 or W/2;

The applicable Blocks are followed by an N, S, E, or W to indicate whether the Block is North, South, East, or West. Certain descriptions merely refer to the Block in which the property is located in whole or in part. In such cases, the recorded Leases and any amendments thereof and any other recorded instruments affecting Grantor's title more particularly describe the land within such Block in which Grantor owns an interest, and the descriptions contained in such instruments are incorporated herein by this reference. In the case of certain federal and state leases, the interests set forth may be in the nature of either record, title or operating rights. The land description does not necessarily signify that Grantor owns the entire interest in such Lease as to all of such land or as to all depth intervals. The statement of a Working Interest and a Net Revenue Interest for a Well or Unit does not necessarily signify that Grantor owns the same applicable Lease or leases as to the areas or depth intervals not attributable to the Well or Unit.

The statement of a Working Interest and a Net Revenue Interest with respect to a Well or Wells signifies that Grantor owns that Working Interest and Net Revenue Interest in the Well or Wells with respect to the intervals in which the Well or Wells are currently completed, and excludes a unitized area or formation, if any, included within a Unit which is also described in this Exhibit A.

Each Well or Unit with respect to which the Working Interest and Net Revenue Interest of Grantor is stated is described as follows: (*i*) each well is described by reference to the Well name given to the Well in Grantor's records, which may or may not be the name stated in the records of the applicable state or federal regulatory authority, and (*ii*) each Unit is described by the name by which such Unit is referred to in Grantor's records, which may or may not be the name used (if a name is used) in the instrument creating such Unit.

$4,000,000.00

SECURED CREDIT AGREEMENT

Between

UNITED HERITAGE CORPORATION
AND
UHC NEW MEXICO CORPORATION,
as Borrower

and

LOTHIAN OIL INC.,
as Lender

Dated as of October 7, 2005

TABLE OF CONTENTS

CREDIT AGREEMENT

This $4,000,000 Secured Credit Agreement (this "Agreement") is dated as of October 7, 2005, between **United Heritage Corporation** and **UHC New Mexico Corporation,** having their principal executive office and place of business at 2 North Caddo, P.O. Box 1956, Cleburne, Texas 76033 (collectively the "Borrower"), and **Lothian Oil Inc.,** with offices at 500 Fifth Avenue, Suite 2600, New York, New York 10110 ("Lender").

Background:

A. Borrower and Lender desire to enter into this Agreement to set forth the terms and conditions pursuant to which Lender will make available to Borrower a secured term loan on a non-revolving basis for the purposes set forth in this Agreement.

B. In connection with Lender making available to Borrower the financial accommodations described in this Agreement, Borrower will grant to Lender a mortgage lien and a perfected security interest in the New Mexico real and personal property of Borrower; and

C. To further induce Lender to enter into this Agreement, Borrower will assign the Working Interest (defined below) to Lender or its designee.

Agreements:

In consideration of the terms, covenants, provisions and conditions set forth in this Agreement, Borrower and Lender agree as follows:

ARTICLE I
Definitions

Section 1.1. Specific Defined Terms.

As used herein, the following terms shall have the following meanings and, as the context requires, the singular shall include the plural:

"Advance" means an advance of funds under the Term Loan by Lender at the Contract Rate pursuant to Article II of this Agreement.

"Affiliate" means as to any Person (a) any other Person who directly or indirectly controls, is under common control with, or is controlled by such Person, (b) any director or officer of such Person or of any Person referred to in clause (a) above, or (c) if any Person in clause (a) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of Equity Interests, by contract or otherwise); provided that, in any event, (*i*) any Person who owns directly or indirectly ten percent (10%) or more of the Equity Interests having ordinary voting

power for the election of directors or other governing body of a corporation or ten percent (10%) or more of the Equity Interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person, and (*ii*) any Subsidiary of any Borrower shall be deemed to be an Affiliate of Borrower.

"Agreement" has the meaning assigned to that term in the introductory paragraph hereof.

"Assignment" or "Assignment and Bill of Sale" means the Assignment of Working Interest by Borrower to Lender of 70% of Borrower's interest in the Leases owned by Borrower included in the Cato San Andres Unit in Chaves County, New Mexico, which Assignment shall be effective when the Term Note provided for in this Secured Credit Agreement is paid in full.

"Basic Documents" means Leases, Operating Agreements, Hydrocarbon purchase, sales, exchange, processing, gathering, treatment, compression and transportation agreements; farmout or farm-in agreements; unitization agreements; joint venture, exploration, limited or general partnership, dry hole, bottom hole, acreage contribution, purchase and acquisition agreements; area of mutual interest agreements; salt water disposal agreements, servicing contracts; easement and/or pooling agreements; surface leases, permits, licenses, rights-of-way, servitudes or other interests appertaining to the Properties and all other executory contracts and agreements relating to the Properties.

"Borrower" has the meaning assigned to that term in the first paragraph of this Agreement.

"Business Day" means any day other than a Saturday, Sunday or other day in which banking institutions in the city of New York are authorized or obligated by law or executive order to close.

"Closing" means the date of execution by Borrower and other applicable parties and the delivery to Lender of this Agreement, the Term Note (as hereinafter defined), the Security Agreements, the Mortgage, the Overriding Royalty Interest Conveyance, the other Security Documents (as hereinafter defined) and all other documents contemplated by this Agreement and necessary to satisfy the conditions described in Article VII.

"Closing Date" has the meaning assigned to that term in Section 7.1.

"Collateral" means the Properties and all Personal Property.

"Contract Rate" means a rate per annum equal to the Prime Rate plus 1%.

"Crude Oil" means all crude oil, condensate and other liquid hydrocarbon substances.

"Debtor Relief Laws" means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

"Default Rate" has the meaning assigned to that term in Section 2.3(a) hereof.

"Defensible Title" means with respect to each Property, title that (*i*) entitles Borrower to receive (free and clear of all royalties appearing or not appearing of record, all overriding royalties, and all net profits interests or other burdens on or measured by production of Hydrocarbons) not less than the Net Revenue Interest of Borrower set forth on Exhibit A in all Hydrocarbons produced, saved and marketed from the Property for the productive life of the Property, free and clear of any security interest, lien, encumbrance, mortgage, claim, security agreement or other charge, other than the Permitted Encumbrances and any liens, mortgages and security interests and property interests which are in favor of Lender and its Affiliates or are permitted hereunder; and (*ii*) obligates Borrower to bear costs and expenses relating to the maintenance, development and operation of such Property in an amount not greater than the Working Interest of Borrower set forth on Exhibit A for the productive life of such Property.

"Equipment" has the meaning assigned to that term in the UCC and includes all surface or subsurface machinery, goods, equipment, fixtures, inventory, facilities, supplies or other personal or moveable property of whatsoever kind or nature (excluding property rented by Borrower or taken to the premises for temporary uses) now owned or hereafter acquired by Borrower which are now or hereafter located on or under any of the lands attributable to the Properties which are used for the production, gathering, treatment, processing, storage or transportation of Hydrocarbons and whether or not attributable to the Properties (together with all accessions, additions and attachments to any thereof), including, without limitation, all Wells, casing, tubing, tubular goods, rods, pumping units and engines, Christmas trees, platforms, derricks, separators, compressors, gun barrels, flow lines, water injection lines, tanks, gas systems (for gathering, treating and compression), pipelines (including gathering lines, laterals and trunklines), chemicals, solutions, water systems (for treating, disposal and injection), power plants, poles, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, telegraph, telephone and other communication systems, loading docks, loading racks, shipping facilities, platforms, well equipment, wellhead valves, meters, motors, pumps, tankage, regulators, furniture, fixtures, automotive equipment, forklifts, storage and handling equipment, together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, documentation and processes, warranties and records in connection therewith including, without limitation, any and, to the extent permitted, all seismic data, geological data, geophysical data and interpretation of any of the foregoing, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutes for any of the foregoing.

"Event of Default" has the meaning assigned to that term in Section 8.1.

"Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local or tribal, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over Borrower, any Affiliate, any of their properties or Lender.

"Highest Lawful Rate" means, with respect to Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Term Note or on other Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws

which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

"Hydrocarbons" means all Crude Oil and Natural Gas.

"Lease" or "Leases" means, whether one or more, (*i*) those certain oil and gas leases set forth in the descriptions of the Properties attached as Exhibit A hereto, and any other interests in the Leases or any other lease of real property, whether now owned or hereafter acquired by Borrower, and any extension, renewals, corrections, modifications, elections or amendments (such as those relating to unitization) of any such Lease or Leases, or (*ii*) other oil, gas and/or mineral leases or other interests pertaining to the Properties, whether now owned or later acquired, which may now and hereafter be made subject to the lien of any of the Security Documents and any extension, renewals, corrections, modifications, elections or amendments (such as those relating to unitization) of any such lease or leases.

"Lender" has the meaning assigned to that term in the first paragraph of this Agreement, and includes the initial Lender identified in this Agreement and its successors and one or more assignees to the extent any of them is a holder of the Term Note or any interest in the Term Note.

"Liabilities and Costs" has the meaning assigned to such term in Section 10.10(b).

"Lien" means any interest in property (real or personal) securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of oil and gas properties and the Properties. The term "Lien" shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

"Loan Documents" means this Agreement, the Term Note, the Security Documents, the Assignment and Bill of Sale, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

"Material Adverse Effect" means a material adverse effect on (a) the business, operations, Property, condition (financial or otherwise) or prospects of Borrower, (b) the ability of Borrower to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to Lender under any Loan Document.

"Maturity Date" means ten (10) years from the date of Closing.

"Maximum Commitment" has the meaning assigned such term in Section 2.1.

"Mortgage" means a mortgage, deed of trust, assignment of production, security agreement and financing statement and act of mortgage and security agreement securing future advances executed by Borrower and granting a first and prior lien to or for the benefit of Lender in the Properties described therein subject only to the Permitted Encumbrances, and otherwise in form and substance satisfactory to Lender, as the same may be modified, amended or supplemented pursuant to the terms of this Agreement.

"Natural Gas" means all natural gas, and any natural gas liquids and all products recovered in the processing of natural gas (other than condensate) including, without limitation, natural gasoline, casinghead gas, iso-butane, normal butane, propane and ethane (including such methane allowable in commercial ethane) produced from or attributable to the Properties.

"Net Revenue Interest" means, with respect to any Property, the decimal or percentage share of Hydrocarbons produced and saved from or allocable to such Property, after deduction of all lessor and overriding royalties and other burdens on or paid out of such production.

"Obligations" means and include all loans and advances (including the Term Loan), debts, liabilities, obligations, covenants, duties and amounts owing or to be owing by Borrower or any Affiliate of Borrower to Lender or any Affiliate of Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty, letter of credit or other instrument, arising directly or indirectly, under this Agreement, the Term Note, the Security Documents, the Swap Agreement or other Hedging Agreement, or under any Loan Documents, and all renewals, extensions and/or rearrangements of any of the foregoing. The term includes, but is not limited to, all interest, reasonable charges, expenses, consultants' and attorneys' fees and any other sum chargeable to Borrower under this Agreement, the Term Note, the Security Documents, or any of the Loan Documents.

"Operating Agreement" means (a) any operating agreements covering or relating to any one or more of the Properties and (b) any subsequently executed operating agreement covering or relating to any one or more of the Properties that is approved in writing by Lender.

"Operator" means with respect to the Properties, Borrower and any other operators, including contract operators, of the Properties.

"Permitted Encumbrances" means (*i*) Liens for property taxes and assessments or governmental charges or levies, provided that payment thereof is not at the time required hereunder; (ii) (a) deposits to secure the performance of bids, tenders, trade contracts or leases or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money or the acquisition of inventory or other property and (b) Liens, other than any Liens imposed by ERISA, arising in the ordinary course of business or incidental to the ownership of Properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, carrier's, mechanic's, materialmen's, repairmen's, vendor's, warehousemen's, attorneys' liens, and Liens of operators and non-operators arising under

Operating Agreements) for sums not past due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserves as may be required by generally accepted accounting principles have been made; (*iii*) survey exceptions, issues with regard the merchantability of title, easements or reservations, or rights of others for rights-of-way, servitudes, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which could not reasonably be expected to have a Material Adverse Effect; (*iv*) Liens permitted by Lender in writing; (*v*) Liens on Properties in respect of judgments or awards, the Indebtedness with respect to which it is permitted hereunder; (*vi*) Liens against specific equipment securing Debt permitted hereunder; and (*vii*) the specific exceptions and encumbrances affecting one or more of the Properties as described in the Mortgages and/or the summaries and opinions delivered to Lender prior to the Closing Date BUT ONLY INSOFAR as those exceptions and encumbrances are valid and subsisting and are enforceable against the particular Lease which is made subject to those exceptions and encumbrances.

"Person" means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, joint stock company or other similar organization, government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

"Personal Property" means all personal property of every kind, whether now owned or later acquired, including all goods (including Equipment), documents, accounts, chattel paper (whether tangible or electronic), money, deposit accounts, letters of credit and letter-of-credit rights (without regard to whether the letter of credit is evidenced by a writing), documents, securities and all other investment property, supporting obligations, any other contract rights (including all rights in transportation agreements, processing agreements, delivery agreements and seismic agreements related to the Properties) or rights to the payment of money, insurance claims and proceeds, all general intangibles (including all payment intangibles and rights to seismic and other geophysical data) and all permits, licenses, books and records related to the Properties or the business of Borrower as it relates to the Properties in any way whatsoever.

"Production Volumes" mean the sum of Borrower's Net Revenue Interest of Hydrocarbons.

"Property" or "Properties" means, collectively, the Leases and all other real and personal property of Borrower, whether now owned or later acquired and without regard to whether such property is related to any of the Leases, including but not limited to all Personal Property and all Basic Documents associated therewith.

"Related Costs" means the fees and expenses of counsel for Lender and other consultants for Lender and Lender's other out-of-pocket expenses incurred in connection with the due diligence, negotiation and preparation of documents relating to the Term Loan and execution, delivery and filing and/or recording of the Loan Documents together with any amendments, supplements or modifications thereto or administration or enforcement thereof.

"Royalty Interest" means the Production Volumes from or allocable to any particular Property or proceeds thereto, as applicable, which the owners of royalty rights, including but not limited to lessor and overriding royalty rights, and other rights to receive production, other than

by virtue of ownership of Working Interests, in any particular Property are entitled to take in kind or for which they are entitled to be paid.

"Security Agreements" means any security agreement executed by Borrower, as debtor, in favor of Lender, as secured party, substantially in the form and substance as attached as Exhibit E and otherwise satisfactory to Lender in its sole and absolute discretion.

"Security Documents" means this Agreement, the Mortgage, financing statements and any other agreement or writing evidencing any assignment, lien, encumbrance or security interest executed in favor of Lender or any of its Affiliates in or on the Collateral and any other documents relevant thereto; provided, however, that "Security Documents" shall not include the Assignment and Bill of Sale.

"Solvent" means that, as of the date on which a Person's solvency is to be measured: (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including income tax liabilities) as they become absolute and matured; and (b) it is able to meet its debts as they mature.

"Taxes" has the meaning assigned to that term in Section 2.5(a).

"Taxing Authorities" means any and all federal, state, local or tribal governmental or quasi-governmental agencies that have the power to impose taxes upon Borrower or any of the Collateral.

"Term Loan" has the meaning assigned to that term in Section 2.1.

"Term Note" means, collectively, one or more promissory notes substantially in the form of Exhibit B executed by Borrower and delivered to Lender (including any successors to and assignees of the initial Lender identified in this Agreement) pursuant to Section 2.2, together with all renewals, extensions and rearrangements.

"UCC" means the Uniform Commercial Code presently in effect in the State of Texas or other applicable jurisdiction.

"USA Patriot Act" means the Uniting and Strengthening America by Producing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, Pub. L. 707-56, as amended, and regulations promulgated thereunder as in effect from time to time.

"USD" or "$" or "dollars" shall mean currency of the United States of America.

"Well" means any existing oil or gas well, salt water disposal well, injection well, water supply well or any other well located on or related to the Properties or any well which may hereafter be drilled and/or completed on any of the Properties, or any facility or equipment in addition to or replacement of any well.

"Working Interest" means the property interest which entitles the owner thereof to explore and develop certain land for oil and gas production purposes, whether under an oil and gas lease or unit, a compulsory pooling order or otherwise.

Section 1.2. Other Capitalized Terms. Capitalized terms not otherwise defined in Section 1.1 shall have the meanings given them elsewhere in this Agreement.

Section 1.3. Exhibits and Schedules. All exhibits and schedules attached to this Agreement are part of this Agreement for all purposes.

Section 1.4. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document. Nothing contained in this Section 1.4 will be construed to authorize any renewal, extension, modification, amendment or restatement.

Section 1.5. References and Titles. All references in this Agreement to exhibits, schedules, articles, sections, subsections and other subdivisions refer to the exhibits, schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only, do not constitute any part of those subdivisions and will be disregarded in construing the language contained in those subdivisions. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections of this Agreement in which those phrases occur. The word "or" is not exclusive; the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to the restrictions contained herein), (c) with respect to the determination of any time period, the word "from" means "from and including" and the word "to" means "to and including." No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

ARTICLE II
The Term Loan

Section 2.1. Term Loan.

(a) Subject to the terms and conditions of this Agreement, Lender agrees to make a secured, multiple advance term loan (the "Term Loan") to Borrower not to exceed Four

Million Dollars ($4,000,000) (the "Maximum Commitment") for the purposes set forth on Schedule 2.1. Borrower acknowledges that Lender does not intend to advance Borrower any amount which would at any point in time exceed the Maximum Commitment; provided, however, if the obligations of Borrower under the Term Loan exceed the Maximum Commitment, all obligations will nevertheless constitute Obligations under this Agreement, become a part of the Term Loan and be entitled to the benefit of all of Lender's security interests in, and mortgage liens on, the Collateral.

Section 2.2. Term Note. Borrower's obligation to repay the Term Loan will be evidenced by a Term Note in favor of Lender. The Term Note will be dated as of and delivered to Lender on the Closing Date.

Section 2.3. Interest.

(a) Outstanding borrowed and unpaid principal amounts of the Term Loan shall bear interest at the Contract Rate for the period commencing on the date of each Advance until all Obligations are paid in full in accordance with this Agreement. Upon the occurrence and during the continuation of an Event of Default, the rate of interest applicable to the Obligation will be equal to the lesser of (*i*) the Highest Lawful Rate and (*ii*) four percent (4.0%) over the Contract Rate (the "Default Rate"). In addition, if any principal of or interest on any Advance or any fee or other amount payable by Borrower or any other obligor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Default Rate.

(b) All interest will be computed on the actual number of days elapsed over a year comprised of 360 days. Interest will be due and payable in immediately available funds on the Maturity Date.

(c) The applicable interest rate shall be determined by Lender, and its determination shall be conclusive absent manifest error and binding upon the parties hereto.

Section 2.4. Outstanding Payments.

(a) All outstanding principal and accrued interest shall be due and payable on the Maturity Date. All payments shall be applied first to accrued interests and the balance to outstanding principal.

(b) All payments (whether of principal, interest, legal expenses, fees, costs, indemnities or otherwise) to be made by Borrower to Lender at:

or to any other account Lender may designate in writing to Borrower from time to time. If any payment to be made under this Agreement falls due on a day that is not a Business Day, the payment will be payable on the next succeeding Business Day.

Section 2.5. Taxes.

(a) Taxes Not Deducted from Payments to Lender. All payments made by Borrower under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all similar liabilities excluding, in the case of Lender, taxes imposed on its income, and franchise or similar taxes imposed on it, by any jurisdiction (or political subdivision thereof) of which Lender is a citizen or resident, in which Lender is organized, or in which Lender is presently doing business (collectively, "Taxes"). If Borrower is required by law to deduct any Taxes from any sum payable to Lender, (*i*) the sum payable will be increased by an amount so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.5) Lender will receive an amount equal to the sum it would have received had no deductions been made, (*ii*) Borrower will deduct from the sum payable to Lender an amount sufficient to pay the Taxes and pay the balance to Lender, and (*iii*) Borrower will promptly pay the full amount deducted to the relevant Taxing Authority or other Governmental Authority in accordance with applicable law.

(b) Other Taxes. In addition, and to the fullest extent permitted by applicable law, Borrower agrees to pay any present or future stamp, documentary, mortgage registration, or similar taxes or any other excise or property taxes, charges or similar levies that arise from any payment made or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement, or any Security Documents (collectively, the "Other Taxes").

(c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND PROVIDED THAT THERE IS NO DEFAULT OF THE LENDER REPRESENTATIONS CONTAINED IN THIS AGREEMENT, BORROWER WILL INDEMNIFY LENDER FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 2.5 AND PAID BY LENDER) PAID BY LENDER (ON BEHALF OF BORROWER), AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND REASONABLE EXPENSES) ARISING FROM OR WITH RESPECT TO THOSE AMOUNTS, WHETHER OR NOT THE TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED. ANY PAYMENT PURSUANT TO THE INDEMNIFICATION DESCRIBED IN THIS SECTION 2.5(c) WILL BE MADE BY BORROWER WITHIN THIRTY (30) DAYS AFTER THE DATE LENDER MAKES WRITTEN DEMAND FOR THOSE PAYMENTS. SUCH LENDER'S DEMAND WILL STATE WITH SPECIFICITY THE BASIS FOR THE TAX, IDENTIFY THE TAXING AUTHORITY ASSERTING THE TAX AND CERTIFY THAT LENDER HAS PAID THE TAX.

(d) Certification of Tax Status By Lender. Lender agrees that it will, not more than thirty (30) Business Days after the date of this Agreement, deliver to Borrower a United

States Internal Revenue Service Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax.

ARTICLE III
Security

Section 3.1. Grant of Security Interests

(a) Mortgage and Security Interest. As collateral security for all of its Obligations to Lender under this Agreement and the other Loan Documents, Borrower shall and hereby grants, assigns, transfers and conveys to Lender a mortgage lien on and perfected security interest in the Collateral.

(b) Further Assurances. Borrower will, upon request, execute and deliver to Lender any and all documents necessary or desirable, in the reasonable opinion of Lender, to create, perfect, maintain, and preserve the priority of Lender's security interests in and mortgage liens on the Collateral. Borrower will, at its own expense, cause searches of the Uniform Commercial Code filing records or similar public records to be conducted at the reasonable request of Lender from time to time in order to evidence, perfect, maintain or continue perfection, or confirm the rights and remedies, of Lender in and to the Collateral granted by Borrower, perfect those security interests in after-acquired property, continue the perfection of all security interests granted by Borrower and file financing statements against Borrower relating to the security interests securing any Obligations. Borrower irrevocably authorizes Lender to prepare and file at any time and from time to time in any filing office initial financings statements and amendments to them necessary or convenient to the perfection or continuation of the security interests granted by Borrower.

(c) Release of Financing Statements. Upon the indefeasible payment in cash and performance in full of all Obligations under this Agreement (other than indemnity obligations and similar obligations that survive the termination of this Agreement), Lender will deliver to Borrower, at Borrower's expense, releases of all financing statements and all other Security Documents with an acknowledgment that the same have been terminated, and Borrower shall deliver to Lender a general release of all of Lender's liabilities and obligations under this Agreement and the other Loan Documents. The obligations of Borrower under the Assignment and Bill of Sale will survive the termination of this Agreement and the release of the security interests.

ARTICLE IV
Representations and Warranties

In order to induce Lender to make the Term Loan, Borrower makes the following representations and warranties to Lender as of the Closing Date, each and all of which will survive the execution and delivery of this Agreement and continue until all Obligations (other than indemnity obligations and similar obligations that survive the termination of this Agreement) have been satisfied and Lender has no further commitment to make Advances under this Agreement.

Section 4.1. Formation and Existence. Borrowers are corporations duly organized, validly existing and in good standing under the laws of the State of their incorporation. Borrowers are qualified to do business in every other jurisdiction where the nature of its business or the ownership of its property requires it to be so qualified and where failure to so qualify could reasonably be expected to have a Material Adverse Effect.

Section 4.2. Ownership of Collateral; Interests. All Collateral is owned of record by Borrower and the Working Interests will be conveyed to Lender or its designee by Borrower, free and clear of any security interest, lien, encumbrance, mortgages, security agreement or other charge. Borrower has Defensible Title to the Properties, including each Lease related to the Properties. Except for the liens and security interests contemplated by this Agreement and the Security Documents, to Borrower's knowledge there are no unrecorded documents or agreements which may result in the impairment or loss of Borrower's ability to mortgage the Properties or of Lender's ability to enforce the Mortgage and convey the Properties. Borrower has all beneficial rights, titles and interests in and to the Net Revenue Interest in all production from or allocable to Borrower's interest in the Properties (including each Lease) and has the exclusive right to sell or mortgage the Properties subject to any right in the owners of Royalty Interests to take their royalty interest in kind.

Section 4.3. Leases, etc. All leases and agreements referenced in the reports or other title materials delivered in connection with the Closing are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would adversely affect in any material respect the conduct of the business of Borrower. All of the assets of Borrower which are reasonably necessary for the operation of its business are in good working condition (ordinary wear and tear excepted) and are maintained in accordance with prudent business standards.

Section 4.4. Authorization; Non-Contravention. The execution, delivery and performance of Borrower's obligations under this Agreement, the Term Note, the Assignment and Bill of Sale, the Security Documents and all and any other Loan Documents and the creation of all liens, mortgages and security interests provided for in those agreements:

(a) are within the corporate power and authority of Borrower;

(b) have been duly authorized by all necessary company action of Borrower;

(c) are not in contravention of (*i*) any agreement or indenture to which Borrower is a party or by which it or its property is bound, (*ii*) the charter documents of Borrower, or (*iii*) to Borrower's knowledge any provision of law applicable to Borrower;

(d) do not require the consent or approval of any governmental body, agency, authority or any other Person which has not been obtained and a correct and complete copy of each of those approvals has been furnished to Lender; and

(e) are legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by

applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles.

Section 4.5. Solvency. Borrower is Solvent and will continue to be Solvent after giving effect to the transactions contemplated by this Agreement.

Section 4.6. Omissions and Misstatements. Borrower has disclosed to Lender all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of Borrower or any Affiliate to Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact peculiar to Borrower or any Affiliate which would reasonably be expected to have a Material Adverse Effect or in the future would be likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to Lender by or on behalf of Borrower or any Affiliate prior to, or on, the date hereof in connection with the transactions contemplated hereby. There are no statements or conclusions in any reserve report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein.

Section 4.7. USA Patriot Act Representation. Neither Borrower nor any of its Affiliates is a country, individual or entity named on the Specifically Designated National and Blocked Persons list issued by the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

ARTICLE V
Covenants

So long as there are any Obligations owing to Lender under this Agreement, and unless Lender has previously consented in writing to Borrower's non-compliance, Borrower will comply with the following covenants:

Section 5.1. Debt. With respect to the properties on which Lender is granted a mortgage and lien, as collateral, Borrower shall not create, incur, assume, or suffer to exist any Debt, except:

(i) the Obligations; and

(ii) Debt of Borrower existing on the Closing Date reflected in Borrower's financial statements provided to Lender (including renewals and extensions of same).

Section 5.2. Use of Advance. Borrower shall use the Advance(s) of the Term Loan solely for the purposes specified in Section 2.1(a).

ARTICLE VI
Further Rights of Lender

Section 6.1. Indemnification

(a) BORROWER WILL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, INDEMNIFY LENDER AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AUTHORIZED AGENTS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") AND HOLD EACH OF THEM HARMLESS FROM AND AGAINST ANY AND ALL INJURIES, CLAIMS, DAMAGES, JUDGMENTS, LIABILITIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, FEES AND DISBURSEMENTS OF COUNSEL), CHARGES AND ENCUMBRANCES WHICH MAY BE INCURRED BY OR ASSERTED AGAINST ANY OF THE INDEMNIFIED PARTIES IN CONNECTION WITH OR ARISING OUT OF ANY ASSERTION, DECLARATION OR DEFENSE OF LENDER'S RIGHTS OR SECURITY INTERESTS UNDER THE PROVISIONS OF THIS AGREEMENT, ANY SECURITY DOCUMENT OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH:

(i) THE REALIZATION, REPOSSESSION, SAFEGUARDING, INSURING OR OTHER PROTECTION OF THE COLLATERAL WHILE AN EVENT OF DEFAULT IS CONTINUING;

(ii) THE COLLECTING, PERFECTING OR PROTECTING OF LENDER'S LIENS AND SECURITY INTERESTS UNDER THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS; AND

(iii) ANY INVESTIGATION, LITIGATION, OR PROCEEDING RELATED TO ANY PRESENT OR FUTURE ACQUISITION OR PROPOSED ACQUISITION BY BORROWER. BORROWER WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHTS IT MIGHT HAVE IN CONNECTION WITH ANY SUIT OR ACTION AGAINST LENDER TO CLAIM SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES TO IT, ITS BUSINESS OR ITS PROSPECTS. BORROWER HAS CONSULTED WITH ITS COUNSEL WITH RESPECT TO THE PROVISIONS OF THIS SECTION 6.1 AND UNDERSTANDS THAT IT IS TO BE INTERPRETED BROADLY AGAINST BORROWER.

(b) BORROWER SHALL INDEMNIFY LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST

ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (*i*) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (*ii*) THE FAILURE OF BORROWER OR ANY OTHER PERSON TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (*iii*) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF BORROWER SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (*iv*) ANY LOAN OR ADVANCE OR THE USE OF THE PROCEEDS THEREFROM, (*v*) THE OPERATIONS OF THE BUSINESS OF BORROWER AND ITS AFFILIATES BY BORROWER AND ITS AFFILIATES, (*vi*) ANY ASSERTION THAT LENDER WAS NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS (AFTER GIVING EFFECT TO THE PERMITTED ENCUMBRANCES), (*vii*) ANY ENVIRONMENTAL LAW APPLICABLE TO BORROWER OR ANY AFFILIATE OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (*viii*) THE BREACH OR NON-COMPLIANCE BY BORROWER OR ANY AFFILIATE WITH ANY ENVIRONMENTAL LAW APPLICABLE TO BORROWER OR ANY AFFILIATE, (*ix*) THE PAST OWNERSHIP BY BORROWER OR ANY AFFILIATE OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (*x*) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY BORROWER OR ANY AFFILIATE OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY BORROWER OR ANY OF ITS AFFILIATES, (*xi*) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO BORROWER OR ANY OF ITS AFFILIATES, OR (*xii*) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (*xiii*) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL

TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

(c) All amounts due under this Section 6.1 shall be payable not later than ten (10) days after written demand therefor.

ARTICLE VII
Closing; Conditions Precedent to Closing

Section 7.1. Closing. Subject to the conditions stated in this Agreement, Closing of the Term Loan will occur at a mutually agreeable time on or before October 7, 2005. The dates on which the Loan Documents are executed and each of the conditions in Section 7.2 are satisfied will be known as the "Closing Date." Closing will occur at the offices of Borrower on the Closing Date, or at any other place and time as Borrower and Lender may agree in writing.

Section 7.2. Conditions to Making the Initial Advance. As conditions to the making of the Advance under the Term Loan, Borrower will:

(a) execute and deliver to Lender each of the Loan Documents to which Borrower is a party, deliver the Basic Documents to Lender, each in form and substance satisfactory to Lender in its sole and absolute discretion.

ARTICLE VIII
Events of Default

Section 8.1. Events of Default. The occurrence and continuance of any of the following at any time during the term of this Agreement will be an event of default ("Event of Default"):

(a) Borrower fails to make any payment under this Agreement, the Term Note or any Security Document on the date due;

(b) Borrower fails to perform any of its obligations under the Loan Documents;

(c) Borrower (*i*) executes an assignment for the benefit of its creditors, (*ii*) becomes or is adjudicated bankrupt or insolvent, (*iii*) admits in writing its inability to pay its debts generally as they become due, (*iv*) applies for or consents to the appointment of a conservator, receiver, trustee, or liquidator of Borrower or of all or any substantial part of its assets, (*v*) files a voluntary petition seeking reorganization or an arrangement with creditors, or to take advantage of or seek any other relief under any Debtor Relief Laws, (*vi*) files an answer

admitting the material allegations of or consenting to, or defaults in, a petition filed against it in any proceeding under any Debtor Relief Laws, or (*vii*) institutes or voluntarily becomes a party to any other judicial proceedings intended to effect a discharge of its debts, in whole or in part, or seeking to postpone the maturity or the collection of any of its debts or to suspend any of the rights of Lender or any of its Affiliates under any of the Loan Documents; or

(d) (*i*) an order, judgment, or decree is entered by any court of competent jurisdiction approving a petition seeking reorganization of Borrower or appointing a conservator, receiver, trustee, or liquidator of Borrower, or of all or any substantial part of its assets, and the order, judgment, or decree is not permanently stayed or reversed within sixty (60) days after its entry, or (*ii*) a petition is filed against Borrower seeking reorganization, an arrangement with creditors, or any other relief under any Debtor Relief Laws, and the petition is not discharged within ninety (90) days after its filing

ARTICLE IX
Remedies of Lender

Section 9.1. Remedies. Upon the occurrence of any Event of Default other than under Sections 8.1(c) or 8.1(d), Lender shall, by written notice to Borrower, take either or both of the following actions, at the same or different times: (*i*) terminate the commitments and thereupon the commitments shall terminate immediately and (*ii*) declare the Term Note and the Term Loan due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Term Loan so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of Borrower accrued hereunder and under the Term Note and the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by Borrower. Upon the occurrence of an Event of Default described in Section 8.1(c) or Section 8.1(d), the commitments to make additional Advances shall automatically terminate and the Term Note and the principal of the Term Loan then outstanding, together with accrued interest thereon and all fees and the other obligations of Borrower accrued hereunder and under the Notes and the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower. Upon a termination of its commitments following an Event of Default, Lender will have, in addition to all of its other rights arising under any of the Loan Documents or by operation of law or otherwise (which rights shall be cumulative), all of the rights and remedies of a secured party under the Uniform Commercial Code and will have the right to enter upon any premises where the Collateral is kept and peacefully retake possession.

Section 9.2. Collateral. Lender will have no obligation to preserve rights to any Collateral against prior parties or to proceed first against any Collateral or to marshal any Collateral of any kind for the benefit of any other creditor of Borrower or any other Person. Borrower grants to Lender a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature related to the Collateral and necessary or convenient in correction with Lender completing production of, advertising for sale and selling

any Collateral, and Borrower's rights under all licenses and any franchise, sales or distribution agreements will inure to Lender's benefit.

Section 9.3. Set-Off Rights. Upon the occurrence and during the continuation of an Event of Default, Lender will have the right, at any time and from time to time, to set-off and apply against the Obligations, in any manner Lender may determine, any and all deposits (general or special, time or demand, provisional or final) or other amounts at any time credited by or owing from Lender or any depositary to Borrower whether or not the Obligations are then due; provided, however, that this sentence will not apply to any amounts owing to third-party Working Interest and Royalty Interest previously identified in writing to Lender. Lender will provide notice to Borrower not later than ten (10) days following the application of any funds under this Section 9.3. As further security for the Obligations, Borrower grants to Lender a security interest in and lien on all money, instruments, and other property of Borrower now or at any time held by Lender, including property held in safekeeping. In addition to Lender's right of set-off and as further security for the Obligations, Borrower grants to Lender a security interest in and lien on all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or at any time on deposit with or held by Lender together with all other amounts at any time credited by or owing from Lender to Borrower. The rights and remedies of Lender under this Section 9.3 are in addition to other rights and remedies (including other rights of set-off) that Lender may have.

Section 9.4. Rights Under Operating Agreements. Upon the occurrence and during the continuation of an Event of Default, Lender will have the right to exercise Borrower's rights under any Operating Agreement or any other Basic Document.

ARTICLE X
Miscellaneous

Section 10.1. Remedies Cumulative. Lender's rights and remedies under this Agreement are cumulative and non-exclusive of any other rights or remedies it may have under any other agreement or instrument, or by operation of law or otherwise.

Section 10.2. Assignment. This Agreement is entered into for the benefit of Borrower and Lender and their respective successors and assigns. It will be binding upon and inure to the benefit of those parties and their respective successors and assigns. The rights and obligations of Borrower under this Agreement, the Term Note, the other Security Documents, and the Assignment and Bill of Sale or any other Loan Document to which Borrower is a party may not be assigned without Lender's prior written consent. Lender may assign, transfer or otherwise dispose of any of its rights or obligations under this Agreement or any of the other Loan Documents upon the prior written consent of Borrower, such consent to not be unreasonably withheld. To the extent Lender assigns to any other Person an interest in the Term Note, Borrower shall execute and deliver to Lender any documents reasonably necessary in connection with such transaction, including the issuance by Borrower of one or more Term Notes. Additionally, so long as Borrower's rights and obligations hereunder are not adversely affected, Lender will be entitled to grant and assign a security interest in its rights, titles, and interests in and to the Term Note, the Security Documents and all other Loan Documents to its lender or lenders as security for indebtedness of the Lender.

Section 10.3. Notices. Any notice, demand or document which either party is required or may desire to give to the other will be in writing and, except as otherwise provided in this Agreement, given by messenger, nationally recognized courier, overnight delivery, facsimile or other electronic transmission, or United States certified mail, postage prepaid, return receipt requested, addressed to the recipient at the location shown below, or at any other address as either party may furnish to the other by notice given in accordance with this provision.

If to Lender, to:

Lothian Oil Inc.
500 Fifth Avenue, Suite 2600
New York, NY 10110

If to Borrower, to:

United Heritage Corporation
UHC New Mexico Corporation
2 North Caddo
P.O. Box 1956
Cleburne, TX 76033

If to any other obligor party, the notice will be sent to the Borrower and to the address set forth in the Security Document or other Loan Document to which the recipient is a party.

Any notice delivered or made by messenger, telecopy, electronic mail or United States mail will be deemed to be given on the date of actual delivery as shown by messenger receipt, the sender's facsimile machine confirmation or other verifiable electronic receipt, or the registry or certification receipt. Notwithstanding the previous sentence, if either party receives from the other any message via electronic mail that purports to be a notice under this Agreement but that contains information that is syntactically incorrect, garbled or otherwise unintelligible, the recipient will notify the sender and the message containing the unintelligible information will not be deemed to be given until it is successfully delivered (including redelivery by electronic mail) pursuant to this Section 10.3. If Lender receives oral notice of any event from an authorized officer of Borrower, Lender will not be required to delay the exercise of any rights arising from the occurrence of that event until it receives written confirmation of the oral notice. In the event that a discrepancy exists between the notice received by Lender orally and the written confirmation, or in the absence of a written confirmation, the oral notice, as understood by Lender will be deemed the controlling and proper notice.

Section 10.4. Waivers; Amendments. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power, privilege or option under this Agreement will operate as a waiver of that or any other right, remedy, power, privilege or option. No single or partial exercise of any right, remedy, power, privilege or option under this Agreement will preclude any other or further exercise or the exercise of any other right, remedy, power, privilege or option. No waiver of any right, remedy, power, privilege or option with respect to any occurrence will be construed as a waiver of that right, remedy, power, privilege or option with

respect to any subsequent or other occurrence. No waiver will be valid unless in writing and signed by an officer of the waiving party and then only to the extent provided in the written waiver.

Section 10.5. Confidentiality. Except as may be required in the Bankruptcy Proceedings or by law or in response to or in connection with arbitration proceedings or legal process or in any legal proceeding to enforce or interpret the Security Documents (including a sale by foreclosure) or any other document or instrument executed in connection with the Security Documents, and in any filings necessary or appropriate to create, maintain, and perfect liens and security interests contemplated by this Agreement, neither party will release this Agreement or any other document, agreement, or instrument relating to or executed in conjunction with this Agreement, or disclose the substantive terms of any of them except to its attorneys, accountants or engineers on a need-to-know basis, without the prior written consent of the other party. Notwithstanding the previous sentence, Lender may disclose the substantive terms of or furnish its lenders and potential lenders and investment bankers and their respective attorneys, accountants or engineers with copies of this Agreement or any Security Document or any other document agreement or instrument relating to or executed or delivered to Lender in conjunction with this Agreement without the consent of Borrower. Neither party or any of their respective Affiliates will issue any press release or make any other public announcement relating to this Agreement without the prior written consent of the other party; provided, however, Lender and Borrower may each publish a "tombstone" announcement regarding this Agreement.

Section 10.6. Final Agreement. This Agreement and the other agreements to which this Agreement refers, together with all exhibits, schedules and annexes attached to any of them, constitute the final, entire agreement among the parties and supersede any prior oral or written and all contemporaneous oral proposals, commitments, promises, agreements and understandings between the parties with respect to the subject matter of this Agreement and the other Loan Documents, all of which are merged into and replaced by the Loan Documents.

Section 10.7. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF BORROWER AND LENDER KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED OR ASSOCIATED WITH ANY OF THEM, BEFORE OR AFTER MATURITY; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW; (C) CERTIFIES THAT NEITHER IT NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSELORS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT THE CERTIFYING PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL,

CONSEQUENTIAL, INDIRECT, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY.

Section 10.8. GOVERNING LAW. THIS AGREEMENT, THE TERM NOTE, THE OVERRIDING ROYALTY INTEREST CONVEYANCE AND EACH OF THE OTHER LOAN DOCUMENTS ARE TO BE PERFORMED IN THE STATE OF TEXAS. THIS AGREEMENT, THE TERM NOTE AND ALL OF THE OTHER LOAN DOCUMENTS, TOGETHER WITH ALL TRANSACTIONS PROVIDED FOR IN THEM WILL BE GOVERNED BY, INTERPRETED AND CONSTRUED UNDER AND ENFORCED PURSUANT TO THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

Section 10.9. No Third-Party Beneficiaries. Subject to Section 10.2, the benefits of this Agreement will not inure to any third party. Notwithstanding anything contained in this Agreement or the other Loan Documents, or any conduct or course of conduct by the parties, before or after signing this Agreement or the Loan Documents, this Agreement will not be construed as creating any rights, claims or causes of action against Lender, or any of its officers, directors, agents or employees by any Person other than Borrower.

Section 10.10. Fees, Costs and Expenses; Indemnification

(a) Fees, Costs and Expenses. Borrower will promptly pay (within thirty (30) days after receipt of invoice or other statement or notice) (*i*) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (*ii*) all reasonable costs and expenses incurred by or on behalf of Lender (including attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses) in connection with (A) the negotiation, preparation, execution and delivery of any and all consents, waivers and amendments to any of the Loan Documents, (B) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (C) the borrowings hereunder and other action reasonably required in the course of administration hereof, and (D) monitoring or confirming (or preparation or negotiation of any documents related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any other Loan Document, and (*iii*) all reasonable costs and expenses incurred by or on behalf of Lender (including attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of Lender's exercise of its rights thereunder. In addition, except as otherwise provided herein, until all Obligations are paid in full, Borrower shall also pay or reimburse Lender for all reasonable out-of-pocket costs and expenses of Lender or its agents or employees in connection with the continuing administration of the Term Loan and the related due diligence of Lender, including travel and miscellaneous expenses and fees and expenses of Lender's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

(b) Indemnification. BORROWER AGREES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TO DEFEND, RELEASE AND INDEMNIFY LENDER, UPON DEMAND, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION, COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST LENDER ARISING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE COLLATERAL, THE LOAN DOCUMENTS AND THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY RESTRICTED PERSON OR ANY LIABILITIES OR DUTIES OF ANY RESTRICTED PERSON OR LENDER WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER, PROVIDED ONLY THAT LENDER SHALL NOT BE ENTITLED UNDER THIS SECTION TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. IF ANY PERSON (INCLUDING BORROWER OR ANY OF ITS AFFILIATES) EVER ALLEGES SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY LENDER, THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL NONETHELESS BE PAID UPON DEMAND, SUBJECT TO LATER ADJUSTMENT OR REIMBURSEMENT, UNTIL SUCH TIME AS A COURT OF COMPETENT JURISDICTION ENTERS A FINAL JUDGMENT AS TO THE EXTENT AND EFFECT OF THE ALLEGED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. AS USED IN THIS SECTION THE TERM "LENDER" SHALL REFER NOT ONLY TO THE PERSONS DESIGNATED AS SUCH IN SECTION 1.1 BUT ALSO TO EACH DIRECTOR, OFFICER, AGENT, ATTORNEY, EMPLOYEE, REPRESENTATIVE AND AFFILIATE OF SUCH PERSONS.

Section 10.11. Compliance with Law. It is the intention of the parties to comply with applicable usury laws (now or later enacted). Accordingly, and notwithstanding any provision to the contrary in this Agreement, the other Security Documents or any other Loan Document, in no event will this Agreement or any other Loan Document require the payment or permit the collection of interest in excess of the maximum amount permitted by those laws. If, under any circumstances, the fulfillment of any provision of this Agreement or of any other Loan Document will involve exceeding the limit prescribed by applicable law for the contracting for or charging or collecting interest, then the obligation to be fulfilled will, ipso facto, be reduced to

the allowable limit, and if, under any circumstances, Lender ever receives pursuant to any of the Loan Documents anything of value as interest or that is deemed to be interest under applicable law that would exceed the highest lawful rate, the amount that would otherwise be excessive interest will be applied to the reduction of the principal amount owing under the Term Note or on account of any other indebtedness owed by Borrower to Lender, and not to the payment of interest; or, if any portion of the excessive interest exceeds the unpaid balance of principal of that indebtedness, then the excess amount will be refunded to Borrower. In determining whether or not the interest paid or payable with respect to any indebtedness owed by Borrower to Lender exceeds the highest lawful rate, Borrower and Lender will, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects of them, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of the indebtedness so that the actual rate of interest on account of the indebtedness does not exceed the maximum amount permitted by applicable law, and (d) allocate interest between portions of the indebtedness so that no portion will bear interest at a rate greater than that permitted by applicable law.

Section 10.12. Power of Attorney; Etc. Borrower grants to Lender a power of attorney for the purpose of executing on behalf of Borrower documents related to the enforcement of Lender's rights under the Security Documents, including but not limited to the execution of any instrument to be filed with or approved by any applicable state regulatory agency in the event of a foreclosure on any of the Property. The power of attorney granted to Lender by Borrower under this Section 10.12 is a right coupled with an interest and will be irrevocable for as long as any of the Obligations remain outstanding provided, however that Lender agrees not to exercise the power of attorney described in this Section 10.12 prior to the occurrence of an Event of Default.

Section 10.13. Payment of Borrower Debt. Lender may, at its sole option, but without any obligation, pay on behalf of Borrower any Debt of Borrower giving rise to Liens which have priority ahead of the Liens of Lender in and to the Collateral or any part thereof and any amounts so paid by Lender shall become a part of the Obligations considered an Advance on the Term Note hereunder and shall accrue interest at the Contract Rate or Default Rate, as applicable.

Section 10.14. Severability. Any section, clause, subsection, sentence, paragraph, provision or term this Agreement held invalid, illegal, or ineffective by a court of competent jurisdiction will not impair, invalidate or nullify the remainder of this Agreement.

Section 10.15. Captions; Headings. The headings, captions and arrangements contained in this Agreement have been inserted for convenience only and will not be deemed in any manner to modify, explain, enlarge or restrict any provision in this Agreement.

Section 10.16. Construction. Borrower and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement, the Term Note and each of the other Loan Documents with its legal counsel and that this Agreement and the other Security Documents will be construed as if jointly drafted by Borrower and Lender. In the event of a conflict between the terms of this Agreement and the Security Documents, the terms of this Agreement shall be controlling.

Section 10.17. Additional Documents. From time to time after the date of this Agreement, each of the parties hereto agrees to execute and deliver or cause to be executed and delivered, all reasonable documents and instruments, and take any other reasonable and lawful action as the other party may deem necessary or desirable to perfect or evidence perfection of its security interest, to enforce its rights under this Agreement or to otherwise effectuate the purposes of this Agreement. Upon the full payment and complete discharge of Borrower's Obligations under this Agreement and the other Loan Documents, Lender will, at the request and expense of Borrower, prepare and deliver documents evidencing the release and termination of the liens, security interests, and other interests of Lender under the Security Documents.

Section 10.18. Counterpart Execution. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Section 10.19. EXCULPATION PROVISIONS. EACH OF THE PARTIES AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS AND CONDITIONS CONTAINED IN THEM; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATION OF EACH OF THE LOAN DOCUMENTS AND HAS RECEIVED THE ADVICE OF ITS LEGAL COUNSEL IN ENTERING INTO THE LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR THAT LIABILITY. EACH PARTY AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF THE PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS ADDRESSED IN THEM AND CANNOT AND WILL NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 7 day of October, 2005.

BORROWER:

UHC NEW MEXICO CORPORATION

By: [signature]

Name Printed: Walter G. Mize

Its: President

UNITED HERITAGE CORPORATION

By: [signature]

Name Printed: Walter G. Mize

Its: President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 7 day of October, 2005.

LENDER:

LOTHIAN OIL INC.

By: [signature]

Name Printed: KENNETH LEVY

Its: CEO

SCHEDULE 2.1
TO
SECURED CREDIT AGREEMENT

Between

UNITED HERITAGE CORPORATION
AND
UHC NEW MEXICO CORPORATION,
as Borrower

and

LOTHIAN OIL INC.,
as Lender

Use of Funds at Closing

The loan advances provided for in this Agreement and the Term Loan shall be used to pay for one hundred percent (100%) of the capital costs of drilling and equipping, and improving production from existing wells on leases in the Cato San Andres Unit, as provided for in the Development and Exploration Agreement between Borrower and Lender.

ASSIGNMENT AND BILL OF SALE

State: **New Mexico**

County: **Chaves**

Assignor: **UHC New Mexico Corporation**
2 North Caddo
P.O. Box 1956
Cleburne, TX 76033

Assignee: **Lothian Oil Inc.**
500 5th Avenue, Suite 2600
New York, NY 10110

This Assignment and Bill of Sale (the "Assignment") is made and entered into by Assignee and Assignor, named above, pursuant to the terms, conditions, and provisions of that certain Development and Exploration Agreement dated to be effective October 7, 2005. For the consideration provided for in that Agreement, the receipt and sufficiency of which is acknowledged, subject to the terms of the Development and Exploration Agreement, between Assignor and Assignee, which are incorporated into this Assignment for all purposes. Assignor sells, assigns, and transfers, to Assignee, and Assignee's successors and assigns, **seventy percent (70%)** of all of Assignor's rights, title, interests, and properties described in paragraphs 1 through 10 below, and all rights, estates, powers and privileges appurtenant to those rights, interests, and properties, all collectively referred to in this Assignment as the "Assets."

1. All rights, title, and interests of Assignor in, to, and under the oil, gas, and mineral leases (the "Leases") described in Exhibit "A," including any renewals, extensions, or ratifications, and the oil and gas leasehold estates and other interests in the lands subject to those Leases.

2. Without limit the foregoing, all other rights, title, and interests of Assignor, of whatever kind or character in and to the lands specifically described on Exhibit "A" (the "Lands"), even though the interests of Assignor and the Lands may be incorrectly described, or a description of an interest is omitted from Exhibit "A"; and, all rights, title, and interests of Assignor in, to, under, or derived from all oil, gas, and mineral leases and leasehold fee or mineral and royalty interests and all other interests of whatever character, insofar as the same covers or relates to the Lands and Leases described in Exhibit "A," even though an interest may be incorrectly described or omitted from Exhibit "A."

3. All rights, title, and interests of Assignor in all rights, privileges, benefits, and powers conferred on the holder of the Leases and Lands with respect to the use and occupation of the surface and the subsurface depths under the Lands and Leases.

4. All rights, title, and interests of Assignor in any pooled or unitized acreage or rights included, in whole or in part, within the Lands, including all oil and gas production from the pool or unit allocated to such properties (including, without limitation, units formed under orders, rules, regulations, or other official acts of any state or other authority having jurisdiction and so called "working interest units" created under operating agreements or otherwise) and all interests in any wells within a unit or pool associated with such properties, whether the unitized or pooled oil and gas production comes from wells located within or without the areas covered by the Lands, and all tenements, hereditaments, and appurtenances belonging to the properties.

5. All rights, title, and interests of Assignor in all of the permits, licenses, servitudes, easements, rights of way, orders, gas purchase and sale contracts, crude oil purchase and sale contracts or agreements, surface leases, farmin and farmout agreements, acreage contribution agreements, operating agreements, unit or pooling agreements, processing agreements, options, leases of equipment or facilities, and other contracts, agreements, and rights, and any amendments, which are owned by Assignor, in whole or in part, whether or not the same appear of record in the county where the Lands are located, and which are appurtenant to, affect, are used or held for use in connection with either the ownership, operation, production, treatment or marketing of oil and gas, or either of them, and the sale or disposal of water, hydrocarbons, or associated substances from the Lands and Leases.

6. All rights, title, and interests of Assignor in all of the real, personal, and mixed property located in or on the Lands and Leases or used in their operation, which are owned by Assignor or by a third person on behalf of Assignor, in whole or in part, including, without limitation, crude oil, condensate, or products (in storage or in pipelines), wells, well equipment, casing, tanks, buildings, tubing, pumps, motors, valves, fixtures, machinery and other equipment, pipelines, gathering systems, power lines, roads, field processing plants, and all other improvements used in operations.

7. All of the rights, title, and interests of Assignor in all of the files, records, information, and data relating to the items described in paragraphs 1. through 6. above, including without limitation, title records (including title opinions, abstracts, and title curative documents); contracts; geological and seismic records, data and information; and, production records, electric logs, and all related matters.

8. To the extent transferable, the benefit of and the right to enforce all rights, covenants, and warranties, if any, under the terms and conditions of any of the agreements and contracts described in paragraph 5. above, which Assignor is entitled to enforce, with respect to the Assets, against Assignor's predecessors in title to the Assets and against any other party to such agreements and contracts.

9. To the extent necessary to allow Assignee to have use of and access to the Lands, Assignor grants such right of ingress and egress, rights of way and easements, and their full and uninterrupted use, across any lands which Assignor may own or where Assignor may be the lessee under an oil, gas, and mineral lease(s), over or through which Assignee crosses or has the right to cross for use and access to the Lands described in Exhibit "A." This grant is limited to the rights

of Assignor to grant such rights of ingress and egress, rights of way, and easements under agreements, deeds, or leases through which Assignor claims title.

10. All other rights and obligations arising under contract or otherwise by law, or by the occurrence of conditions precedents, which may or may not yet have occurred, owned in whole or in part by Assignor, which rights and obligations are incidental to the Assets described in paragraphs 1 through 9 above, including the right, to operate the Assets.

TO HAVE AND TO HOLD the Assets unto Assignee and its successors and assigns forever; provided, however, this Assignment is made by Assignor and accepted by Assignee subject to the following terms, representations, agreements, and provisions:

a. Assignor represents and agrees that its joint interest accounts with all vendors supplying services to the leases and the wells on the Lands and Leases are current, and that all taxes assessed, due and payable on the Assets have been fully paid for all time periods up to 2004. Assignor acknowledges Assignee has materially relied upon this representation in accepting this Assignment.

b. On or before October 31, 2005, Assignor shall deliver or make available to Assignee all relevant books, records, files, documents, data, and other information pertaining to the Assets. From time to time, whether at or after that date, as requested by Assignee, its successors or assigns, Assignor will execute and deliver any and all documents and take such other reasonable actions as may be necessary to fully convey and transfer the Assets to Assignee. This shall include Assignor's execution and delivery of any Assignments or other forms of Assignments and other forms reasonably requested by Assignee to transfer record ownership of the Assets to Assignee, and if Assignee is to be the Operator of any Lease(s) cause all applicable agencies to recognize Assignee as the Operator of the Lease(s).

c. Assignor shall: (a) be responsible for any and all claims arising out of the production or sale of hydrocarbons from the properties, including all expenses of operations, the proper accounting or payment to parties for their interest, insofar as claims relate to periods of time prior to the Effective Date; and, (b) defend, indemnify, and hold Assignee harmless from any and all such claims. Assignee shall be responsible for all types of claims insofar as they relate to periods of time from and after the Effective Date and shall defend, indemnify, and hold Assignor harmless from such claims.

d. Assignor shall be entitled to all proceeds accruing to the assigned Assets prior to the Effective Date of this Assignment and Bill of Sale, including proceeds attributable to product inventories above the pipeline connection and gas product inventories as of the Effective Date and shall be responsible for operating expenses, capital expenditures, all taxes, and other obligations on the Assets prior to the Effective Date. Assignee shall be entitled to proceeds accruing to the assigned Assets after the Effective Date and shall be responsible for the operating expenses, capital expenditures, all taxes, and other obligations on the assigned Assets after the Effective Date. Within thirty (30) days after the execution of this Assignment, Assignor will furnish Assignee a statement covering: (a) ad valorem taxes, severance taxes, crude inventories above the

pipeline connection, and gas product inventories credited to Assignor as of the Effective Date; (b) operating expenses and capital expenditures incurred after the Effective Date and paid by Assignor; and, (c) revenues received by Assignor from production attributable to the assigned Assets after the Effective Date. Payment by Assignee or Assignor, as the case may be, based on the information contained in the statement shall occur within sixty (60) days after receipt of the statement by Assignee.

e. This Assignment and Bill of Sale is made expressly subject to all of the leases, agreements, and any other documents described in Exhibit "A," and all other valid and existing contracts, easements, and other instruments affecting all or any part of the assigned Assets, together with any and all existing overriding royalties and other interests payable out of production from all or any part of the Lands, as shown of record.

As to claims arising by, through, or under Assignor, Assignor warrants that title to the assigned Assets is good and marketable, and Assignor agrees that Assignor shall be responsible for title defects occurring or arising out of occurrences or omissions of, by, through, or under Assignor, but not otherwise. In addition, Assignor represents and covenants that the Assets are free and clear of any and all liens, encumbrances, or claims of third parties created by Assignor; and, further that Assignor has no notice of pending litigation or claims of any kind, including claims by the owners of the surface and/or mineral estate, which would or could, if successfully prosecuted, impair in any manner the Assets.

ASSIGNOR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, NATURE OR DESCRIPTION, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT AND PERSONAL PROPERTY LOCATED ON THE ASSETS, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE EQUIPMENT OR ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

It is the intention and agreement of Assignor and Assignee that the provisions of this Assignment and Bill of Sale shall be severable. Should the whole or any portion of a section or paragraph be judicially held to be void or invalid, such holding shall not affect other portions which can be given effect without the invalid or void portion.

The provisions of this Assignment shall be binding on and inure to the benefit of Assignee and Assignor and their respective affiliates, subsidiaries, heirs, devisees, legal or personal representatives, successors, and assigns and shall constitute covenants running with the Lands and the Assets.

This Assignment is executed by Assignor and Assignee as of the date of the acknowledgments of their signatures below, but is effective as of the date provided for in the Development and Exploration Agreement between Assignor and Assignee, governing the ownership and operations of the Leases that are the subject of this Assignment. The terms of that Agreement are incorporated into this Assignment for all purposes.

Assignor

UHC New Mexico Corporation

By: [signature]

Name Printed: Walter G. Mize

Its: President

Ratified by
UNITED HERITAGE CORPORATION

By: [signature]

Name Printed: Walter G. Mize

Its: President

Assignee

Lothian Oil Inc.

By: [signature]

Name Printed: KENNETH LEVY

Its: CEO

State of Texas
County of JOHNSON

This instrument was acknowledged before me on OCTOBER 7, 2005, by WALTER G. MIZE, the PRESIDENT of **UHC New Mexico Corporation,** a NEW MEXICO corporation, on behalf of the corporation.

BARBARA L. BROADUS
Notary Public
STATE OF TEXAS
My Comm. Exp. 04/28/2007

[signature]
Notary Public – Signature

State of Texas
County of JOHNSON

This instrument was acknowledged before me on OCTOBER 7, 2005, by WALTER G. MIZE, the PRESIDENT of **United Heritage Corporation,** a UTAH corporation, on behalf of the corporation.

Barbara L. Broadus
Notary Public – Signature

BARBARA L. BROADUS
Notary Public
STATE OF TEXAS
My Comm. Exp. 04/28/2007

State of Texas
County of JOHNSON

This instrument was acknowledged before me on OCTOBER 7, 2005, by KENNETH LEVY, the CEO of **Lothian Oil Inc.**, a DELAWARE corporation, on behalf of the corporation.

Barbara L. Broadus
Notary Public – Signature

BARBARA L. BROADUS
Notary Public
STATE OF TEXAS
My Comm. Exp. 04/28/2007

OPERATING AGREEMENT

DATED

<u>October 7, 2005</u>

OPERATOR ______________ <u>LOTHIAN OIL INC.</u> ______________

CONTRACT AREA ___<u>Leases and Lands in the Cato San Andres Unit, Tom Tom and Tomahawk Fields, in Chavez and Roosevelt Counties, New Mexico, and Edwards County, Texas.</u>______________

This Operating Agreement is entered into by Lothian Oil, Inc. and the Non-operators to govern the continuing operations of the properties in Chavez and Roosevelt Counties, New Mexico. A description of the lands and leases comprising the properties are deemed a part of this Agreement. It is entered into by Lothian Oil, Inc. and the named Non-operators pursuant to the terms and conditions of a Development and Exploration Agreement between those parties, which provides for Lothian to make certain capital expenditures for the development of the Cato San Andres Unit in Chaves County, New Mexico.

The parties to this Operating Agreement recognize it is on a form that contains terms accepted in the industry, applicable to oil and gas properties on which wells will be drilled and produced. Any conflicts between the terms of this Agreement and the terms of the Development and Exploration Agreement between the parties shall be controlled by the terms of the Development and Exploration Agreement.

OPERATING AGREEMENT

THIS AGREEMENT, entered into by **Lothian Oil Inc.**, designated and referred to as "Operator," and the signatory party to this Agreement, other than Operator, sometimes referred to individually as "Non-Operator." This Operating Agreement is entered into by Lothian Oil, Inc. and the Non-Operators to govern the continuing operations of the properties in Edwards County, Texas, and Chavez and Roosevelt Counties, New Mexico, identified in Exhibit "A" to the Development and Exploration Agreement the parties have entered into. The description of the lands and leases comprising the properties are deemed a part of this Agreement. It is entered into by Lothian Oil, Inc. and the named Non-Operators pursuant to the terms and conditions of a Development and Exploration Agreement between those parties, which provides for Lothian to make certain capital expenditures for the development of the Cato San Andres Unit in Chaves County, New Mexico.

The parties to this Operating Agreement recognize it is on a form that contains terms accepted in the industry, applicable to oil and gas properties on which wells will be drilled and produced. Any conflicts between the terms of this Agreement and the terms of the Development and Exploration Agreement between the parties shall be controlled by the terms of the Development and Exploration Agreement.

The parties to this Agreement are owners of oil and gas leases and/or oil and gas interests in the land identified in Exhibit "A," and have reached an agreement to explore and develop these leases and/or oil and gas interests for the production of oil and gas to the extent and as provided for in this Agreement.

ARTICLE I.
DEFINITIONS

As used in this Agreement, the following words and terms shall have the following meanings:

A. The term "Contract Area" shall mean all of the lands, oil and gas leasehold interests and oil and gas interests intended to be developed and operated for oil and gas purposes under this Agreement. These lands, oil and gas leasehold interests, and oil and gas interests are described in Exhibit "A."

B. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this Agreement.

C. The term "Drilling Unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a Drilling Unit is not fixed by any rule or

order, a Drilling Unit shall be the Drilling Unit as established by the pattern of drilling in the Contract Area or as fixed by express agreement of the Drilling Parties.

D. The term "Drillsite" shall mean the Oil and Gas Lease or interest on which a proposed well is to be located.

E. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

F. The term "Oil and Gas" shall mean oil, gas, casinghead gas, gas condensate, and all other liquid or gaseous hydrocarbons and other marketable substances produced with them, unless an intent to limit the inclusiveness of this term is specifically stated.

G. The term "Oil and Gas Interests" shall mean unleased fee and mineral interests in tracts of land lying within the Contract Area which are owned by parties to this Agreement.

H. The terms "Oil and Gas Lease," "Lease," and "Leasehold" shall mean the oil and gas leases covering tracts of land lying within the Contract Area which are owned by the parties to this Agreement.

Unless the context otherwise clearly indicates, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

ARTICLE II.
EXHIBITS

The following Exhibits, as indicated below are attached to this Agreement, and are incorporated in and made a part of it:

☒ **A. Exhibit "A," shall include the following information:**

(1) Identification of lands subject to this Agreement;

(2) Restrictions, if any, as to depths, formations, or substances;

(3) Percentages or fractional interests of parties to this Agreement;

(4) Oil and Gas Leases and/or Oil and Gas Interests subject to this Agreement; and,

(5) Addresses of parties for notice purposes.

☒ **C. Exhibit "C," Accounting Procedure.**

☒ D. **Exhibit "D," Insurance.**

If any provision of any Exhibit, is inconsistent with any provision contained in the body of this Agreement, the provisions in the body of this Agreement shall prevail.

ARTICLE III.
INTERESTS OF PARTIES

A. Interests of Parties in Costs and Production:

Unless changed by other provisions, all costs and liabilities incurred in operations under this Agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned by the parties as their interests are set our in Exhibit "A." In the same manner, the parties shall also own all production of oil and gas from the Contract Area subject to the payment of royalties to the extent of the royalty, provided for in each Lease, which shall be borne as provided below.

Regardless of which party has contributed the Lease(s) and/or Oil and Gas Interest(s) on which royalty is due and payable, each party entitled to receive a share of production of Oil and Gas from the Contract Area shall bear and shall pay or deliver, or cause to be paid or delivered, to the extent of its interest in production, the royalty amount stipulated above and shall hold the other parties free from any liability for it. No party shall ever be responsible, however, on a price basis higher than the price received by the party, to any other party's lessor or royalty owner, and if any such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected Lease shall bear the additional royalty burden attributable to the higher price.

B. Excess Royalties, Overriding Royalties and Other Payments:

Unless changed by other provisions, if the interest of any party in any Lease covered by this Agreements subject to any royalty, overriding royalty, production payment or other burden on production in excess of the amount stipulated in Article III.B., the party so burdened shall assume and alone bear all the excess obligations and shall indemnify and hold the other parties harmless from any and all claims and demands for payment asserted by owners of the excess burden.

C. Subsequently Created Interests:

If any party should later create an overriding royalty, production payment or other burden payable out of production attributable to its working interest, or if such a burden existed prior to this Agreement and is not set forth in Exhibit "A," or was not disclosed in writing to all other parties prior to the execution of this Agreement by all parties, or is not a jointly acknowledged and accepted obligation of all parties (any such interest being referred to as "subsequently created interest" irrespective of the timing of its creation, and the party out of whose working interest the subsequently created interest is derived being referred to as "burdened party"), and:

1. If the burdened party is required under this Agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable to it, the other party, or parties, shall receive the assignment and/or production free and clear of the subsequently created interest and the burdened party shall indemnify and save the other party, or parties, harmless from any and all claims and demands for payment asserted by owners of the subsequently created interest; and,

2. If the burdened party fails to pay, when due, its share of expenses chargeable under this Agreement, all provisions of Article VII.B. shall be enforceable against the subsequently created interest in the same manner as they are enforceable against the working interest of the burdened party.

ARTICLE IV.
TITLES

A. Title Examination:

Title examination shall be made on the Drillsite of any proposed well prior to commencement of drilling operations or, if the Drilling Parties so request, title examination shall be made on the leases and/or oil and gas interests included, or planned to be included, in the Drilling Unit around a well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable leases. At the time a well is proposed, each party contributing leases and/or oil and gas interests to the Drillsite, or to be included in the Drilling Unit, shall furnish Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each party. The cost incurred by Operator in this title program shall be borne as follows:

☒ **Option No. 1:** Costs incurred by Operator in procuring abstracts and title examination (including preliminary, supplemental, shut-in gas royalty opinions and division order title opinions) shall be a part of the administrative overhead as provided in Exhibit "C," and shall not be a direct charge, whether performed by Operator's staff attorneys or by outside attorneys.

Each party shall be responsible for securing curative matter and pooling amendments or agreements required in connection with Leases or Oil and Gas Interests contributed by the party. Operator shall be responsible for the preparation and recording of pooling designations or declarations as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders. This shall not prevent any party from appearing on its own behalf at any hearing.

No well shall be drilled on the Contract Area until after (1) the title to the Drillsite or Drilling Unit has been examined as provided above, and (2) the title has been approved by the examining attorney or title has been accepted by all of the parties who are to participate in the drilling of the well.

B. Loss of Title:

1. <u>Failure of Title</u>: Should any Oil and Gas Interest or Lease, or interest in a Lease, be lost through failure of title, which loss results in a reduction of interest from that shown on Exhibit "A," the party contributing the affected Lease or interest shall have ninety (90) days from final determination of title failure to acquire a new Lease or other instrument curing the entirety of the title failure, which acquisition will not be subject to Article VIII.B., and failing to do so, this Agreement, nevertheless, shall continue in force as to all remaining Oil and Gas Leases and interests; and,

(a) The party whose Oil and Gas Lease or interest is affected by the title failure shall alone bear the entire loss and it shall not be entitled to recover from Operator or other parties any development or operating costs which it may have previously paid or incurred, but there shall be no additional liability on its part to the other parties by reason of the title failure;

(b) There shall be no retroactive adjustment of expenses incurred or revenues received from the operation of the interest which has been lost, but the interests of the parties shall be revised on an acreage basis, as of the time it is finally determined that title failure has occurred, so that the interest of the party whose Lease or Interest is affected by the title failure will then be reduced in the Contract Area by the amount of the interest lost;

(c) If the proportionate interest of the other parties in any producing well drilled on the Contract Area is increased by reason of the title failure, the party whose title has failed shall receive the proceeds attributable to the increase in that interest (less costs and burdens attributable to it) until it has been reimbursed for unrecovered costs paid by it in connection with the well;

(d) Should any person not a party to this Agreement, who is determined to be the owner of any interest in the title which has failed, pay in any manner any part of the cost of operation, development, or equipment, that amount shall be paid to the party or parties who bore the costs which are refunded;

(e) Any liability to account to a third party for prior production of Oil and Gas which arises by reason of title failure shall be borne by the party or parties whose title failed in the same proportions in which they shared in the prior production; and,

(f) No charge shall be made to the joint account for legal expenses, fees, or salaries in connection with the defense of the interest claimed by any party, it being the intention of the parties that each shall defend title to its interest and bear all expenses in connection with its interest.

2. <u>Loss by Non-Payment or Erroneous Payment of Amount Due</u>: If, through mistake or oversight, any rental, shut-in well payment, minimum royalty, or royalty payment is not paid, or is erroneously paid, and as a result a Lease or interest terminates, there shall be no monetary liability against the party who failed to make the payment. Unless the party who failed to make the required payment secures a new lease covering the same interest within ninety (90) days from the discovery of the failure to make proper payment, which acquisition will not be subject to Article VIII.B., the interests of the parties shall be revised on an acreage basis, effective as of the date of termination of the Lease involved, and the party who failed to make proper payment will no longer be credited with an interest in the Contract Area on account of ownership of the Lease or interest which has terminated. In the event the party who failed to make the required payment shall not have been fully reimbursed, at the time of the loss, from the proceeds of the sale of Oil and Gas attributable to the lost interest, calculated on an acreage basis, for the development and operating costs that were paid on account of the interest, it shall be reimbursed for unrecovered actual costs that were paid by it (but not for its share of the cost of any dry hole previously drilled or wells previously abandoned) from so much of the following as is necessary to effect reimbursement:

(a) Proceeds of Oil and Gas, less operating expenses, that accrued to the credit of the lost interest, on an acreage basis, up to the amount of unrecovered costs;

(b) Proceeds, less operating expenses, accruing attributable to the lost interest on an acreage basis, of that portion of Oil and Gas later produced and marketed (excluding production from any wells later drilled) which, in the absence of the Lease termination, would be attributable to the lost interest on an acreage basis, up to the amount of unrecovered costs, the proceeds of that portion of the Oil and Gas to be contributed by the other parties in proportion to their respective interests; and,

(c) Any monies, up to the amount of unrecovered costs, that may be paid by any party who is, or becomes, the owner of the interest lost, for the privilege of participating in the Contract Area or becoming a party to this Agreement.

3. <u>Other Losses</u>: All losses incurred, other than those set forth in Articles IV.B.1. and IV.B.2. above, shall be joint losses and shall be borne by all parties in proportion to their interests. There shall be no readjustment of interests in the remaining portion of the Contract Area.

ARTICLE V.
OPERATOR

A. Designation and Responsibilities of Operator:

Lothian Oil Inc. shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this Agreement. It shall conduct all operations in a good and workmanlike

manner, but it shall have no liability as Operator to the other parties for losses sustained or liabilities incurred, except as may result from gross negligence or willful misconduct.

B. Resignation or Removal of Operator and Selection of Successor:

1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice to Non-Operators. If Operator terminates its legal existence, no longer owns an interest in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed if it fails or refuses to carry out its duties under this Agreement, or becomes insolvent, bankrupt, or is placed in receivership, by the affirmative vote of two (2) or more Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator. The resignation or removal shall not become effective until 7:00 a.m. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after the effective date of resignation or removal, shall be bound by the terms of this Agreement as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent, or successor corporation shall not be the basis for removal of Operator.

2. Selection of Successor Operator: On the resignation or removal of Operator, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time the successor Operator is selected. The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on the ownership as shown on Exhibit "A"; provided, however, if an Operator which has been removed fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed.

C. Employees:

The number of employees used by Operator in conducting operations, their selection, and the hours of labor and the compensation for services performed shall be determined by Operator, and all employees shall be the employees of Operator.

D. Drilling Contracts:

All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges shall not exceed the prevailing rates in the area and the rate of charges shall be agreed on by the parties in writing before drilling operations are commenced, and the work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature.

ARTICLE VI.
DRILLING AND DEVELOPMENT

A. Initial Operations:

The Initial Operations conducted shall be those provided for in the Development and Exploration Agreement.

B. Subsequent Operations:

1. **Proposed Operations:** Should any party desire to drill any well on the Contract Area other than the well provided for in Article VI.A., or to rework, deepen or plug back a dry hole drilled at the joint expense of all parties or a well jointly owned by all the parties and not then producing in paying quantities, the party desiring to drill, rework, deepen, or plug back a well shall give the other parties written notice of the proposed operation, specifying the work to be performed, the location, proposed depth, objective formation and the estimated cost of the operation. The parties receiving such a notice shall have thirty (30) days after receipt of the notice within which to notify the party wishing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to rework, plug back or drill deeper may be given by telephone and the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday, and legal holidays. Failure of a party receiving notice to reply within the specified period shall constitute an election by that party not to participate in the cost of the proposed operation. Any notice or response given by telephone shall be promptly confirmed in writing.

If all parties elect to participate in such a proposed operation, Operator shall, within ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as possible after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and complete it with due diligence at the risk and expense of all parties; provided, however, the commencement date may be extended on written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, the additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. Notwithstanding the force majeure provisions of Article XI, if the actual operation has not been commenced within the time provided (including any extension as specifically permitted) and if any party still desires to conduct the operation, written notice proposing it must be resubmitted to the other parties in accordance with the provisions above as if no prior proposal had been made.

2. **Operations by Less than All Parties:** Subject to the terms of the Development and Exploration Agreement, if any party receiving a notice as provided in Article VI.B.1. or VII.D.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and the other parties electing to participate in the operation shall, within ninety (90) days after the expiration of the

notice period of thirty (30) days (or as promptly as possible after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (a) request Operator to perform the work required by the proposed operation for the account of the Consenting Parties, or (b) designate one (1) of the Consenting Parties as Operator to perform the work. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this Agreement.

If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise the Consenting Parties of the total interest of the parties approving the operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours (exclusive of Saturday, Sunday, and legal holidays) after receipt of the notice, shall advise the proposing party of its desire to (a) limit participation to the party's interest as shown on Exhibit "A" or (b) carry its proportionate part of the Non-Consenting Parties' interests, and failure to advise the proposing party shall be deemed an election under (a). In the event a drilling rig is on location, the time permitted for such a response shall not exceed a total of forty-eight (48) hours (<u>inclusive</u> of Saturday, Sunday, and legal holidays). The proposing party, at its election, may withdraw the proposal if there is insufficient participation and shall promptly notify all parties of that decision.

The entire cost and risk of conducting the operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in the operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If an operation results in a dry hole, the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk, and expense. If any well drilled, reworked, deepened or plugged back under the provisions of this Article results in a producer of Oil and/or Gas in paying quantities, the Consenting Parties shall complete and equip the well to produce at their sole cost and risk, and the well shall then be turned over to Operator and shall be operated by it at the expense and for the account of the Consenting Parties. On commencement of operations for the drilling, reworking, deepening, or plugging back of any well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of the Non-Consenting Party's interest in the well and share of production from it until the proceeds of the sale of that share, calculated at the well, or market value of it if the share is not sold, (after deducting production taxes, excise taxes, royalty, overriding royalty, and other interests not excepted by Article III.D. payable out of or measured by the production from the well accruing with respect to the interest until it reverts) shall equal the total of the following:

(a) 100% of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including, but not limited to, stock tanks, separators, treaters, pumping, equipment and piping) plus 100% of each

Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party's share of the costs and equipment will be that interest which would have been chargeable to the Non-Consenting Party had it participated in the well from the beginning of the operations; and,

(b) 300% of that portion of the costs and expenses of drilling, reworking, deepening, plugging back, testing, and completing, after deducting any cash contributions received under Article VIII.C., and 300% of that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to the Non-Consenting Party if it had participated.

An election not to participate in the drilling or the deepening of a well shall be deemed an election not to participate in any reworking or plugging back operation proposed in a well, or portion of it, to which the initial Non-Consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment account. Any reworking or plugging back operation conducted during the recoupment period shall be deemed part of the cost of operation of the well and there shall be added to the sums to be recouped by the Consenting Parties one hundred percent (100%) of that portion of the costs of the reworking or plugging back operation which would have been chargeable to the Non-Consenting Party had it participated. If a reworking or plugging back operation is proposed during the recoupment period, the provisions of this Article VI.B. shall be applicable as between the Consenting Parties in the well.

During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds from that share, Consenting Parties shall be responsible for the payment of all production, severance, excise, gathering, and other taxes, and all royalty, overriding royalty, and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.D.

In the case of any reworking, plugging back, or deeper drilling operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing, and other equipment in the well, but the ownership of all that equipment shall remain unchanged; and on abandonment of a well after the reworking, plugging back or deeper drilling, the Consenting Parties shall account for all the equipment to the owners of it, with each party receiving its proportionate part in kind or in value, less cost of salvage.

Within sixty (60) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, deepening, plugging back, testing, completing, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed, as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an

itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of Oil and Gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding month. In determining the quantity of Oil and Gas produced during any month, Consenting Parties shall use industry accepted methods such as, but not limited to, metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any operation which would have been owned by a Non-Consenting Party had it participated in the operation shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of the Non-Consenting Party shall revert to it as provided above; and, if there is a credit balance, it shall be paid to the Non-Consenting Party.

If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of the Non-Consenting Party shall automatically revert to it, and, from and after that reversion, the Non-Consenting Party shall own the same interest in the well, the material and equipment in or pertaining to it, and the production from it as the Non-Consenting Party would have been entitled to had it participated in the drilling, reworking, deepening or plugging back of the well. After that time, the Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of the well in accordance with the terms of this Agreement and the Accounting Procedure attached to this Agreement.

Notwithstanding the provisions of this Article VI.B.2., it is agreed that without the mutual consent of all parties, no wells shall be completed in or produced from a source of supply from which a well located elsewhere on the Contract Area is producing, unless the well conforms to the then-existing well spacing pattern for the source of supply.

The provisions of this Article shall have no application whatsoever to the drilling of the initial well described in Article VI.A. except (a) as to Article VII.D.1. (Option No. 2), if selected, or (b) as to the reworking, deepening and plugging back of the initial well after it has been drilled to the depth specified in Article VI.A. if it shall later prove to be a dry hole or, if initially completed for production, ceases to produce in paying quantities.

3. Stand-By Time: When a well which has been drilled or deepened and has reached its authorized depth and all tests have been completed, and the results furnished to the parties, stand-by costs incurred pending response to a party's notice proposing a reworking, deepening, plugging back, or completing operation in that well shall be charged and borne as part of the drilling or deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of Article VI.B.2, shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, the stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.

4. **Sidetracking:** Except as later provided in this Agreement, the provisions of this Agreement applicable to a "deepening" operation shall also be applicable to any proposal to directionally control and intentionally deviate a well from vertical so as to change the bottom hole location (called "sidetracking"), unless done to straighten the hole or to drill around junk in the hole or because of other mechanical difficulties. Any party having the right to participate in a proposed sidetracking operation that does not own an interest in the affected well bore at the time of the notice shall, on electing to participate, tender to the well bore owners its proportionate share (equal to its interest in the sidetracking operation) of the value of that portion of the existing well bore to be utilized as follows:

(a) If the proposal is for sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the sidetracking operation is initiated.

(b) If the proposal is for sidetracking a well which has previously produced, reimbursement shall be on the basis of the well's salvable materials and equipment down to the depth at which the sidetracking operation is initiated, determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning.

In the event that notice for a sidetracking operation is given while the drilling rig to be utilized is on location, the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday, and legal holidays; provided, however, any party may request and receive up to eight (8) additional days after expiration of the forty-eight (48) hours in which to respond by paying for all stand-by time incurred during the extended response period. If more than one party elects to take additional time to respond to the notice, stand-by costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest, as shown on Exhibit "A," bears to the total interest, as shown on Exhibit "A," of all the electing parties. In all other instances the response period to a proposal for sidetracking shall be limited to thirty (30) days.

C. Taking Production in Kind:

Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by that party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of the part of Operator's surface facilities which it uses.

Each party shall execute division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser for its share of all production.

In the event any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase that oil or sell it to others at any time and from time to time, for the account of the non-taking party at the best price obtainable in the area for the production. Any purchase or sale by Operator shall be subject always to the right of the owner of the production to exercise at any time its right to take in kind, or separately dispose of, its share of all Oil not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of Oil shall be only for reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

In the event one or more parties' separate disposition of its share of the Gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party's respective proportionate share of total Gas sales to be allocated to it, the balancing or accounting between the respective accounts of the parties shall be in accordance with any gas balancing agreement between the parties, whether such an agreement is attached as Exhibit "E," or is a separate agreement.

D. Access to Contract Area and Information:

Each party shall have access to the Contract Area at all reasonable times, at its sole cost and risk to inspect or observe operations, and shall have access at reasonable times to information pertaining to the development or operations, including Operator's related books and records. Operator, on request, shall furnish each of the other parties with copies of all forms or reports filed with governmental agencies, daily drilling reports, well logs, tank tables, daily gauge, and run tickets, and reports of stock on hand at the first of each month, and shall make available samples of any cores or cuttings taken from any well drilled on the Contract Area. The cost of gathering and furnishing information to Non-Operator, other than that specified above, shall be charged to the Non-Operator that requests the information.

E. Abandonment of Wells:

1. **<u>Abandonment of Dry Holes</u>:** Subject to the terms of the Development and Exploration Agreement, except for any well drilled or deepened pursuant to Article VI.B.2., any well which has been drilled or deepened under the terms of this Agreement and is proposed to be completed as a dry hole shall not be plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday, and legal holidays) after receipt of notice of the proposal to plug and abandon a well, the party shall be deemed to have consented to the proposed abandonment. All wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk, and expense of the parties who participated in the cost of drilling or deepening the well. Any party who objects to plugging and abandoning a well shall have the right to take over the well and conduct further operations in search of Oil and/or Gas subject to the provisions of Article VI.B.

2. **Abandonment of Wells that have Produced:** Except for any well in which a Non-Consent operation has been conducted under this Agreement, for which the Consenting Parties have not been fully reimbursed as provided for by the terms of this Agreement, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to an abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk, and expense of all the parties. If, within thirty (30) days after receipt of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of the well, those wishing to continue its operation from the interval(s) of the formation(s) then open to production shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning. Each abandoning party shall assign the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the well and related equipment, together with its interest in the leasehold estate as to, but only as to, the interval or intervals of the formation or formations then open to production. If the interest of the abandoning party is or includes an Oil and Gas Interest, such party shall execute and deliver to the non-abandoning party or parties an Oil and Gas Lease, limited to the interval or intervals of the formation or formations then open to production, for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the interval or intervals of the formation or formations covered, the lease to be on the form attached as Exhibit "B." The assignments or leases so limited shall encompass the "Drilling Unit" on which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portion of the Contract Area.

Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the interval or intervals then open other than the royalties retained in any lease made under the terms of this Article. On request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this Agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. On proposed abandonment of the producing interval(s) assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations subject to the provisions of this Agreement.

3. **Abandonment of Non-Consent Operations:** The provisions of Article VI.E.1. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from those Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations on the well have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.

ARTICLE VII.
EXPENDITURES AND LIABILITY OF PARTIES

A. Liability of Parties:

The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally. It is not the intention of the parties to create, nor shall this Agreement be construed as creating, a mining or other partnership or association, or to render the parties liable as partners.

B. Liens and Payment Defaults:

Each Non-Operator grants to Operator a lien on its Oil and Gas rights in the Contract Area, and a security interest in its share of oil and/or gas when extracted and its interest in all equipment, to secure payment of its share of expense, together with interest at the rate provided in Exhibit "C." To the extent that Operator has a security interest under the Uniform Commercial Code of the state, Operator shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by Operator for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment. In addition, on default by any Non-Operator in the payment of its share of expense, Operator shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of the Non-Operator's share of Oil and/or Gas until the amount owed by the Non-Operator, plus interest, has been paid. Each purchaser shall be entitled to rely on Operator's written statement concerning the amount of any default. Operator grants a like lien and security interest to the Non-Operators to secure payment of Operator's proportionate share of expense.

If any party fails or is unable to pay its share of expense within sixty (60) days after rendition of a statement of expense, by Operator, the non-defaulting parties, including Operator, shall, on request by Operator, pay the unpaid amount in the proportion that the interest of each party bears to the interest of all parties. Each party paying its share of the unpaid amount shall, to obtain reimbursement, be subrogated to the security rights described in the foregoing paragraph.

C. Payments and Accounting:

Except as otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this Agreement and shall charge each of the parties with their respective proportionate shares on the expense basis provided in Exhibit "C." Operator shall keep an accurate record of the joint account, showing expenses incurred and charges and credits made and received.

Operator, at its election, shall have the right from time to time to demand and receive from the other parties payment in advance of their respective shares of the estimated amount of

the expense to be incurred in operations under this Agreement during the next succeeding month, which right may be exercised only by submission to each party of an itemized statement of the estimated expense, together with an invoice for its share of those expenses. Each statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of the estimate within fifteen (15) days after the estimate and invoice is received. If any party fails to pay its share of the estimate within the time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D. Limitation of Expenditures:

1. **Drill or Deepen:** Without the consent of all parties, no well shall be drilled or deepened, except any well drilled or deepened pursuant to the provisions of Article VI.B.2. of this Agreement. Consent to the drilling or deepening shall include:

☒ **Option No. 1:** All necessary expenditures for the drilling or deepening, testing, completing and equipping of the well, including necessary tankage and/or surface facilities.

2. **Rework or Plug Back:** Without the consent of all parties, no well shall be reworked or plugged back except a well reworked or plugged back pursuant to the provisions of Article VI.B.2. of this Agreement. Consent to the reworking or plugging back of a well shall include all necessary expenditures in conducting those operations and completing and equipping of the well, including necessary tankage and/or surface facilities.

3. **Other Operations:** Subject to the terms of the Development and Exploration Agreement, without the consent of all parties, Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of Fifty Thousand Dollars ($50,000.00) except in connection with a well, the drilling, reworking, deepening, completing, recompleting, or plugging back of which has been previously authorized by or pursuant to this Agreement; provided, however, that, in case of explosion, fire, flood, or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur the expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an authority for expenditure (AFE) for its own use, Operator shall furnish any Non-Operator so requesting an information copy for any single project costing in excess of Fifty Thousand Dollars ($50,000.00) but less than the specified above in this paragraph.

E. Rentals, Shut-in Well Payments and Minimum Royalties:

Rentals, shut-in well payments, and minimum royalties which may be required under the terms of any Lease shall be paid by the party or parties who subjected the Lease to this Agreement at its or their expense. In the event two or more parties own and have contributed interests in the same Lease to this Agreement, those parties may designate one of the parties to make those payments for and on behalf of all the parties. Any party may request, and shall be

entitled to receive, proper evidence of all those payments. In the event of failure to make proper payment of any rental, shut-in well payment, or minimum royalty through mistake or oversight where payment is required to continue the Lease in force, any loss which results from the non-payment shall be borne in accordance with the provisions of Article IV.B.2.

Operator shall notify Non-Operator of the anticipated completion of a shut-in Gas well, or the shutting in or return to production of a producing Gas well, at least five (5) days (excluding Saturday, Sunday, and legal holidays), or at the earliest opportunity permitted by circumstances, prior to taking that action, but assumes no liability for failure to do so. In the event of failure by Operator to notify Non-Operator, the loss of any Lease contributed by Non-Operator for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties under the provisions of Article IV.B.3.

F. Taxes:

Beginning with the first calendar year after the effective date of this Agreement, Operator shall render for ad valorem taxation all property subject to this Agreement which by law should be rendered for the taxes, and it shall pay all those taxes assessed before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties, and production payments) on Leases and Oil and Gas Interests contributed by the Non-Operator. If the assessed valuation of any leasehold estate is reduced by reason of its being subject to outstanding excess royalties, overriding royalties, or production payments, the resulting reduction in ad valorem taxes shall inure to the benefit of the owner or owners of the leasehold estate, and Operator shall adjust the charge to the owner or owners so as to reflect the benefit of that reduction. If the ad valorem taxes are based in whole or in part on separate valuations of each party's working interest, then notwithstanding anything to the contrary, charges to the joint account shall be made and paid by the parties in accordance with the tax value generated by each party's working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C."

If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manners prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C."

Each party shall pay or cause to be paid all production, severance, excise, gathering, and other taxes imposed upon or with respect to the production or handling of such party's share of oil and/or gas produced under the terms of this agreement.

G. Insurance

At all times while operations are conducted, Operator shall comply with the workmen's compensation law of the state where the operations are being conducted; provided, however, Operator may be a self-insurer for liability under those compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C." Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D." Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workmen's compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

In the event automobile public liability insurance is specified in Exhibit "D," or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for the insurance for Operator" automotive equipment.

ARTICLE VIII.
ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A. Surrender of Leases:

The Leases covered by this Agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent to the abandonment.

However, should any party desire to surrender its interest in any Lease or in any portion of a Lease, and the other parties do not agree or consent to it, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in the Lease, or portion of it, and any well, material, and equipment which may be located and any rights in production later secured, to the parties not consenting to the surrender. If the interest of the assigning party is or includes an Oil and Gas Interest, the assigning party shall execute and deliver to the party or parties not consenting to the surrender an Oil and Gas Lease covering the Oil and Gas Interest for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the land covered by it. On the assignment or Lease, the assigning party shall be relieved from all obligations later accruing, but not previously accrued, with respect to the interest assigned or Leased and the operation of any well attributable the Lease or interest, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any Lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter's interest in any wells and equipment attributable to the assigned or leased acreage. The value of all material shall be determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning. If the assignment or Lease is in favor of more than one party, the interest shall be shared by the parties in the proportions that the interest of each bears to the total interest of all parties.

Any assignment, Lease or surrender made under this provision shall not reduce or change the assignor's, lessor's, or surrendering party's interest as it was immediately before the

assignment, Lease or surrender in the balance of the Contract Area; and the acreage assigned, leased, or surrendered, and subsequent operations on them, shall not later be subject to the terms and provisions of this Agreement.

B. Renewal or Extension of Leases:

If any party secures a renewal of any Oil and Gas Lease subject to this Agreement, all other parties shall be notified promptly, and shall have the right for a period of thirty (30) days following receipt of the notice in which to elect to participate in the ownership of the renewal Lease, insofar as the Lease affects lands within the Contract Area, by paying to the party who acquired it their several proper proportionate shares of the acquisition cost allocated to that part of the Lease within the Contract Area, which shall be in proportion to the interests held at that time by the parties in the Contract Area.

If some, but less than all, of the parties elect to participate in the purchase of a renewal Lease, it shall be owned by the parties who elect to participate in the purchase, in a ratio based on the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of the renewal Lease. Any renewal Lease in which less than all parties elect to participate shall not be subject to this Agreement.

Each party who participates in the purchase of a renewal Lease shall be given an assignment of its proportionate interests in that Lease by the acquiring party.

The provisions of this Article shall apply to renewal Leases whether they are for the entire interest covered by the expiring Lease or cover only a portion of its area or an interest in it. Any renewal Lease taken before the expiration of its predecessor Lease, or taken or contracted for within six (6) months after the expiration of the existing Lease shall be subject to this provision; but any lease taken or contracted for more than six (6) months after the expiration of an existing lease shall not be deemed a renewal lease and shall not be subject to the provisions of this Agreement.

The provisions in this Article shall also be applicable to extensions of Oil and Gas Leases.

C. Acreage or Cash Contributions:

Subject to the terms of the Development and Exploration Agreement, while this Agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, the contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of the drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions the Drilling Parties shared the cost of drilling the well. That acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this Agreement. Each party shall promptly notify all other

parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of a well drilled inside the Contract Area.

If any party contracts for any consideration relating to disposition of the party's share of substances produced under this Agreement, the consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D. Maintenance of Uniform Interest:

For the purpose of maintaining uniformity of ownership in the Oil and Gas Leasehold interests covered by this Agreement, no party shall sell, encumber, transfer, or make other disposition of its interest in the Leases embraced within the Contract Area and in wells, equipment, and production unless the disposition covers either:

1. the entire interest of the party in all Leases and equipment and production; or,

2. an equal undivided interest in all Leases and equipment and production in the Contract Area.

Every sale, encumbrance, transfer, or other disposition made by any party shall be made expressly subject to this Agreement and shall be made without prejudice to the right of the other parties.

If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require those co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay the party's share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of the party's interest within the scope of the operations embraced in this Agreement; however, all the co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the Oil and Gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds of the Oil and Gas produced.

E. Waiver of Rights to Partition:

If permitted by the laws of the state or states in which the property covered by this Agreement is located, each party owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest in the property.

F. Preferential Right to Purchase:

Should any party desire to sell all or any part of its interests under this Agreement, or its rights and interests in the Contract Area, it shall promptly give written notice to the other parties,

with full information concerning its proposed sale, which shall include the name and address of the prospective purchaser (who must be ready, willing, and able to purchase), the purchase price, and all other terms of the offer. The other parties shall then have an optional prior right, for a period of ten (10) days after receipt of the notice to purchase, on the same terms and conditions, the interest which the other party proposes to sell; and, if this optional right is exercised, the purchasing parties shall share the purchased interest in the proportions that the interest of each bears to the total interest of all purchasing parties. However, there shall be no preferential right to purchase in those cases where any party wishes to mortgage its interests, or to dispose of its interests by merger, reorganization, consolidation, or sale of all or substantially all of its assets to a subsidiary or parent company or to a subsidiary of a parent company, or to any company in which any one party owns a majority of the stock.

ARTICLE IX.
INTERNAL REVENUE CODE ELECTION

This Agreement is not intended to create, and shall not be construed to create, a relationship of partnership or an association for profit between or among the parties to this Agreement. Notwithstanding any provision of this Agreement that the rights and liabilities are several and not joint or collective, or that this Agreement and operations shall not constitute a partnership, if, for federal income tax purposes, this Agreement and the operations under it are regarded as a partnership, each party affected elects to be excluded from the application of all of the provisions of Subchapter "K," Chapter 1, Subtitle "A," of the Internal Revenue Code of 1954, as permitted and authorized by Section 761 of the Code and the regulations promulgated under it. Operator is authorized and directed to execute on behalf of each affected party, evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Federal Regulations §1.761. Should there be any requirement that each affected party give further evidence of this election, each party shall execute documents and furnish any other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No party shall give any notices or take any other action consistent with the election made in this Article. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter "K," Chapter 1, Subtitle "A," of the Internal Revenue Code of 1986, under which an election similar to that provided by Section 761 of the Code is permitted, each affected party shall make an election as may be permitted or required by those laws. In making the foregoing election, each party states that the income derived by the party from operations under this Agreement can be adequately determined without the computation of partnership taxable income.

ARTICLE X.
CLAIMS AND LAWSUITS

Operator may settle any single uninsured third party damage claim or suit arising from operations if the expenditure does not exceed Fifty Thousand Dollars ($50,000.00) and if the

payment is in complete settlement of the claim or suit. If the amount required for settlement exceeds the above amount, the parties shall assume and take over the further handling of the claim or suit, unless that authority is delegated to Operator. All costs and expenses of handling, settling, or otherwise discharging the claim or suit shall be at the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations under this Agreement over which the individual has no control because of the rights given Operator by this Agreement, the party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations under this Agreement.

ARTICLE XI.
FORCE MAJEURE

If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to make money payments, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; then, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than the continuance of the force majeure. The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable.

The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all the difficulties shall be handled shall be entirely within the discretion of the party concerned.

The term "force majeure," as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

ARTICLE XII.
NOTICES

All notices authorized or required between the parties and required by any of the provisions of this Agreement, unless otherwise specifically provided, shall be given in writing by mail, postage or charges prepaid, or by facsimile, and addressed to the parties to whom the notice is given at the addresses listed on Exhibit "A." The originating notice given under any provision of this Agreement shall be deemed given only when received by the party to whom the notice is directed, and the time for the party to give any notice in response shall run from the date the originating notice is received. The second or any responsive notice shall be deemed given when deposited in the mail, with postage or charges prepaid, or sent by facsimile. Each party shall

have the right to change its address at any time, and from time to time, by giving written notice of the change to all other parties.

ARTICLE XIII.
TERM OF AGREEMENT

This Agreement shall remain in full force and effect as to the Oil and Gas Leases and/or Oil and Gas Interests subject to this Agreement for the period of time selected below; provided, however, no party shall ever be construed as having any right, title, or interest in or to any Lease or Oil and Gas Interest contributed by any other party beyond the term of this Agreement.

☒ **Option No. 1**. So long as any of the Oil and Gas Leases subject to this Agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal, or otherwise.

It is agreed that the termination of this Agreement shall not relieve any party from any liability which has accrued or attached prior to the date of the termination.

ARTICLE XIV.
COMPLIANCE WITH LAWS AND REGULATIONS

A. Laws, Regulations and Orders:

This Agreement shall be subject to the conservation laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of that state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations, and orders.

B. Governing Law:

This Agreement and all matters pertaining to it, including, but not limited to, matters of performance, nonperformance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located. If the Contract Area is in two or more states, the law of the state of Texas shall govern.

C. Regulatory Agencies:

Nothing contained in this Agreement shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations, or orders promulgated under those laws in reference to oil, gas, and mineral operations, including the location, operation, or production of wells, or tracts offsetting or adjacent to the Contract Area.

With respect to operations under this Agreement, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims, and causes of action arising out of, incident to, or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations, or orders of the Department of Energy or predecessor or successor agencies to the extent the interpretation or application was made in good faith. Each Non-Operator further agrees to reimburse Operator for any amounts applicable to the Non-Operator's share of production that Operator may be required to refund, rebate, or pay as a result of an incorrect interpretation or application, together with interest and penalties owing by Operator as a result of an incorrect interpretation or application.

ARTICLE XV.
OTHER PROVISIONS

In the event of any conflict between the terms of the Provisions in this Article XV. and the provisions by any of the other Articles in and the Exhibits to this Agreement, the terms of the provisions in this Article XV. shall control.

1. All wells drilled and equipment purchased shall be charged to the joint account on an actual cost basis.

2. Operator and Non-Operators shall agree on a budget setting out the amounts to be expended by Operator during the first ninety (90) days of operations by Operator, before any operations shall be conducted by Operator.

3. On the budget, provided for in 2. above being approved, and Operator expending funds for the exploration, development, and production of oil and/or gas from the Contract Area, Operator shall be deemed an equitable owner of any interest in the leases included in the Contract Area, and an "Owner" for purposes of this Agreement.

4. In the event the transaction in which Lothian Oil Inc. is to acquire common stock of United Heritage Corporation is not completed and closed in the manner and time provided for in the agreement between those parties, on Non-Operators' payment to Operator of all sums, as provided for in the Development and Exploration Agreement, described in 6. below, this Agreement shall terminate and Operator shall have no further rights under this Agreement.

5. If an affiliate of Operator is utilized in rendering any services under the terms of this Agreement, the services shall be rendered at commercial rates prevailing in the area consistent with the same standard of quality provided by independent vendors. The rates charged by the affiliates shall be subject to audit as described in the attached Accounting Procedures.

6. This Operating Agreement governs the operations of the lands and leases it covers pursuant to the terms of a Development and Exploration Agreement between Operator and Non-Operators. In the event any terms of this Operating Agreement are in conflict with the terms of that Development and Exploration Agreement, the terms of the Development and Exploration Agreement shall control.

7. While this Operating Agreement provides for the named Operator to be responsible for all operations of the properties, nominally, the Non-Operators may continue to serve as Operator for purposes of reporting to all state and federal agencies requiring reports on the properties. Non-Operators will continue to serve as nominal Non-Operators until such time as Operator, in this Agreement, elects to make a change and be recognized as Operator of the properties for reporting purposes.

ARTICLE XVI.
MISCELLANEOUS

This Agreement shall be binding on and inure to the benefit of the parties to this Agreement, and to their respective heirs, devisees, legal representatives, successors, and assigns.

This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

This Agreement shall be effective as of October 7, 2005.

OPERATOR

Lothian Oil Company

[signature] CEO

NON-OPERATORS

United Heritage Corporation

[signature]
Walter G. Mize, President

UHC New Mexico Corporation

[signature]
Walter G. Mize, President

EXHIBIT "A"

CATO SAN ANDRES UNIT, CHAVES COUNTY, NEW MEXICO

LESSOR	LESSEE	DATE	RECORDED BOOK PAGE	DESCRIPTION OF PROPERTY
United States of America (NM-022636)	Emmett P. White	9/01/57	Unrecorded	SW/4 Sec 22; S/2 Sec 23; S/2 Sec 24; All Sec 27 and W/2 Sec 34 T8S, R30E, N.M.P.M.
United States of America (NM-024136-A)	Vincent Cuccia and George E. Conley	5/01/58	Unrecorded	NE/4 SE/4 Sec 28 T8S, R30E, N.M.P.M.
United States of America (NM-025585-B)	Blanche V. White	9/01/56	Unrecorded	Lots 1, 2, 3, 4, S/2 N/2, S/2 Sec 3 T9S, R30E, N.M.P.M.
United States of America (NM-071955)	Southwestern Petroleum Corp.	3/01/60	Unrecorded	NW/4 SW/4 Sec 13 T8S, R30E, N.M.P.M.
United States of America (NM-075394-B)	E. Howard and H. E. Corder	6/01/60	91 397	SW/4 Sec 4; Lots 1, 2, S/2 NE/4 Sec 5; NW/4 Sec 9 T9S, R30E, N.M.P.M.
United States of America (NM-0162233)	Robert Baxter	6/01/61	Unrecorded	SE/4, S/2 NE/2 Sec 8; SW/4, NW/4 Sec 17 T8S, R30E, N.M.P.M.
United States of America (NM-0155254-B)	James K. Caldwell	7/01/61	92 37	W/2 NE/4, NW/4, S/2 Sec 33 T8S, R30E; Lots 1,2,3,4, S/2 N/2 Sec 4 T9S, R30E, N.M.P.M.
United States of America (NM-0155494)	Bettyine E. Winkler	7/01/65	Unrecorded	SE/4 Sec 9; S/2 NW/4 Sec 22 T8S, R30E, N.M.P.M.
United States of America (NM-0155494-A)	Bettyine E. Winkler	7/01/65	Unrecorded	SW/4, W/2 SE/4 Sec 20; E/2 W/2, NW/4 NE/4, SE/4 Sec 29; SW/4 NE/4, SE/4 NW/4 Sec 32 T8S, R30E, N.M.P.M.

LESSOR	LESSEE	DATE	RECORDED BOOK PAGE	DESCRIPTION OF PROPERTY
United States of America (NM-0177517)	N. W. Colt	8/01/61	Unrecorded	N/2 NW/4 Sec 13; SW/4 Sec 14; SW/4 Sec 15; SW/4 Sec 21; NW/4 Sec 23 T8S, R30E, N.M.P.M.
United States of America (NM-0254700)	Robert E. Fischer	5/01/62	Unrecorded	W/2 Sec 12; NE/4 NE/4 Sec 30; SE/4 NE/4 Sec 32 T8S, R30E, N.M.P.M.
United States of America (NM-0276225)	Don O. Bomar	7/01/62	Unrecorded	NE/4 Sec 12; All Sec 26 T8S, R30E, N.M.P.M.
United States of America (NM-0346362)	C. B. Woodman, Jr.	2/01/63	Unrecorded	NW/4 Sec 28; E/2 NE/4, SW/4 NE/4 Sec 29 T8S, R30E, N.M.P.M.
United States of America (NM-0354427-A)	Ruth K. Packer	3/01/63	104 776	W/2 SE/4 Sec 9; S/2 NW/4 Sec 22; NE/4 Sec 23; E/2 NW/4 Sec 24 T8S, R30E, N.M.P.M.
United States of America (NM-0403706)	Abko, Inc.	8/01/63	Unrecorded	NE/4 Sec 10 T8S, R30E, N.M.P.M.
United States of America (NM-0444628)	Barbara J. Peterson	10/01/63	Unrecorded	SE/4 Sec 14 T8S, R30E, N.M.P.M.
United States of America (NM-9407-A)	Barbara J. Peterson	7/01/69	Unrecorded	W/2 NE/4 Sec 6 T9S, R30E, N.M.P.M.
United States of America (NM-25478)	James D. McLean	7/01/75	155 425	SE/4 NW/4, NE/4 SW/4, E/2 NE/4 Sec 6 T9S, R30E, N.M.P.M.
United States of America (NM-83589)	Kelt New Mexico, Inc.	4/01/90	Unrecorded	SE/4 SE/4, NE/4 Sec 28 T8S, R30E, N.M.P.M.
United States of America (NM-69642)	Robert C. Anderson	6/01/73	Unrecorded	S/2 NE/4 Sec 7; E/2 Sec 10; SW/4, W/2 NE/4, SE/4 NE/4 Sec 11; N/2 S/2, SW/4 SE/4, S/2 SW/4 Sec 14; NE/4 Sec 15; NW/4 Sec 17; W/2 SW/4 Sec 21 T9S, R30E, N.M.P.M.
State of New Mexico (K-3259)	Sun Oil Company	5/21/63	86 93	All Sec 16 T8S, R30E, N.M.P.M.
State of New Mexico (K-3754)	R. Ken Williams	12/17/63	Unrecorded	Lot 4, SW/4, SW/4 NW/4, S/2 SE/4, NW/4 SE/4 Sec 2 T8S, R30E, N.M.P.M.

LESSOR	LESSEE	DATE	RECORDED BOOK	RECORDED PAGE	DESCRIPTION OF PROPERTY
R. A. Barbyte, et ux Vera Barbyte	Pan American Petroleum Corp.	3/26/65	104	990	SW/4 Sec 4 T8S, R30E, N.M.P.M.
United States Smelting, Refining and Mining Company	Pan American Petroleum Corp.	7/01/66	108	139	NW/4 Sec 4 T8S, R30E, N.M.P.M.
Marshall and Winston, Inc.	Pan American Petroleum Corp.	1/20/66	102	755	NW/4 Sec 4 T8S, R30E, N.M.P.M.
Donald Winston, Trustee	Pan American Petroleum Corp.	1/20/66	104	763	NW/4 Sec 4 T8S, R30E, N.M.P.M.
Douglas D. McKinnon	Pan American Petroleum Corp.	1/20/66	102	761	NW/4 Sec 4 T8S, R30E, N.M.P.M.
Daphne Cato Baskett, T. H. Cato, Lorene Cato, Callie Cato Wesley and Jane Cato Berry	Harry LeMaire, Jr.	1/07/65	96	235	SE/4 Sec 10; W/2 Sec 11; NE/4 Sec 15 T8S, R30E, N.M.P.M.
Daphne Cato Baskett and Callie Cato Wesley	Harry LeMaire, Jr.	1/07/65	95	168	E/2 Sec 11 T8S, R30E, N.M.P.M.
Jane Cato Berry	Harry LeMaire, Jr.	1/07/65	95	160	E/2 Sec 11 T8S, R30E, N.M.P.M.
Thelma Crosby	Harry LeMaire, Jr.	12/5/64	95	50	SE/4, SE/4 NW/4, E/2 NE/4 Sec 3; E/2 SE/4, W/2 Sec 9; SW/4 Sec 10; NW/4 Sec 15; E/2 Sec 17; NW/4 Sec 21 T8S, R30E, N.M.P.M.
Virginia C. Marshall and Frankie Crosby Patterson	Harry LeMaire, Jr.	12/5/64	95	56	SE/4, SE/4 NW/4, E/2 NE/4 Sec 3; E/2 SE/4, W/2 Sec 9; SW/4 Sec 10; NW/4 Sec 15; E/2 Sec 17; NW/4 Sec 21 T8S, R30E, N.M.P.M.
Effie Jane Crosby McDowell	Harry LeMaire, Jr.	12/5/64	95	60	SE/4, SE/4 NW/4, E/2 NE/4 Sec 3; E/2 SE/4, W/2 Sec 9; SW/4 Sec 10; NW/4 Sec 15; E/2 Sec 17; NW/4 Sec 21 T8S, R30E, N.M.P.M.
Virginia Crosby McCarthy	Harry LeMaire, Jr.	12/5/64	95	58	SE/4, SE/4 NW/4, E/2 NE/4 Sec 3; E/2 SE/4, W/2 Sec 9; SW/4 Sec 10; NW/4 Sec 15; E/2 Sec 17; NW/4 Sec 21 T8S, R30E, N.M.P.M.

LESSOR	LESSEE	DATE	RECORDED BOOK	RECORDED PAGE	DESCRIPTION OF PROPERTY
Jennie C. Mooney	Barry LeMaire, Jr.	12/5/64	95	54	SE/4, SE/4 NW/4, E/2 NE/4 Sec 3; E/2 SE/4, W/2 Sec 9; SW/4 Sec 10; NW/4 Sec 15; E/2 Sec 17; NW/4 Sec 21 T8S, R30E, N.M.P.M.
Helen D. Crosby Norville	Barry LeMaire, Jr.	12/5/64	95	62	SE/4, SE/4 NW/4, E/2 NE/4 Sec 3; E/2 SE/4, W/2 Sec 9; SW/4 Sec 10; NW/4 Sec 15; E/2 Sec 17; NW/4 Sec 21 T8S, R30E, N.M.P.M.
John H. Powell	Barry LeMaire, Jr.	12/5/64	95	68	SE/4, SE/4 NW/4, E/2 NE/4 Sec 3; E/2 SE/4, W/2 Sec 9; SW/4 Sec 10; NW/4 Sec 15; E/2 Sec 17; NW/4 Sec 21 T8S, R30E, N.M.P.M.
Lota Perryman and Dorothy Miller	Barry LeMaire, Jr.	12/5/64	95	64	SE/4, SE/4 NW/4, E/2 NE/4 Sec 3; E/2 SE/4, W/2 Sec 9; SW/4 Sec 10; NW/4 Sec 15; E/2 Sec 17; NW/4 Sec 21 T8S, R30E, N.M.P.M.
Phillips Investment Corp.	Barry LeMaire, Jr.	12/5/64	95	66	SE/4, SE/4 NW/4, E/2 NE/4 Sec 3; E/2 SE/4, W/2 Sec 9; SW/4 Sec 10; NW/4 Sec 15; E/2 Sec 17; NW/4 Sec 21 T8S, R30E, N.M.P.M.
Diantha Anne Dunn, John Carter Davis and Ravelle Davis Phillips	Barry LeMaire, Jr.	12/5/64	95	52	SE/4, SE/4 NW/4, E/2 NE/4 Sec 3; E/2 SE/4, W/2 Sec 9; SW/4 Sec 10; NW/4 Sec 15; E/2 Sec 17; NW/4 Sec 21 T8S, R30E, N.M.P.M.
Thelma Crosby	Shell Oil Company	10/24/63	88	43	SE/4 Sec 4; Lots 3, 4, S/2 NW/4, SE/4 Sec 5; [illegible] Sec 8 T9S, R30E, N.M.P.M.
Frankie Crosby Patterson, Effie Jane Crosby McDowell, Virginia Crosby McCarthy, Virginia Crosby Marshall, Jennie C. Mooney, Helen D. Crosby Norville and John H. Powell	Shell Oil Company	10/24/63	89	212	Lots 3, [illegible], S/2 NW/4 Sec 5; NE/4 Sec 8 T9S, R30E, N.M.P.M.

LESSOR	LESSEE	DATE	RECORDED BOOK	RECORDED PAGE	DESCRIPTION OF PROPERTY
Leta Perryman and Dorothy Miller	Shell Oil Company	10/24/63	89	218	Lots 3, 4, S/2 NW/4 Sec 5; NE/4 Sec 6 T9S, R30E, N.M.P.M.
Phillips Investment Corp.	Shell Oil Company	10/25/63	89	222	Lots 3, 4, S/2 NW/4 Sec 5; NE/4 Sec 6 T9S, R30E, N.M.P.M.
Revella Phillips, Diantha Ann Dunn and John C. Davis	Shell Oil Company	1/31/64	90	391	Lots 3, 4, S/2 NW/4 Sec 5; NE/4 Sec 8 T9S, R30E, N.M.P.M.
Mary E. McCormick and David P. McCormick	Petroleum Reserve Corp.	7/09/74	150	136	NE/4 NW/4 Sec 8 T9S, R30E, N.M.P.M.
Maxine Martin and Charles W. Martin	Petroleum Reserve Corp.	7/15/74	150	138	NE/4 NW/4 Sec 8 T9S, R30E, N.M.P.M.
Spear Brothers Sheep & Cattle Company	Petroleum Reserve Corp.	10/15/74	151	411	NE/4 NW/4 Sec 8 T9S, R30E, N.M.P.M.
G. H. Moran and Brenda Anne Moran, E. C. Beveridge and Carol Beveridge	Petroleum Reserve Corp.	3/22/76	158	562	NE/4 NW/4 Sec 8 T9S, R30E, N.M.P.M.
Western Reserves Oil Company	Petroleum Reserve Corp.	11/13/74	153	312	NE/4 NW/4 Sec 8 T9S, R30E, N.M.P.M.
Russell Fowler and Elizabeth B. Fowler	Petroleum Reserve Corp.	8/16/74	150	640	NE/4 NW/4 Sec 8 T9S, R30E, N.M.P.M.
Fred Fowler and Helen B. Fowler	Petroleum Reserve Corp.	8/16/74	150	823	NE/4 NW/4 Sec 8 T9S, R30E, N.M.P.M.
Beulah Swift	Petroleum Reserve Corp.	8/16/74	150	825	NE/4 NW/4 Sec 8 T9S, R30E, N.M.P.M.
Bill J. Fowler and Virginia L. Fowler	Petroleum Reserve Corp.	8/16/74	150	967	NE/4 NW/4 Sec 8 T9S, R30E, N.M.P.M.
Paul W. Fowler and Alice Fowler	Petroleum Reserve Corp.	8/16/74	150	969	NE/4 NW/4 Sec 8 T9S, R30E, N.M.P.M.
Lawrence C. Harris	Sinclair Oil & Gas Company	1/21/66	102	589	SE/4 Sec 15; NE/4 Sec 22 T8S, R30E N.M.P.M.
S. W. Lodewick, et ux	Sinclair Oil & Gas Company	1/21/66	102	591	SE/4 Sec 15; NE/4 Sec 22 T8S, R30E N.M.P.M.
Tenneco Oil Company	Apollo Energy, Inc.	9/14/87	8	94	SE/4 Sec 15; NE/4 Sec 22 T8S, R30E N.M.P.M.

LESSOR	LESSEE	DATE	RECORDED BOOK	PAGE	DESCRIPTION OF PROPERTY
Roberta Crosby Burkstaller	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	12/09/75	157	288	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Thelma Crosby	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	12/09/75	157	290	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Robert A. Crosby, Jr.	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	12/09/75	157	292	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Effie Jane McDowell	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	12/10/75	157	294	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Virginia C. McCarthy	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	12/10/75	157	296	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Virginia Crosby Marshall	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	12/10/75	157	298	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Frankie Crosby Patterson	Don and Eliza[illegible] M[illegible]phree, Darrell and C[illegible] Ja[illegible]kson	12/11/75	157	300	Lots 1, 2, S/2 N[illegible]4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Richard B. Worville	Don and Eliza[illegible] [illegible] M[illegible]phree, Darrell and Char[illegible] J[illegible]kson	12/15/75	157	302	Lots [illegible] [illegible]2, 1/2 [illegible]4 (NE/4) Sec 6 T9S, R[illegible]0E, N.M.P.M.
John Henry Powell	Don and Eli[illegible] [illegible]phree, Darrell and Charlot[illegible] J[illegible]	12/31/75	157	304	Lo[illegible] [illegible], 2, 1/2 [illegible]4 (NE/4) Sec 6 T9[illegible], [illegible]0E, N.M.P.M.
John C. Davis	Don and Eli[illegible] [illegible] [illegible]hree, Darrell and Charlotte J[illegible]son	1/05/76	157	306	Lo[illegible] [illegible], 2, 1/2 [illegible]4 (NE/4) Sec 6 T9[illegible], [illegible]0E, N.M.P.M.
Lets Perryman	Don and Eli[illegible] [illegible] [illegible]hree, Darrell and Charlotte J[illegible]son	1/06/76	157	308	Lo[illegible] [illegible], 2, S/2 [illegible]4 (NE/4) Sec 6 T9[illegible], [illegible]0E, N.M.P.M.
Donald M. Phillips	Don and Elizabeth Ann M[illegible]phree, Darrell and Charlotte J[illegible]son	12/30/75	157	389	Lo[illegible] 1, 2, S/2 [illegible]4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Diantha Ann Dunn	Don and Eli[illegible] Ann M[illegible]phree, Darrell and Charlotte Jackson	12/30/75	157	391	Lots 1, 2, 1/2 [illegible]4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.

LESSOR	LESSEE	DATE	RECORDED BOOK	RECORDED PAGE	DESCRIPTION OF PROPERTY
Revella Davis Phillips	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	12/30/75	157	393	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Carlie Mooney Krenzthor	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	12/16/75	157	823	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Loyd E. Mooney	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	2/23/76	158	322	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Richard P. Mooney	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	1/15/76	158	320	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
Sam Wolfson, et al	Don and Elizabeth Ann Murphree, Darrell and Charlotte Jackson	1/15/76	158	602	Lots 1, 2, S/2 NE/4 (NE/4) Sec 6 T9S, R30E, N.M.P.M.
M. B. McGrall	Shell Oil Company	12/05/63	89	208	SW/4 [illegible] T9 [illegible] R30E, N.M.P.M.
Thelma Noble Williams	Shell Oil Company	12/05/63	89	226	NW/4 [illegible] T9 [illegible] R30E, N.M.P.M.
Mobil Oil Producing	Apollo Energy, Inc.	10/01/87	12	251	SW/4 [illegible] T3 [illegible] 30[illegible], N.M.P.M.
Robert N. Ernst	Kelt Ohio, Inc.	12/22/93	191	406	S/2 NW [illegible] Sec [illegible], [illegible]30E, N.M.P.M.
Marietta B. Marr	Kelt Ohio, Inc.	12/22/93	191	408	S/2 NW [illegible] Sec [illegible], [illegible]30E, N.M.P.M.
Harry D. Blake	Kelt Ohio, Inc.	12/22/93	191	410	S/2 NW [illegible] Sec [illegible], [illegible]30E, N.M.P.M.
Carol E. Cooter	Kelt Ohio, Inc.	12/22/93	191	412	S/2 NW [illegible] Sec [illegible], [illegible]E, N.M.P.M.
Violet B. Pledger Queen, et vir, Clarence W. Queen and John W. Lee	Pan American Petroleum Corp.	3/12/65	95	108	NW/4 [illegible] 10 [illegible], [illegible], N.M.P.M.
Southwest Baptist Theological Seminary	Petroleum Reserve Corp.	8/12/74	150	821	NE/4 [illegible] Sec [illegible] [illegible]S, [illegible]E, N.M.P.M.
Ora Belle Shelton	Petroleum Reserve Corp.	8/05/74	150	965	NW/4 [illegible] Sec [illegible] [illegible]S, [illegible]30E, N.M.P.M.
Daphne Cato Baskett and Jane Cato Gerry	Kelt New Mexico, Inc.	9/1[illegible]/89	66	397	[illegible] 4 T[illegible] [illegible], N.M.P.M.

EXHIBIT "C"
TO OPERATING AGREEMENT
BETWEEN
LOTHIAN OIL INC., AS OPERATOR,
AND
UNITED HERITAGE CORPORATION AND
UHC NEW MEXICO CORPORATION, AS NON-OPERATORS

ACCOUNTING PROCEDURE
JOINT OPERATIONS

I. GENERAL PROVISIONS

1. Definitions.

"Joint Operating" shall mean the real and personal property subject to the Operating Agreement to which this Accounting Procedure is attached.

"Joint Operations" shall mean all operations necessary or proper for the development, operation, protection, and maintenance of the Joint Property.

"Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

"Operator" shall mean the party designated in the Operating Agreement to conduct the Joint Operations.

"Non-Operators" shall mean the Parties to this Operating Agreement other than the Operator.

"Parties" shall mean the Operator and Non-Operators.

"First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

"Technical Employees" shall mean those employees having special and specific engineering, geological, or other professional skills, and whose primary function in Joint Operations is the handling of specific operation conditions and problems for the benefit of the Joint Property.

"Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.

"Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

"Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

2. Statement and Billings.

Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. The bills will be accompanied by statements which identify the authority for expenditure, lease, or facility, and all charges and credits summarized by appropriate classifications of investment and expense, except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3. Advances and Payments of Non-Operators.

A. Unless otherwise provided for in the Operating Agreement, Operator may require Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from Non-Operators.

B. Each Non-Operator shall pay its proportion of all bills within thirty (30) days after receipt. If payment is not made within that time, the unpaid balance shall bear interest, monthly, at the prime rate in effect at Sterling Bank, Houston, Texas, on the first day of the month in which the delinquency occurs, plus 1%, or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4. Adjustments.

Payment of any bills shall not prejudice the right of any Non-Operator to protest or question the correctness of the bill; provided, however, all bills and statements rendered to Non-Operators by the Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any calendar year, unless within the twenty-four (24) month period a Non-Operator takes written exception to the bill(s) and makes claim on the Operator for an adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed time period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

5. **Audits.**

A. A Non-Operator, on notice in writing to the Operator and all other Non-Operators, shall have the right to audit the Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of a calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of the Operator, except on the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving the audit.

B. The Operator shall reply in writing to an audit report within one hundred eighty (180) days after receipt of the audit.

6. **Approval By Non-Operators.**

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure, and if the Operating Agreement to which this Accounting Procedure is attached contains no contrary provisions, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1. **Ecological and Environmental.**

Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. These costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

2. **Rentals and Royalties.**

Lease rentals and royalties paid by the Operator for the Joint Operations.

3. **Labor.**

A. (1) Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of Joint Operations.

(2) Salaries of First Level Supervisors in the field.

(3) Salaries and wages of Technical Employees directly employed on the Joint Property if the charges are excluded from the overhead rates.

(4) Salaries and wages of Technical Employees, either temporarily or permanently, assigned to and directly employed in the operation of the Joint Property if the charges are excluded from the overhead rates.

B. Operator's cost of holiday, vacation, sickness, and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to a Joint Account under Paragraph 3.A. of this Section II. The costs under this Paragraph 3.B. may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3.A. of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 3.A. and 3.B. of this Section II.

D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3.A. of this Section II.

4. **Employee Benefits.**

Operator's current costs of established plans for employee's group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 3.A. and 3.B. of this Section II. shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

5. **Material.**

Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only those Materials shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operators. The accumulation of surplus stocks shall be avoided.

6. Transportation.

Transportation of employees and Material necessary for the Joint Operations, but subject to the following limitations:

A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where the material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

7. Services.

The cost of contract services, equipment, and utilities provided by outside sources, except services excluded by Paragraph 10. of Section II. and Paragraphs i, ii, and iii, of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if those changes are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties.

8. Equipment and Facilities Furnished By Operator.

A. Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Those rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed five percent (5%) per annum. The rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

B. In lieu of charges in Paragraph 8.A. above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 0%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

9. Damages and Losses to Joint Property.

All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report of them has been received by Operator.

10. Legal Expense.

Expense of handling, investigating, and settling litigation or claims, discharging of liens, payment of judgments, and amounts paid for settlement of claims incurred in or resulting from operations under the Operating Agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff, or fees, or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III. unless otherwise agreed to by the Parties, except as provided in Section I., Paragraph 3.

11. Taxes.

All taxes of every kind and nature assessed or levied on or in connection with the Joint Property, the operation of it, or the production from it, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part on separate valuations of each party's working interest, then notwithstanding anything to the contrary in these Accounting Procedures, charges to the Joint Account shall be made and paid by the Parties in accordance with the tax value generated by each Party's working interest.

12. Insurance.

Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker's Compensation and/or Employers Liability under the respective state's laws, Operator may, at its election, include the risk under its self-insurance program and in that event, Operator shall include a charge at Operator's cost not to exceed manual rates.

13. Abandonment and Reclamation.

Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

14. Communications.

Cost of acquiring, leasing, installing, operating, repairing, and maintaining communication systems, including radio and microwave facilities directly serving the Joint

Property. In the event communication facilities/systems serving the Joint Property are Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8. of this Section II.

15. Other Expenditures.

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II., or in Section III., and which is of direct benefit to the Joint Property, and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

III. OVERHEAD

1. **Overhead – Drilling and Producing Operations.** These expenses and the manner in which they are allocated, are subject to the terms of the Development and Exploration Agreement.

i. As compensation for administrative, supervision, office services, and warehousing costs, Operator shall charge drilling and producing operations on either:

(x) Fixed Rate Basis, Paragraph 1.A., following.

Unless otherwise agreed to by the Parties, this charge shall be in lieu of costs and expenses of all offices and salaries, or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3.A., Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting, or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section III., unless the cost and expense are agreed to be the Parties as a direct charge to the Joint Account.

ii. The salaries, wages, and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

(x) Shall be covered by the overhead rates.

iii. The salaries, wages, and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel, either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

( ) shall be covered by the overhead rates; or,
( ) shall not be covered by the overhead rates.

A. Overhead – Fixed Rate Basis.

(1) Operator shall charge the Joint Account at the following rates per well, per month:

Drilling Well Rate $4,000.
(Prorated for less than a full month)

Producing Well Rate $450/month.

Non-Producing Well Rate $75/month.
(This Non-Producing Well Rate shall be applicable to any and all wells on the Leases and Lands which are not pumping on the date of this Agreement; i.e., do not have a pumping unit on the well.)

(2) Application of Overhead – Fixed Rate Basis shall be as follows:

(a) Drilling Well Rate.

(1) Charges for drilling wells shall begin on the date the well is spudded and terminate on the date the drilling rig, completion rig, or other units used in completion of the well is released, whichever is later, except that no charge shall be made during suspension of drilling or completion operations for fifteen (15) or more consecutive calendar days.

(2) Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. These charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

(b) Producing Well Rates.

(1) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

(2) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

(3) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

(4) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies. These charges shall be borne 70% by Operator and 30% by Non-Operators.

(5) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

(3) The well rates shall be adjusted as of the first day of April each year following the effective date of the Operating Agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

2. <u>Overhead – Major Construction</u>.

To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint Account for overhead based on the following rates for any Major Construction project in excess of $50,000:

Account for overhead based on the following rates for any Major Construction project in excess of $50,000:

A. 5% of first $100,000 or total cost if less, plus

B. 10% of costs in excess of $100,000 but less than $1,000,000, plus

C. 15% of costs in excess of $1,000,000.

Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

3. Catastrophe Overhead.

To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall negotiate a rate prior to charging the Joint Account.

Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III. shall apply.

4. Amendment of Rates.

The overhead rates provided for in this Section III. may be amended from time to time only by mutual agreement between the Parties if, in practice, the rates are found to be insufficient or excessive.

IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS, AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator's option, the Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, the disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase the interest of Non-Operators in surplus condition A. and B. Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1. Purchases.

Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2. Transfers and Dispositions.

Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts.

A. New Material (Condition A).

(1) Tubular Goods Other than Line Pipe.

(a) Tubular goods, sized 2-3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of the date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio, and casing from Youngstown, Ohio.

(b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost form that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(1)(a). For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

(c) Macaroni tubing (size less than 2-3/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

(2) Line Pipe.

(a) Line pipe movements (except size 24 inch OD and larger will walls 3/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

(b) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

(c) Line pipe 24 inch OD and over, and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

(d) Line pipe, including fabricated line pipe, drive pipe, and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

(3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

(4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2.A.(1) and (2).

B. Good Used Material (Condition B).

Material in sound and serviceable condition and suitable for reuse without reconditioning:

(1) Material moved to the Joint Property.

At seventy-five percent (75%) of current new price, as determined by Paragraph A.

(2) Material used on and moved from the Joint Property.

(a) At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material; or,

(b) At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

(3) Material not used on and moved from the Joint Property.

At seventy-five percent (75%) of current new price as determined by Paragraph A.

The cost of reconditioning, if any, shall be absorbed by the transferring property.

C. Other Used Material.

(1) Condition C.

Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

(2) Condition D.

Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

(a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

(b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non upset basis.

(3) Condition E.

Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

D. Obsolete Material.

Material which is serviceable and usable for its original function but condition and/or value of the Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. The price should result in the Joint Account being charged with the value of the service rendered by the Material.

E. Pricing Conditions.

(1) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (25¢) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the

stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 2005, by the same percentage increase or decrease used to adjust overhead rates in Section III., Paragraph 1.A.(3). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. The rate shall be published each year by the Council of Petroleum Accountants Societies.

(2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3. Premium Prices.

Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes, or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing the Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for the Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten (10) days after receiving notice from Operator, to furnish in kind all or part of his share of the Material suitable for use and acceptable to Operator.

4. Warranty of Material Furnished By Operator.

Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1. Periodic Inventories, Notice, and Representation.

At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at any inventory shall bind Non-Operators to accept the inventory taken by Operator.

2. Reconciliation and Adjustment of Inventories.

Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments

shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3. Special Inventories.

Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by the inventory.

4. Expense of Conducting Inventories.

A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Accounting.

EXHIBIT "D"
TO OPERATING AGREEMENT
BETWEEN
LOTHIAN OIL INC., AS OPERATOR,
AND
UNITED HERITAGE CORPORATION AND
UHC NEW MEXICO CORPORATION, AS NON-OPERATORS

INSURANCE

At all times while operations are conducted under the Joint Operating Agreement to which this Exhibit is attached, Operator shall comply with the workers compensation law of the state where operations are being conducted; provided, however, Operator may be a self-insurer for liability under the compensation laws in which event the only charge that shall be made to the joint account shall be as provided for in the Accounting Procedures. Operator shall also carry or provide insurance for the benefit of the joint account of the Parties employer's, liability insurance covering each employee engaged in operations under this Agreement in at lease the amount of $__________, and any other insurance as outlined in the provisions below which are selected by the parties:

Check Applicable Provisions:

_____ Automobile bodily injury liability insurance in the amount of $_______________ each person, $_________________ each occurrence.

_____ Automobile property damage liability in the amount of $ _______________ per occurrence.

_____ General liability insurance in the amount of $________________ per occurrence including all operations, independent contractors, completed operations, and blanket contractual liability (including oral contracts).

_____ Broad form property damage liability insurance in the amount of $____________ per occurrence, including all operations, independent contractors, completed operations, and blanket contractual liability (including oral contracts).

_____ Umbrella liability insurance in the amount of $_________ covering liability of the parties for loss or damage exceeding the insurance coverage specified above or otherwise not covered by insurance maintained by Operator or any third-party contractor.

_____ Control of well insurance in the amount of $__________ for each occurrence including expense for clean-up, containment, seepage and pollution; coverage for this insurance shall be subject to a deductible of $__________.

Deletion of the following exclusions from liability insurance (check those to be deleted):

_____ Blowout and cratering

_____ Blasting

_____ Natural Resources – Water Pollution

_____ Saline Substances

_____ Insurance for the protection of the jointly owned equipment in the Contract Area against fire, windstorm, tornado, explosion, vandalism, malicious mischief, or other extended perils.

_____ Other:

Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workers compensation law of the state where the operations are being conducted and to maintain appropriate employer's liability insurance and all other insurance as Operator may require, including at a minimum the insurance selected below:

Coverage	**Minimum Limits**	
	Drilling Contractors	**Other Major Contractors**
Workers Compensation	Statutory	Statutory
Employer's Liability	$________	$________
General Liability Bodily Injury Each Occurrence	________	________
Property Damage Each Occurrence	________	________
Contractual Liability	As required to cover all liability assumed.	
Automobile Public Liability Bodily Injury Each Person		
Each Occurrence		
Property Damage		
Contractor's Equipment	Actual cash value, or per rental or lease contract, as appropriate.	

In the event automobile liability insurance is specified above, or subsequently receives the approval of the Parties, no direct charge shall be made by Operator for premiums paid for that insurance for Operator's automotive equipment.

Each Party shall be responsible for maintaining its own insurance in excess of the amounts or coverage specifically selected above, and unless provided otherwise above, each Party shall be responsible for insuring its own interest in the Contract Area with respect to physical damage to property, theft, or loss of income.

Each insurance policy obtained by Operator with respect to operations shall name the Non-Operators as additional insureds and shall contain a waiver of subrogation with respect to the Non-Operators.

On request, Operator shall cause a certificate of the insurance obtained for the joint account to be delivered to Non-Operators. The certificate shall describe the coverage obtained, any exclusions from the coverage, and the parties insured, and shall provide at least thirty (30) days prior notice to Non-Operators in the event of cancellation.